EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No. 9 amends the offering circular of Longfin Corp. as qualified on June 16, 2017, and as may be amended and supplemented from time to time (the “offering circular”), to add, update and/or replace information contained in the offering circular.

Post-Qualification Offering Circular

Amendment No. 9 File No. 024-10684

Longfin Corp.

Up to 10,000,000 Class A Common Shares
Minimum purchase: 100 Class A Common Share ($500)

We are offering up to 10,000,000 Class A common shares on a “best efforts” basis. Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the company upon commencement of this Offering and no investor funds will be returned if an insufficient number of shares are sold to cover the expenses of this Offering and provide net proceeds to the company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

Sale of these shares has been commenced post October 11, 2017 qualification.

Prior to this offering, there has been no public market for our Class A Common Stock. We have applied to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “LFIN.” Our Class A Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ, which we currently estimate to be approximately $5 million under Net Income Standard. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing the trading of our Class A Common Stock on NASDAQ in order to raise additional proceeds. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Class A Common Stock listed on other national securities exchange. This offering not contingent upon receiving NASDAQ’s listing approval. The gross proceeds of this offering will be deposited at Continental Stock Transfer & Trust Company in an escrow account established by us, and upon closing the offering the funds will be released to us.

Lead Underwriter

We have engaged Network 1 Financial Securities, Inc. as the Lead Underwriter (the “Underwriter”) to offer the Offered Shares to prospective investors on a best efforts basis, and our Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in such offering.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filing after this offering.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public	commissions (1)	issuer	other persons
Per Class A share	1	$5.00	$0.21(2)	$4.79	$0.00

First 3,000,000 Class A shares	3,000,000	$15,000,000	$1,050,000	$13,950,000	$0.00

Next 7,000,000 Class A shares	7,000,000	$35,000,000	$1,050,000	$33,950,000	$0.00

Total	10,000,000	$50,000,000	$2,100,000	$47,900,000	$0.00

(1)

We have entered into an Underwriting Agreement with Network 1 Financial Securities, Inc. (the “Underwriter”) to conduct this offering on a “best efforts” basis. We have agreed to pay the Underwriter a cash fee equal to (i) 7% of the gross proceeds from the first 3,000,000 shares ($15,000,000) sold in this offering and (ii) 3% of the gross proceeds from the sale of the last 7,000,000 shares ($35,000,000) sold in this offering. We have also agreed to issue the Underwriter warrants to purchase an amount of shares equal to 6% of the shares sold in this offering for $7.50 (150% of the offering price) per share exercisable from six-month date from the date of issuance until June 16, 2022, the fifth anniversary of the date this offering was qualified by the Securities and Exchange Commission. See “Plan of Distribution and Selling Security Holders” for more information on this offering and the underwriter arrangements.

(2)	Representing a 4.2% weighted average in commissions. See Note (1) above.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been subscribed, (2) the date which is one year from this Offering Statement being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

16-017, 85 Broad Street, New York NY 10004

The date of this Offering Circular is November 3, 2017

TABLE OF CONTENTS

1.SUMMARY OF INFORMATION IN OFFERING CIRCULER………………………..….….5

2.RISK FACTORS……………………………………… …………………………………….........8

3.DILUTION…………………………………………………..…………………………………….24

4.PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS……………...….….…26

5.USE OF PROCEEDS TO ISSUER……………………………… ………………………....…...31

6.DESCRIPTION OF BUSINESS…………………………………  ……………………....……...32

7.DESCRIPTION OF PROPERTY………………………………………………………....……..51

8.MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS……………………………………………………….  .….52

9.DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES……….….   65

10.COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS…………………  .....74

11.SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS.76

12.INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS…….....82

13.SECURITIES BEING OFFERED……  ……………………………………………….……..…84

14.FINANCIAL STATEMENTS…………………  …………………………………………....…..87

15.INDEX TO EXHIBITS……………………………………………………  ……….……..…….145

16.SIGNATURES…………………………………………   …………………………..…………...146

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.      SUMMARY OF INFORMATION IN OFFERING CIRCULAR

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Offering Circular., including, but not limited to, the risk factors beginning on page 4. References to “LongFin,” “we,” “us,” “our,” or the “Company” mean Longfin Corp.

Our Company

Longfin Corp., was formed in the State of Delaware on February 1, 2017. The Company principal execution office is 16-017, 85 Broad Street, New York NY 10004.

Longfin Corp is an independent finance and technology company (“FINTECH”) specializes in structured trade finance solutions and physical commodities finance solutions for finance houses and trading platforms for North America, South America and Africa regions and has acquired 100% of the global trade finance technology solution provider, its subsidiary Stampede Tradex Pte. Ltd., a Singapore incorporated entity (“Stampede”) and the acquisition has been consummated on June 19, 2017, post the commission qualifications which was on June 16, 2017. Longfin Corp has issued the following common shares in reference to the acquisition of Stampede Tradex Pte. Ltd:

Longfin has issued 27.5 million Class A common shares to Stampede Capital Limited.

Longfin has issued 22.5 million Class B common shares to Mr. Venkata S. Meenavalli.

Post-acquisition Longfin became the parent entity and Stampede is subsidiary of Longfin.

LongFin Corp., core business plan is to utilize Stampede’s technology, strategy, infrastructure and its business model for the regions of United States of America, North America, South America and Africa, and to carry the same business as being carried by Stampede for the Asia Pacific, Middle East and Europe region. Stampede being subsidiary of LongFin will continue to grow in Asia Pacific, Middle East and Europe region.

The parent entity post acquisition is Longfin Corp., and for the Offering Circular is defined here as “LongFin”.

We are primarily a technology company providing technology solutions for finance houses, exchanges and trading platforms around the world specializing in ART (Alternative Risk Transfer) using global electronic markets. LongFin provides liquidity / technology solutions to all the major global exchanges / global banks / global commodity trading houses across the globe.

Classes of Shares

LongFin has three classes of common shares: Class A common shares, Class B common shares and Class C common shares, which we refer to collectively as our ‘‘common shares.’’ The Class A common share will provide holders with one vote on all matters submitted to a vote of stockholders, the Class B common shares will each provide holders with one vote on all matters submitted to a vote of stockholders and the Class C common shares will each provide holders with “NO” votes on all matters submitted to a vote of stockholders. These attributes are summarized in the following table:

Class of Common ShareVotes Economic Rights

Class A common share   1        Yes

Class B common share   1        Yes

Class C common share NIL        Yes

This Offering

Securities offered	Maximum of 10,000,000 Class A common shares ($50,000,000)
Price per share Offering amount	$5.00 $50,000,000

Class A Common share outstanding before the Offering	42,900,000 shares

Class B Common stock outstanding before the offering	30,000,000 shares

Class A Common stock outstanding after the Offering Class B Common stock outstanding after the Offering	52,900,000 shares 30,000,000 shares
Underwriters

We have engaged Network 1 Financial Securities, Inc. as the underwriter (the “Underwriter”) to offer the Offered Shares to prospective investors, on a best efforts basis, and our Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in such offering.

Proposed U.S. listing: Use of proceeds

We have applied to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “LFIN.” Our Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the Initial Closing has occurred and we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934 (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Class A Common Stock listed on another national securities exchange. This offering is not contingent upon receiving NASDAQ’s listing approval.

The use of proceeds from the Offering will be used to fund the expansion and growth of LongFin.

Risk factors

                      Investing in our shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

2.      RISK FACTORS

Investing in our shares involves risk. In evaluating LongFin and its subsidiary, and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect LongFin’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as variations of Nano technology). You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business and Industry

We have a limited operating history, which makes it difficult to predict our future operating results.

Longfin is incorporated in 2017 and its subsidiary Stampede has limited operating history since 2014. We began offering our technology solutions that was developed by our subsidiary company Stampede; it has launched its products in 2014, although Stampede was incorporated in 2010. As a result of our limited operating history in the Structured Trade Finance solutions and Real Estate Monetization, our ability to forecast our future operating results is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

We are an early stage company and have generated modest revenues since inception.

LongFin along with its subsidiary has had modest net income (approximately USD 11.34 million) with operating history of 3 years, and the revenues generated since its inception till end of March 2017 of approximately USD 57.75 million. There is no assurance that LongFin along with its subsidiaries will be profitable or generate sufficient revenue in future. LongFin believes that its ability to generate revenues will be hampered without successfully completing the current funding, which involves substantial risk. As a result, LongFin is dependent upon the proceeds of this Offering and additional fund raises to be able to fulfill its international expansion of operation. If planned operating levels are changed, higher operating costs encountered, lower sales revenue received, more time is needed to implement the plan, or less funding received from Stampede, current operation, more funds than currently anticipated may be required. Additional difficulties may be encountered during this stage of development, such as unanticipated problems relating to the financial industry demand, if additional capital is not available when required, if at all, or is not available on acceptable terms, LongFin may be forced to modify or abandon its business plan.

Failure to manage our growth may adversely affect our business or operations.

LongFin is newly established company; however, our subsidiary company, Stampede, is incorporated in 2010 and started operations in 2014, has experienced significant growth in the business, customer base, employee headcount and operations, and we expect to continue to grow our business rapidly over the next several years. This growth places a significant strain on our management team and employees and on our operating and financial systems. To manage our future growth, we must continue to scale our business functions, improve our financial and management controls and our reporting systems and procedures and expand and train our work force. We anticipate that additional investments in sales personnel, technology and research and development spending will be required to:

•scale our operations and increase productivity;

•address the needs of our customers;

•further develop and enhance our existing solutions and offerings;

•develop new technology; and

•expand our markets and opportunity under management, including into innovative solutions and geographic areas.

We cannot assure you that our controls, systems and procedures will be adequate to support our future operations or that we will be able to manage our growth effectively. We also cannot assure you that we will be able to continue to expand our market presence in the United States and other current markets or successfully establish our presence in other markets. Failure to effectively manage growth could result in difficulty or delays in deploying customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

To date, we have derived a substantial majority of our revenue from the electronic trading, market making (FX, FX derivatives and commodities) and trade finance technology solutions. Our efforts to increase use of our platform and other applications may not succeed and may reduce our revenue growth rate.

To date, we have derived a substantial majority of our revenue from customers using our platform for electronic trading and trade finance solutions provided by us. Our sales and marketing of the current platform and the to be launched trade flow platform which is a B2B market place for bankers, corporate, carry trade companies, treasury houses, commodity desks and asset backed securitized companies is uncertain whether these areas will achieve the level of market acceptance we have achieved in our original platform. Further, the introduction of new solutions beyond these markets may not be successful. Because it is our policy not to view actual customer data unless specifically invited by a customer to do so, we are unable to determine with any certainty how customers are using our platform and may not be able to determine with certainty the extent to which our innovative solutions are being utilized by customers. Any factor adversely affecting sales of our platform or solutions, including release cycles, market acceptance, competition, performance and reliability, reputation and economic and market conditions, could adversely affect our business and operating results.

Our solutions face intense competition in the marketplace. If we are unable to compete effectively, our operating results could be adversely affected.

The market for our solutions is increasingly competitive, rapidly evolving and fragmented, and is subject to changing technology and shifting customer needs. Although we believe that our platform and the solutions that it offers are unique, many vendors develop and market products and services that compete to varying extents with our offerings, and we expect competition in our market to continue to intensify. Moreover, industry consolidation may increase competition. In addition, many companies have chosen to invest in their own internal reporting solutions and therefore may be reluctant to switch to solutions such as ours.

We compete with many types of companies, including diversified enterprise software providers; providers of professional trading services, such as trading platforms or ECNs. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We could lose customers if our competitors introduce new competitive products and technologies, add new features, acquire competitive products, reduce prices, form strategic alliances with other companies or are acquired by third parties with greater available resources. We also face competition from a variety of vendors of cloud-based and on premise software applications that address only a portion of one of our solutions. We may also face increasing competition from open source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to setup support services. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. If our competitors’ products, services or technologies become more accepted than our solutions, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, then our revenue could be adversely affected. In addition, some of our competitors may offer their products and services at a lower price. If we are unable to achieve our target pricing levels, our operating results would be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which would adversely affect our business.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

Our market is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for our existing solutions or new solutions that achieve market acceptance or that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depends on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

If we fail to manage our technical operations infrastructure, our existing customers may experience service outages, and our new customers may experience delays in the deployment of our solutions.

Longfin together with its subsidiary has experienced significant growth in the number of users, projects and data that our operations infrastructure supports. We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our customers. We also seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. In addition, we need to properly manage our technological operations infrastructure in order to support changes in hardware and software parameters and the evolution of our solutions, all of which require significant lead time. Our platform interacts with technology provided third-party providers, and our technological infrastructure depends on this technology. We have experienced, and may in the future experience, website disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period. If we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and our revenue.

As a Fintech solution provider, we rely on the services of third-party data center hosting facilities. Interruptions or delays in those services could impair the delivery of our service and harm our business.

Our platform has been developed with, and is based on, cloud computing technology. It is hosted pursuant to service agreements on servers by third-party service providers. We do not control the operation of these providers or their facilities, and the facilities are vulnerable to damage, interruption or misconduct. Unanticipated problems at these facilities could result in lengthy interruptions in our services. If the services of one or more of these providers are terminated, disrupted, interrupted or suspended for any reason, we could experience disruption in our ability to offer our solutions, or we could be required to retain the services of replacement providers, which could increase our operating costs and harm our business and reputation. In addition, as we grow, we may move or transfer our data and our customers’ data to other cloud hosting providers. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our service. Further, any damage to, or failure of, the cloud servers that we use could result in interruptions in our services. Interruptions in our service may damage our reputation, reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business would be harmed if our customers and potential customers believe our service is unreliable.

If the market for our technology delivery model and proprietary software develops more slowly than we expect, our business could be harmed.

The market for cloud-based software is not as mature as the market for packaged software, and it is uncertain whether these services will sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of companies to increase their use of cloud-based services in general, and of our solutions in particular. Many companies have invested substantial personnel and financial resources to integrate traditional software into their businesses, and therefore may be reluctant or unwilling to migrate to a cloud-based service. Furthermore, some companies may be reluctant or unwilling to use cloud-based services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If companies do not perceive the benefits of cloud-based software, then the market for our solutions may develop more slowly than we expect, or the market for our new solutions may not develop at all, either of which would significantly adversely affect our operating results. We may not be able to adjust our spending quickly enough if market growth falls short of our expectations or we may make errors in predicting and reacting to relevant business trends, either of which could harm our business. If the market for our cloud solutions does not evolve in the way we anticipate, or if customers do not recognize the benefits of our cloud solutions over traditional on-premise enterprise software products, and as a result we are unable to increase sales of subscriptions to our solutions, then our revenue may not grow or may decline, and our operating results would be harmed.

The success of our Fintech based solutions largely depends on our ability to provide reliable solutions to our customers. If a customer were to experience a product defect, a disruption in its ability to use our solutions or a security flaw, demand for our solutions could be diminished, we could be subject to substantial liability and our business could suffer.

Because our solutions are complex and we continually release new features, our solutions could have errors, defects, viruses or security flaws that could result in unanticipated downtime for our subscribers and harm our reputation and our business. Internet-based software frequently contains undetected errors or security flaws when first introduced or when new versions or enhancements are released. We might from time to time find such defects in our solutions, the detection and correction of which could be time consuming and costly. Since our customers use our solutions for important aspects of their business, any errors, defects, disruptions in access, security flaws, viruses, data corruption or other performance problems with our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to renew, could delay or withhold payment to us or may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation. We could also lose future sales. In addition, if the public becomes aware of security breaches of our solutions, our future business prospects could be adversely impacted.

Any failure or interruptions in the internet infrastructure, bandwidth providers, data center providers, other third parties or our own systems for providing our solutions to customers could negatively impact our business.

Our ability to deliver our solutions is dependent on the development and maintenance of the internet and other telecommunications services by third parties. Such services include maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet access and services and reliable telecommunications systems that connect our operations. While our solutions are designed to operate without interruption, we may experience interruptions and delays in services and availability from time to time. We rely on systems as well as third-party vendors, including data center, bandwidth, and telecommunications equipment providers, to provide our solutions. We do not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with our customers.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and our financial results.

Once our solutions are deployed, our customers depend on our customer success organization to resolve technical issues relating to our solutions. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our solutions and business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our solutions to existing and prospective customers, and our business, operating results and financial position.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic health of our current and prospective customers. In general, worldwide economic conditions remain unstable, and these conditions make it difficult for our customers, prospective customers and us to forecast and plan future business activities accurately, and they could cause our customers or prospective customers to reevaluate their decision to purchase our solutions. Weak global economic conditions, or a reduction in technology spending even if economic conditions improve, could adversely impact our business, financial condition and results of operations in a number of ways, including longer sales cycles, lower prices for our solutions, reduced bookings and lower or no growth.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success, and our business may be harmed.

We believe our corporate culture is a critical component to our success. We have invested substantial time and resources in building our team. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain our corporate culture. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel and effectively focus on and pursue our corporate objectives.

We depend on our senior management team and other key employees, and the loss of one or more key employees could adversely affect our business.

Our success depends largely upon the continued services of our key executive officers. We also rely on our leadership team and other mission-critical individuals in the areas of research and development, marketing, sales, services and general and administrative functions. From time to time, there may be changes in our management team resulting from the hiring or departure of executives or other key employees, which could disrupt our business. Our senior management and key employees are generally employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of one or more of our executive officers or key employees could have a material adverse effect on our business.

Our ability to attract, train and retain qualified employees is crucial to our results of operations and any future growth.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these individuals is intense, especially for engineers with high levels of experience in designing and developing software and internet-related services, senior sales executives and professional services personnel with appropriate financial reporting experience. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached their legal obligations or that we have induced such breaches, resulting in a diversion of our time and resources. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our solutions and could have a negative impact on our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business solutions. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could require us to modify our solutions in order to comply with these changes. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally or result in reductions in the demand for internet-based solutions such as ours.

In addition, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease of use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms” and similar malicious programs, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our solutions could suffer.

Data security concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our solutions and adversely affect our business.

We manage private and confidential information and documentation related to our customers’ finances and transactions, often prior to public dissemination. The use of insider information is highly regulated in the United States and abroad, and violations of securities laws and regulations may result in civil and criminal penalties. Privacy and data security are rapidly evolving areas of regulation, and additional regulation in those areas, some of it potentially difficult and costly for us to accommodate, is frequently proposed and occasionally adopted. Changes in laws restricting or otherwise governing data and transfer thereof could result in increased costs and delay operations.

In addition to government activity, the technology industry and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of private and confidential information were to be curtailed in this manner, our software solutions may be less effective, which may reduce demand for our solutions and adversely affect our business. Furthermore, government agencies may seek to access sensitive information that our customers upload to our service providers or restrict customers’ access to our service providers. Laws and regulations relating to government access and restrictions are evolving, and compliance with such laws and regulations could limit adoption of our services by customers and create burdens on our business. Moreover, regulatory investigations into our compliance with privacy-related laws and regulations could increase our costs and divert management attention.

If we or our service providers fail to keep our customers’ information confidential or otherwise handle their information improperly, our business and reputation could be significantly and adversely affected.

If we fail to keep customers’ proprietary information and documentation confidential, we may lose existing customers and potential new customers and may expose them to significant loss of revenue based on the premature release of confidential information. While we have security measures in place to protect customer information and prevent data loss and other security breaches, these measures may be breached as a result of third-party action, employee error, malfeasance or otherwise. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

In addition, our service providers (including, without limitation, hosting facilities, disaster recovery providers and software providers) may have access to our customers’ data and could suffer security breaches or data losses that affect our customers’ information.

If an actual or perceived security breach or premature release occurs, our reputation could be damaged and we may lose future sales and customers. We may also become subject to civil claims, including indemnity or damage claims in certain customer contracts, or criminal investigations by appropriate authorities, any of which could harm our business and operating results. Furthermore, while our errors and omissions insurance policies include liability coverage for these matters, if we experienced a widespread security breach that impacted a significant number of our customers for whom we have these indemnity obligations, we could be subject to indemnity claims that exceed such coverage.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

Our success substantially depends upon our proprietary methodologies and other intellectual property rights. Unauthorized use of our trade secret by third parties may damage our brand and our reputation. We rely on a trade secret laws, employee and third-party non-disclosure and non-competition agreements and other methods to protect our intellectual property. However, unauthorized parties may attempt to copy or obtain and use our technology to develop products with the same functionality as our solutions. We cannot assure you that the steps we take to protect our intellectual property will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to protect our intellectual property. United States federal and state intellectual property laws offer limited protection, and the laws of some countries provide even less protection. Moreover, changes in intellectual property laws, such as changes in the law regarding the patentability of software, could also impact our ability to obtain protection for our solutions. In addition, patents may not be issued with respect to our pending or future patent applications. Those patents that are issued may not be upheld as valid, may be contested or circumvented, or may not prevent the development of competitive solutions.

We might be required to spend significant resources and divert the efforts of our technical and management personnel to monitor and protect our intellectual property. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Any failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

Our success depends upon our ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of our competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As we grow and enter new markets, we will face a growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, we expect that software and other solutions in our industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. We cannot assure you that infringement claims will not be asserted against us in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against us could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

If we fail to continue to develop our brand, our business may suffer.

We believe that continuing to develop and maintain awareness of our brand is critical to achieving widespread acceptance of our solution and is an important element in attracting and retaining customers. Efforts to build our brand may involve significant expense and may not generate customer awareness or increase revenue at all, or in an amount sufficient to offset expenses we incur in building our brand.

Promotion and enhancement of our name and the brand names of our solutions depends largely on our success in being able to provide high quality, reliable and cost-effective solutions. If customers do not perceive our solutions as meeting their needs, or if we fail to market our solutions effectively, we will likely be unsuccessful in creating the brand awareness that is critical for broad customer adoption of our solutions. That failure could result in a material adverse effect on our business, financial condition and operating results.

Demand for our solutions is subject to legislative or regulatory changes and volatility in demand, which could adversely affect our business.

The market for our solutions depends in part on the requirements of the SEC and other regulatory bodies. Any legislation or rulemaking substantially affecting the content or method of trading to be filed with these regulatory bodies could have an adverse effect on our business. In addition, evolving market practices in light of regulatory developments could adversely affect the demand for our solutions.

We may need to raise additional capital, which may not be available to us.

We will require substantial funds to support the implementation of our business plan. Our future liquidity and capital requirements are difficult to predict as they depend upon many factors, including the success of our solutions and competing technological and market developments. In the future, we may require additional capital to respond to business opportunities, challenges, acquisitions, a decline in the level of customer prepayments or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to timely secure additional debt or equity financing on favorable terms, or at all. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We operate and offer our services in many jurisdictions and, therefore, may be subject to federal, state, local and foreign taxes that could harm our business.

As an organization that operates in many jurisdictions in the United States and around the world, we may be subject to taxation in several jurisdictions with increasingly complex tax laws, the application of which can be uncertain. The authorities in these jurisdictions, including state and local taxing authorities in the United States, could successfully assert that we are obligated to pay additional taxes, interest and penalties. In addition, the amount of taxes we pay could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have a material adverse effect on our liquidity and operating results. The authorities could also claim that various withholding requirements apply to us or our subsidiaries or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which could have a material impact on us and the results of our operations. In addition, we may lose sales or incur significant costs should various tax jurisdictions impose taxes on either a broader range of services or services that we have performed in the past. We may be subject to audits of the taxing authorities in any such jurisdictions that would require us to incur costs in responding to such audits. Imposition of such taxes on our services could result in substantially unplanned costs, would effectively increase the cost of such services to our customers and could adversely affect our ability to retain existing customers or to gain new customers in the areas in which such taxes are imposed.

Some of the jurisdictions in which we operate may give us the benefit of either relatively low tax rates, tax holidays or government grants, in each case that are dependent on how we operate or how many jobs we create and employees we retain. We plan on utilizing such tax incentives in the future as opportunities are made available to us. Any failure on our part to operate in conformity with applicable requirements to remain qualified for any such tax incentives or grants may result in an increase in our taxes. In addition, jurisdictions may choose to increase rates at any time due to economic or other factors. Any such rate increase could harm our results of operations.

In addition, changes to U.S. tax laws that may be enacted in the future could impact the tax treatment of our foreign earnings. Due to expansion of our international business activities, any changes in the U.S. taxation of such activities could increase our worldwide effective tax rate and adversely affect our financial position and results of operations.

We are subject to general litigation that may materially adversely affect us.

From time to time, we may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. We expect that the number and significance of these potential disputes may increase as our business expands and our company grows larger. While our agreements with customers limit our liability for damages arising from our solutions, we cannot assure you that these contractual provisions will protect us from liability for damages in the event we are sued. Although we may carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.

We are controlled by our Chairman/founders, whose interests may differ from those of the other shareholders.

As of the date of this Offering Circular, Mr. Venkata Srinivas Meenavalli owns the majority of shares of the LongFin’s common share, and his majority ownership might continue even after the issuance of the shares. Therefore, Mr. Meenavalli is now and could be in the future in a position to elect or change the members of the board of directors and to control LongFin’s business and affairs including certain significant corporate actions, including but not limited to acquisitions, the sale or purchase of assets and the issuance and sale of LongFin’ shares. LongFin also may be prevented from entering into transactions that could be beneficial to the other holders of the shares without Mr. Meenavalli’s consent. Mr. Meenavalli’s interests might differ from the interests of other shareholders.

The dual class structure of our common stock and the voting agreements among certain stockholders have the effect of concentrating voting control with our CEO, and also with employees and directors and their affiliates; this will limit or preclude your ability to influence corporate matters.

Our Class B common stock and Class A common stock, which is the stock we are offering in our initial public offering, all have one vote per share. Following this offering, our directors, executive officers, and their affiliates, will hold in the aggregate 57.68% of the voting power of our capital stock. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Market risks and the economy condition might cause significant risks and uncertainties

Downturns in sectors of the economy generally and a lack of availability of credit could adversely impact clients and lower demand for our products, which in turn could cause our revenues and net income to decrease. Our variety of products are used for several financial needs. Amount of spending on financial tools and investments depends significantly on the availability of finances, as well as other factors such as interest rates, client confidence, government regulations and economy. Any of these factors could result in a tightening of standards by financial institutions and reduce the need of clients to use our products.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this Offering Circular. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have irrevocably elected to “opt out” of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We depend on key personnel

LongFin’s future success depends on the efforts of key personnel, including its senior executive team. LongFin does not currently carry any key man life insurance on its key personnel or its senior executive team. Regardless of such insurance, the loss of services of any of these or other key personnel may have an adverse effect on LongFin. There can be no assurance that LongFin will be successful in attracting and retaining the personnel.

Legal claims could be filed that would have a material adverse effect on our business, operating results and financial condition. We may in the future face risks of litigation and liability claims on technological liability and other matters, the extent of such exposure can be difficult or impossible to estimate and which can negatively impact our financial condition and results of operations.

Although there is no current pending litigation against Longfin or its subsidiary, in the future, clients or competitors may threaten lawsuit for what they believe to be infractions against themselves.

Our operations are subject to numerous US and Singapore laws and regulations relating to the protection of the public and necessary disclosures in regards to financial services. Liability under these laws involves inherent uncertainties. Violations of financial regulation laws are subject to civil, and, in some cases, criminal sanctions. Although we are not aware of any compliance related issues, we may not have been, or may not be, at all times, in complete compliance with all requirements, and we may incur costs or liabilities in connection with such requirements. We may also incur unexpected interruptions to our operations, administrative injunctions requiring operation stoppages, fines and other penalties. Continued government and public emphasis on financial issues may require increased future investments for service or technology adjustments at new or ongoing operations, which could negatively impact our financial condition and results of operations.

There can also be no assurance that any insurance coverage we take will be adequate or that we will prevail in any future cases. We can provide no assurance that we will be able to obtain liability insurance that would protect us from any such lawsuits. We are not currently subject to any claims from our employees or customers; however, we may be subject to such claims in the future. In the event that are not covered by insurance, our management could expend significant time addressing any such issues.

Our results of operations may be adversely affected by fluctuations in currency exchange rates and we may not have adequately hedged against them.

The exchange rates between foreign currencies can change rapidly due to a wide range of economic, political and other conditions. In case Client’s investment is denominated in a currency other than Client’s home currency, the Client is exposed to exchange rate losses in addition to the inherent risk of loss from trading the offered strategy. Future currency exchange rate fluctuations that we have not adequately hedged could adversely affect our profitability.

Fraud risks

There are various types of fraud which may adversely affect our business. Unfortunately, there are some countries which are renowned for harboring fraudsters. We may prove, in some cases, unable to detect fraudulent activities.

We may not satisfy NASDAQ’s initial listing standards and, even if we do, we may experience a delay in the initial trading of our Common Stock on NASDAQ.

We have applied to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “LFIN.” Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ, which we currently estimate to be approximately $5 million under Net Income Standard. There is no guarantee that we will be able to sell a sufficient number of shares to raise this amount of offering proceeds. Assuming we sell a sufficient number of shares to list on NASDAQ, we expect trading to commence following the Termination Date of this offering. However, we may we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified quickly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on NASDAQ. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of our Common Stock and the commencement of exchange trading of our Common Stock. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Class A Common Stock listed on another national securities exchange. This offering is not contingent upon receiving NASDAQ’s listing approval.

Risks Related to Our Initial Public Offering and Ownership of Our Common Stock

There has been no prior public market for our Common Stock, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

There has been no public market for our Common Stock prior to our initial public offering. The initial public offering price for our Common Stock may vary from the market price of our Common Stock following our initial public offering. If you purchase shares of our Common Stock in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. An active or liquid market in our Common Stock may not develop upon closing of our initial public offering or, if it does develop, it may not be sustainable. The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	overall performance of the equity markets;

•	the development and sustainability of an active trading market for our Common Stock;

•	our operating performance and the performance of other similar companies;

•

changes in the estimates of our operating results that we provide to the public, our failure to meet these projections or changes in recommendations by securities analysts that elect to follow our Common Stock;

•	press releases or other public announcements by us or others, including our filings with the SEC;

•	changes in the market perception of all-electric and hybrid products and services generally or in the effectiveness of our products and services in particular;

•	announcements of technological innovations, new applications, features, functionality or enhancements to products, services or products and services by us or by our competitors;

•	announcements of acquisitions, strategic alliances or significant agreements by us or by our competitors;

•	announcements of customer additions and customer cancellations or delays in customer purchases;

•	announcements regarding litigation involving us;

•	recruitment or departure of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	our entry into new markets;

•	regulatory developments in the United States or foreign countries;

•	the economy as a whole, market conditions in our industry, and the industries of our customers;

•	the expiration of market standoff or contractual lock-up agreements;

•	the size of our market float; and

•	any other factors discussed in this Offering Circular.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our operating results.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes- Oxley Act (when applicable to us), as well as rules implemented by the SEC, and the Nasdaq Capital Market. In addition, our management team will also have to adapt to the requirements of being a public company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, prospects, financial condition and operating results.

As a public company, we also expect that it may be more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

Because the initial public offering price of our Common Stock will be substantially higher than the pro forma net tangible book value per share of our outstanding Common Stock following this offering, new investors will experience immediate and substantial dilution.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our Common Stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our Common Stock in this offering, based on the initial public offering price of $5.00 per share, you will experience immediate dilution of $4.2160 per share, the difference between the price per share you pay for our Common Stock and its pro forma net tangible book value per share as of March 31, 2017, after giving effect to the issuance of shares of our Common Stock in this offering. In addition, upon the completion of this offering, there will be options to purchase shares of our Common Stock outstanding, based on the number of such awards outstanding on. To the extent shares of Common Stock are issued with respect to such awards in the future, there will be further dilution to new investors.

NASDAQ, or other securities exchange, may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market or other national securities exchange, we will be required to meet continued listing standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, the trading price for our Common Stock would be negatively affected. If one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, our Common Stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our Common Stock price and trading volume to decline.

We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We expect to provide guidance regarding our expected financial and business performance, such as projections regarding sales and production, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to anticipated production and sales volumes and average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Common Stock could decline significantly.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

We cannot specify with any certainty the particular uses of the net proceeds that we will receive from our initial public offering. We will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

Substantial future sales of shares by our stockholders could negatively affect our stock price after this offering.

Sales of a substantial number of shares of our Common Stock in the public market after this offering, particularly sales by our directors, executive officers, and significant stockholders, or the perception that these sales might occur or if there is a large number of shares of our Common Stock available for sale, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. Based on the total number of shares of our Common Stock outstanding as of November 3, 2017, upon completion of this offering, we will have 82.90 million shares of Common Stock outstanding, assuming we sell the maximum number of shares and there is no exercise of our outstanding options.

All of the shares of Common Stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act. Substantially all of the remaining shares of Common Stock outstanding after this offering, based on shares outstanding as of November 3, 2017, will be restricted as a result of securities laws, lock-up agreements or other contractual restrictions that restrict transfers for at least one year after the date of this Offering Circular. These shares will become available to be sold one year and one day after the date of this Offering Circular.

Our Underwriters, in their sole discretion, may release all or some portion of the shares subject to lock-up agreements prior to expiration of the lock-up period. Shares held by directors, executive officers and other affiliates will be subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements, after the aforementioned lock-up and leak-out periods.

We may in the future create equity incentive plans, which may at that time require us to file a registration statement under the Securities Act as soon as practicable after the expiration of the lock-up period to cover the issuance of shares upon the exercise or vesting of awards granted or otherwise purchased under those plans. As a result, any shares issued or granted under the plans after the lock-up period has expired also may be freely tradable in the public market. If equity securities are issued under the plans, if implemented, and it is perceived that they will be sold in the public market, then the price of our Common Stock could decline substantially.

No holders of any shares of our Common Stock have rights to require us to file registration statements for the public resale of such shares.

The concentration of our Common Stock ownership with our executive officers, directors and affiliates will limit your ability to influence corporate matters.

Our executive officers, directors and owners of 5% or more of our outstanding Common Stock and their respective affiliates beneficially owned, in the aggregate 100% of our outstanding Common Stock as of November 3, 2017 and we anticipate that upon the completion of the offering, that same group will beneficially own at least 87.94% of our outstanding Common Stock. These stockholders will therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. This ownership could affect the value of your shares of Common Stock.

There are legal restrictions on the resale of the common shares offered that are penny stocks. These restrictions may adversely affect your ability to resell your stock.

Our Common Stock may be subject to the penny stock rules under the Exchange Act. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our Common Stock. If our Common Stock is subject to the penny stock rules, our stockholders may find it more difficult to sell their shares.

3.      DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our capital share after this Offering. The following table demonstrates the dilution that new investors will experience relative to the LongFin net tangible book value as of March 31, 20172 of $16,000,671. Net tangible book value is the aggregate amount of the LongFin tangible assets, less its total liabilities. The table presents three scenarios: a $12.5 million raise from this Offering, a $25.0 million raise from this Offering and a fully subscribed $50.0, million raise from this Offering.

	$12,500,000 Raise	$25,000,000 Raise	$50,000,000 Raise
Price of Class A Common Share	$5.00	$5.00	$5.00
Class A Common Shares Issued	2,500,000	5,000,000	10,000,000
Capital Raised	$12,500,000	$25,000,000	$50,000,000
Less: Offering Costs	$(1,200,000)	$(1,725,000)	$(2,475,000)
Net Offering Proceeds	$11,300,000	$23,275,000	$47,525,000
Net Tangible Book Value Pre-Offering	$16,000,671	$16,000,671	$16,000,671
Net Tangible Book Value Post-Offering	$28,500,671	$41,000,671	$66,000,671

Class A & B Common Shares Issued and Outstanding Pre-Offering[3]	72,900,000	72,900,000	72,900,000

Class A & B Common Shares Issued and Outstanding Post-Offering,[4]	75,400,000	77,900,000	82,900,000

Net Tangible Book Value per Share Prior to Offering	$0.22	$0.22	$0.22
Net Tangible Book Value per Share After Offering	$0.38	$0.53	$0.80

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Current shareholders	72,900,000	87.94%	14,991,840	23.07%	$0.20565
New Investors	10,000,000	12.06%	50,000,000	76.93%	$5.00000
Total	77,500,000	100.0%	64,991,840	100.0%	$0.78398

Another important way of assessing dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The

2 For the purpose of Dilution, the net tangible book value has been considered based on the combined net tangible book value as of March 31, 2017 (unaudited consolidated pro-forma)

3 Shares issued and outstanding pre-offering consists of different classes as Class A Common Shares – 42.90 million and Class B Common Shares – 30.00 million

4 Shares issued and outstanding post-offering consists of different classes as Class A Common Shares – 42.90 million plus the capital raise respectively and Class B Common Shares – 30.00 million company has authorized and issued three classes of shares, common stock. However, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.      PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering a maximum of 10,000,000 Class A Common Shares on a “best efforts” basis. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH transfer directly to an escrow account to be established for this offering or deliver checks made payable to escrow agent.

The Offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been subscribed, (2) the date which is one year from this Offering Statement being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion.

The Offering Statement has been qualified by the Securities and Exchange Commission on June 16, 2017; the company shall accept tenders of funds to purchase the shares. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be transferred directly to the Company. Each time the company accepts funds directly from the investors is defined as a “Closing”.

We have entered into an Underwriting Agreement with Network 1 Financial Securities, Inc. (the “Underwriter”) to conduct this offering on a “best efforts” basis. The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any of our shares. Accordingly, pursuant to the Underwriting Agreement, we will sell to investors that complete a subscription agreement with us up to the 10,000,000 shares of Class A common stock offered hereby.

The Underwriter is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal would be deemed to be underwriting discounts or commissions under the Securities Act. The Underwriter is required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Underwriter. Under these rules and regulations, the Underwriter may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The Underwriting Agreement provides that the obligation of the Underwriter to arrange for the offer and sale of the shares of our common stock, on a “best efforts” basis, is subject to certain conditions precedent, including but not limited to (i) delivery of legal opinions, and (ii) delivery of auditor comfort letters. The Underwriter is under no obligation to purchase any shares of our common stock for its own account. Since this offering is being conducted by the Underwriter on a “best efforts” basis, there can be no assurance that the offering contemplated hereby will ultimately be completed. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc., or FINRA. The Underwriter proposes to offer the shares to investors at the offering price, and will receive the underwriting commissions, set forth on the cover of this prospectus.

We anticipate the shares of our common stock will be listed on the Nasdaq Capital Market (under Net Income Standard) under the symbol “LFIN”. In order to list, the Nasdaq Capital Market requires that, among other criteria, at least 1,000,000 publicly-held shares of our common stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our common stock be at least $5 million, our stockholders’ equity after giving effect to the sale of our shares in this offering be at least $4 million, the bid price per share of our common stock be $4.00 or more, and there be at least three registered and active market makers for our common stock. The gross proceeds of this offering will be deposited at Continental Stock Transfer & Trust Company in an escrow account established by us, and upon closing the offering the funds will be released to us. However, this offering is not contingent upon receiving NASDAQ’s listing approval. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Class A Common Stock listed on another national securities exchange.

Discount, Commissions and Expenses

We have agreed to pay the Underwriter a cash fee equal to (i) 7% of the gross proceeds from the sale of first 3,000,000 shares ($15,000,000) sold in this offering and (ii) 3% of the gross proceeds from the sale of the next 7,000,000 shares ($35,000,000) sold in this offering. The Underwriter may allow, and certain dealers may re-allow, a discount from the concession to certain brokers and dealers. After this offering, the initial public offering price, concession and reallowance to dealers may be changed by the representatives. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares are offered by the Underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table and the three succeeding paragraphs summarize the Underwriter compensation and estimated expenses we will pay.

	Public Offering Price	Underwriter Commissions (1)	Proceeds to Us, Before Expenses
Per share	$5.00	$0.21(2)	$4.79
First 3,000,000 Shares	$15,000,000	$1,050,000	$13,950,000
Next 7,000,000 Shares	$35,000,000	$1,050,000	$33,950,000
Total offering	$50,000,000	$2,100,000	$47,900,000

(1)

We have also agreed to pay the Underwriter a non-accountable expense allowance equal to 2% of the gross proceeds of the offering for the first 3,000,000 shares ($15,000,000) sold in this offering up to $300,000. In addition, the Company agrees to reimburse the Underwriter for expenses relating to the offering, including all actual fees and expenses incurred by the Underwriter in connection with the Underwriter’s “road show” expenses evidenced by invoices, and the fees and expenses of the Underwriter’s counsel which, in the aggregate shall not exceed $75,000, less the $25,000 payment previously paid by the Company to the Underwriter pursuant to the  Engagement Agreement, dated June 30, 2017, between the Company and the Underwriter.

(2)	Represents a weighted average of 4.2% in commissions. See Note (1) above.

Underwriter Warrants

We have also agreed to issue the Underwriter warrants (the “Underwriter Warrants”) to purchase an amount of shares equal to 6% of the shares sold in this offering for $7.50 (150% of the offering price) per share exercisable from six-month date from the date of issuance (the “Commencement Date”) until June 16, 2022, the fifth anniversary of the date this offering was qualified by the Securities and Exchange Commission. The Underwriter Warrants are not redeemable by us. The Underwriter Warrants also provide for one “piggyback” registration right at our expense with respect to the underlying common shares until June 16, 2022, the fifth anniversary of the date the offering statement of which this offering circular is a part was qualified by the SEC. The Underwriter Warrants provides for adjustment in the number and price of such warrants (and the common shares underlying such warrants) in the event of recapitalization, merger or other fundamental transaction. The Underwriter Warrants and the shares issuable upon the exercise of the Underwriter Warrants have been deemed compensation by FINRA and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), none of such securities may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date the SEC deemed the offering statement of which this offering circular is a part to be qualified under the Securities Act or commencement of sales of the shares in this offering to the public, except the transfer of any security:

•	by operation of law or by reason of our reorganization;

•

to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by either an underwriter or a related person does not exceed 1% of the securities being offered;

•

that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, in accordance with FINRA Rule 5110(f)(2)(G), the Underwriter Warrants may not contain certain terms.

Third Party Marketing Platforms

We intend to market the shares in this offering through one or more third party marketing platforms.  To date, we’ve started marketing this offering through IPOFlOW’s website, www.ipoflow.com relying on June 16th qualification, a third-party marketing platform owned by Adamson Brothers Corp., an entity of which Mr. Andy Altahawi has voting and dispositive control. We have entered into an agreement with Adamson Brothers Corp. in February 2017 pursuant to which Mr. Altahawi has provided the Company with legal and business development advisory services to the Company since inception and in connection with this offering in consideration for $65,000 and an aggregate amount of 2,025,000 unregistered shares of Class A Common Stock (representing 3% of the outstanding shares common stock pre-offering). Pursuant to an agreement, dated September 25, 2017, between Adamson Brothers Corp. and the Company, the parties memorialized the parties’ agreement that the Company would be listed on www.ipoflow.com for marketing purposes for no additional compensation to Adamson Brothers Corp. or Mr. Altahawi for such services. Presently, we do not have any oral or written agreements to market this offering on any other third-party marketing platforms.  In the event we decide to do so, we will amend this offering circular to disclose the name of such third-party market platform as well as the terms and conditions of our agreement or arrangement with them.

Electronic Distribution

A prospectus in electronic format may be made available on the website maintained by the Underwriter, or selling group members, if any, participating in the offering. The Underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Online distributions will be allocated by the Underwriter, and selling group members, if any, that may make online distributions on the same basis as other allocations.

Lock-up Agreements

We and our officers and directors have agreed to not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of our company or such other securities, in cash or otherwise, in each case without the prior consent of the Underwriter for a period of 180 days after the date of this prospectus, other than (A) the shares of our common stock to be sold hereunder, (B) the issuance by us of shares of our common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of this offering, hereafter issued pursuant to our currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the representative has been advised in writing or which have been filed with the SEC or (C) the issuance by us of stock options or shares of capital stock of our company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of our company.

Indemnification

The Underwriting Agreement provides that we will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

Listing and Transfer Agent

We have applied to have our common stock approved for listing on the Nasdaq Capital Market (under Net Income Standard) under the symbol “LFIN”. If the application is approved, we anticipate that trading on the Nasdaq Capital Market will commence on the day following the completion of the offering made by this prospectus. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this “best efforts” offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed. However, this offering is not contingent upon receiving NASDAQ’s listing approval. In the event we do not meet NASDAQ’s initial listing qualifications, we intend to apply to have our Class A Common Stock listed on another national securities exchange.

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., as the transfer agent. The address of the transfer agent and registrar is 66 Exchange Place #100, Salt Lake City, UT 84111 and its telephone number is (801) 355-5740.

No Public Market

Prior to this offering, there has been no public market for our common stock. In determining the offering price, we have considered a number of factors including:

•	the information set forth in this prospectus and otherwise available to the us;
•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Neither we nor the Underwriter can assure investors that an active trading market will develop for shares of our Class A common stock, or that the shares will trade in the public market at or above the initial public offering price.

5.      USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $5.00, the net proceeds from the sale of the 10,000,000 Class A Common shares in this Offering will be approximately $47,525,000, after deducting the estimated offering expenses of up to $2,475,000.

The net proceeds of this Offering will be used to fund four key areas: (i) hiring additional key members of the management team; (ii) developing (diversified) operation infrastructure; (iii) continuing development of technology and service lineup; and (iv) expanding sales, marketing, and operation capabilities in new markets.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum offering amount:

	Maximum Offering
	Amount	Percentage
Capital Expenditure & Infrastructure Development	$15,000,000	30%
Product Development	$3,000,000	6%
Sales & Marketing	$4,000,000	8%
Fundraising	$5,000,000	10%
Working Capital (1)	$23,000,000	46%
Total	$50,000,000	100.0%

_________________
(1) A portion of working capital will be used for officers’ salaries.

Please note no proceeds from this Offering is used to pay any officers, directors, founders of LongFin.

Because the Offering is being made on a “best-efforts” basis, without a minimum offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If the Offering size were to be $12.5 million, the net proceeds will be approximately $11,300,000 after deducting estimated offering expenses of up to $1,200,000.

In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $3,125,000 on Capital Expenditure & Infrastructure Development, approximately $500,000 on product development, sale & marketing, approximately $1,000,000 on additional fundraising efforts, and approximately $6,675,000 for working capital.

If the Offering size were to be $25.0 million, the net proceeds will be approximately $23,275,000 after deducting estimated offering expenses of up to $1,725,000.

In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $6,875,000 on Capital Expenditure & Infrastructure Development, approximately $1,250,000 on product development, sale & marketing, approximately $2,000,000 on additional fundraising efforts, and approximately $13,150,000 for working capital.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.       DESCRIPTION OF BUSINESS

Longfin Corp. was formed in the State of Delaware on 1 February 2017. The Company principal execution office is 16-017, 85 Broad Street, New York NY 10004.

LongFin Corp., is currently strategically operating its business operation via direct control and coordination from its principal place of business in the City and the state of New York by the Director and Chief Executive Officer, Mr. Venkata S. Meenavalli, the director/ Global Head Executive Officer, Mr. Yogesh Patel and Chief Financial Officer, Mr. Krishanu Singhal.

Longfin is primarily finance and technology company (“FINTECH”) specializes in structured trade finance solutions and physical commodity finance solutions for finance houses and trading platforms for North America, South America and Africa regions.

LongFin business operations does not involve in any activities relating to securities, as defined in Section 2(a)(1) of the Securities Act. Longfin has no interest in becoming a market maker to effect trading in securities as per US rules and regulations.

Longfin Corp is an independent finance and technology company (“FINTECH”) specializes in structured trade finance solutions and physical commodities finance solutions for finance houses and trading platforms for North America, South America and Africa regions and has acquired 100% of the global trade finance technology solution provider, Stampede Tradex Pte. Ltd., a Singapore incorporated entity (“Stampede”) and the acquisition has been consummated on June 19, 2017, post the commission qualifications which was on June 16, 2017. Longfin Corp has issued the following common shares:

Longfin has issued 27.5 million Class A common shares to Stampede Capital Limited.

Longfin has issued 22.5 million Class B common shares to Mr. Venkata S. Meenavalli.

Post-acquisition Longfin is the parent entity and Stampede is subsidiary of Longfin.

LongFin Corp., core business plan is to utilize Stampede’s technology, strategy, infrastructure and its business model for the regions of United States of America, North America, South America and Africa, and to carry the same business as being carried by Stampede for the Asia Pacific, Middle East and Europe region. Stampede being subsidiary of LongFin will continue to grow in Asia Pacific, Middle East and Europe region.

LongFin and its subsidiary Stampede business operations does not involve in any activities relating to securities, as defined in Section 2(a)(1) of the Securities Act in the US Market.

We are primarily finance and technology company providing structured trade finance solutions and physical commodity finance solutions for finance houses and trading platforms around the world specializing in ART (Alternative Risk Transfer). LongFin provides Liquidity / Technology Solutions to all the major Global Banks / Global Commodity Trading Houses across the Globe.

Background

Longfin Corp., is a newly incorporated company in the state of Delaware and is an independent finance and technology company specializes in structured trade finance solutions and physical commodity finance solutions and leveraging the technology owned by its subsidiary Stampede to expand its business in the regions of United States of America, North America, South America and Africa.

We are a Fintech solution provider for corporate treasuries specializing in trade finance and is powered by artificial intelligence and structured finance. The Company provides technology specializes the ART (Alternative Risk Transfer) using global electronic markets and provides Global Market Making (FX, FX derivatives and commodities)/ Liquidity/ Technology Solutions to all major global exchanges, global banks and global commodity trading houses across the globe. Longfin is a new company and has acquired Stampede and has plans to expand further following stable operations of such acquisition.

1
Structured Finance (ART)
2
Ultra Low-latency Electronic Trading Platforms
3
Global Commodity Houses and Banks
4
History of Profitable Financial Performance
5
World Class Team of Quants & Programmers

Longfin together with its subsidiary is headed by a visionary team led by Mr. Venkata S. Meenavalli who is the founder. Stampede’s team includes Mr. Linga Murthy Gaddi as the CTO, Mr. Emmanuel Dasi as the CIO, Mr. Krishanu Singhal as the CFO, Mr. Vivek Kumar Ratakonda as COO and Dr. Avinash K as the Strategist Advisor. This team is working together to expand Stampede’s original operations to establish a greater global presence and leadership in its market.

LongFin has acquired Stampede with the objective to grow the Company as a key global player in providing the technology behind liquidity and structured finance solutions under its brand name “LongFin”. LongFin has been successfully tested and certified by proof of the success of Stampede’s history of operations.

To protect against patent infringement and to retain its long-term value proposition for its investors and its brand as it develops and grows its business, the Company has made a conscious decision of keeping its technologies and products as exclusive as possible.

Since inception, LongFin has its operations in US and the subsidiary operation is in Singapore and currently expanding its relationships with new potential clients globally.

Corporate History and Organizational Structure

Stampede the subsidiary company have been in the technology, electronic trading and market making (FX, FX derivatives and commodities) business for approximately 8 years. Stampede Tradex Pte Ltd. is a company incorporated in Republic of Singapore and is operating through Singapore for Asia PAC, Middle East and Europe region.

LongFin Overview

We are primarily a Fintech House specializing in cutting edge treasury solutions combining the power of Structured Finance / Trade Finance with the specializing in ART (Alternative Risk Transfer) for global financial markets.

LongFin and its subsidiary are a global Structured Finance Organizations pioneered in Trade Financing, Derivative Structured Products and Electronic Treasury Solutions on ultra-low-latency platform across Asia, Europe and America. As per the business plan, our presence in the world’s leading markets will enable to offer clients’ access to nuances of the local markets while providing gateway to the global markets.

LongFin business operations does not and will not involve in any activities relating to securities, as defined in Section 2(a)(1) of the Securities Act. Longfin has no interest in becoming a market maker to effect trading in securities as per US rules and regulations.

Executive Summary

LongFin has acquired 100% of Stampede on June 19, 2017, post commission qualification on June 16, 2017.

Our endeavor is to solve complex problems in the field of “Structured Finance” using ultra-low-latency trading platforms and SDEs [Stochastic Differential Equations] that are not easily solved by contemporary financing techniques.

•We are one of the emerging Financial Technology Houses (Fintech) in the global arena combining the power of Structured Finance, Derivatives, Asset Securitizations, Carry Trade and Trade Finance with the help of High Frequency Trading on an ultra-low-latency network connectivity to multiple Exchanges.

•We trade across global markets on ultra-low-latency platforms in various asset classes Viz., Currencies, Commodities, Fixed Income and Real Estate.

•We also handle the real-time risk management notwithstanding the nuances of the market movements.

•Having the best Statistical and Quantitative financial engineering team at the helm and offices in USA, Singapore, India while expanding foot print into Europe and South America in the fields of Structured Finance, Trade Finance, Real Estate, Electronic Markets and High Frequency Trading.

Business Model

Our Clients:

Liquidity Solutions:

Structured Trade Finance:

Global Trade Finance Market Size:

The Group estimates that, globally, a flow of some US$ 6.5–8 trillion of bank-intermediated trade finance was provided during 2011, of which around US$ 2.8 trillion was L/Cs.

The global volume of cross-border commercial L/Cs should correspond closely with the volume of L/Cs recorded by SWIFT. On that basis, the global volume of cross border L/Cs was around US$ 2,800 billion in 2011 and 2012.

To put this in context, in 2014, the Bank for International Settlements estimated the global market for trade finance at between $6.5 trillion and $8 trillion. The global trade finance gap for 2015 is estimated at around $1.6 trillion. About $692 billion of this is in developing Asia (including India and the People’s Republic of China (PRC).

Global Structured Finance Market Size:

Structured financing refers to sophisticated, complex transactions that take place across global financial markets. Structured finance includes project financing, securitization, leveraged leasing, and structured risk transfers. The structured financing market has been in continuous tumult as financial markets rise and ebb.

Structured Finance 2016 Global Market Expected to Grow at CAGR 16.49% and Forecast to 2020.

[Sources: IMF; national data]

Structured Trade Finance

LongFin Trade Flow Platform is a unique differentiator, Aggregating Global Trade Flows, Corporate Debt, Fx Swaps and also acts as a conduit for Insurance Discounting, Underwriting and Credit Solutions for Buyers / Sellers. We are launching Trade Flow Platform which is a B2B market place for Bankers, Corporate, Carry Trade Companies, Treasury Houses, Commodity Desks and Asset backed securitization.

Electronic Market Making - Liquidity Trading Platform for Global Exchanges.

Underwriting Trade Finance is a natural extension arm of EMM.

Market Overview

The size of the Indian import and export business is $1 trillion, and FX exchanges are generating $10 billion in volume every day. The BID/ASK spread for small importers, exporters and SME’s are anywhere between 200-300 BPS based on bank quotes. The average NDF market size in overseas markets is approximately $8-10 billion per day, and 90% of the SME and midcap sectors are hedging through NDF markets (Non-Deliverable futures) in Singapore, London and Dubai. The pricing of the long-term options in NDF markets is sky high. All of this provides a huge opportunity for the Company, and if we capture even 1% of the NDF market size across the globe in

USD/INR, the underwriting revenue itself may be around $80-$100 million dollars a year. Banks tend to make around 50% of profit from treasury operations.

Trade finance solutions can be offered to all emerging markets. Same trade finance solutions can be offered to all emerging markets like Russian Ruble, Turkish Lira, Mexican Peso, Indonesian Rupiah etc.

EMM is a part of Automation of Knowledge Work which is ranked second to Mobile Internet by McKinsey report out of 12 disruptive technologies. McKinsey estimates $9 trillion size of economic value to be impacted in next 10 years.

EMM Industry Size:

•EMM is a part of Automation of Knowledge Work which is ranked second to Mobile Internet by McKinsey report out of 12 disruptive technologies.

•McKinsey estimates $9 trillion size of economic value to be impacted in next 10 years.

Source: McKinsey Global Institute

Platform Solutions:

Providing Liquidity and Market Making.

Market Making – Internal and External Linkage

In-House
Asset & Liability Management & Treasury
Limit and Risk Framework
Capital Allocation
Financing Costs
Indirect Costs
Gives Price (funding / short covering)
Repo Desk
Derivative Desk
Gives Price (Hedging)
Market Maker
Gives / Takes Price
Other Market Making Desks
Gives Price / Market Intelligence
Syndication Desk
Gives / Takes Price
Proprietary Trading Desk
Market
Clients
Gives Price
Electronic Platforms
Gives / Takes Price
Dealers
Transmits Price
Brokers
Transmits Price
Gives Price

LongFin core quantity models powered by electronic treasury solutions will act as a core differentiator to provide Underwriting Solutions across the globe.

Why LongFin is looking at this solution? Why not Virtu and Flow Traders?

Virtu and Flow traders are evolved as Equity and ETF trading Institutions, whereas LongFin is evolved as FX house and Market Maker for USDINR, CNH, Russian Rouble, Turkish Lira, Mexican Peso, Indonesian Rupiah etc., while envisaging it to add multiple currencies and yield curves on a continuous trading basis along with currency options. LongFin designed a complete end-to-end solution for Corporates and SMEs for Structured Trade Finance solutions. Whereas Virtu and Flow traders are providing Asset Management Solutions through ETFs.

Business Strategy

Longfin has acquired 100% of Stampede on June 19, 2017 post commission qualification on June 16, 2017 and is continuing to provide the services and products that Stampede has historically provided and will continue the flow of past operations with the plan to continue expanding as much as possible.

Six key trends in recent FX market structure evolution

LongFin
FX traders and liquidity providers
End users
1 Shift in mix of client execution flow towards MDPs
2 Rise of non-bank risk takers and algorithmic trading
Specialist distributors
Voice
SDP
MDPs
Voice
SDP
3 Growth in specialist providers
4 Pressure on non-tier 1 dealers and banks
Other dealers
Prime Broking
Tier-1 dealers
5 High levels of internalisation in core businesses
6 Lower volumes on interdealer platforms
Electronic platforms
Voice
Inter-dealer brokers
Price taker relationship
Varying price maker/taker relationship

LongFin’s concept of business and success of products and services has been successfully tested by way of its subsidiary company Stampede’s historical operations. We have ready infrastructure in Singapore that provides significant operation capabilities in the near-term, allowing the company to focus on continuing operation. Our extensive experience and market research has helped us identify our priorities and target clients to grow our business. Our subsidiary is rapidly recognized as a premium technology provider and structured finance solutions provider in its existing global markets. We see that trade finance is a trillion dollar opportunity where the application of EMM is of paramount importance in having a cutting edge advantage. Our platform solutions include FX debt swaps, debt syndication, trade flow management and underwriting FX risk management. The global trade finance markets are all growth markets with increased focus on technology solutions that provide a stable outlook for both sales and profitability. We are focusing on expanding our global presence, increasing sales and revenue, marketing and market share.

We have a multi-fold marketing and growth strategy to increase our client base, revenue and profits.

Longfin and its subsidiary designed complete end-to-end solutions for Corporates and SMEs for Trade Finance / Interest Rate Swap Underwriting. Underwriting is nothing but insuring the Importers/Exporters by using derivatives to avert risks.

Longfin’s and its subsidiary structured finance platform will aggregate using Smart Order Routing Platform and provides customized solutions to global trade houses. The Company is currently working to build a world class B2B market place for Exporters, Importers, Trade Houses, and more. The global spot FX size is $5 trillion / day and global trade hedging is more than $60 trillion.

Short –Term Liquidity Solutions

We apply frameworks from market microstructure theory, machine learning and econometric modeling to construct intraday and high frequency strategies that will manage short term liquidity solutions for commodities houses. After 2008, commodity houses such as ADM, Bunge, Cargill, Cofco, Dreyfus virtually became the largest shadow banks mimicking the bank/hedge fund performances using structured finance solutions; most of the commodity houses globally work with a voice driven IDB (inter dealer broker platform). Large commodities generate short term liquidity by way of selling the commodities at site and buying at credit for around 180 days while looking at short term treasury solutions.

Longfin and its subsidiary Hosted Solutions include a Guaranteed VWAP - For Increasing profitability and Lead –Lag Arbitrage (Short term Yield Enhancement). Guaranteed VWAP is there to increase profitability, and can procure using iceberging and implementation shortfall technologies solutions which reduces the hedging cost between 50 to 100 basis points in comparison to the market solutions. (100 million USD/INR hedging cost on shore 600 basis points/ off shore 500 basis points). The guaranteed VWAP solutions will help clients reduce their hedging cost and increase profitability. Our connected Exchanges / OTC provides low cost routing hedging solutions. To maintain their profitability margins, trade house hedge their payments/ receipts in different currencies and our solutions provide lower hedging cost. Our lead lag arbitrage on ultra-low-latency platform enhances the returns and manages the short-term liquidity through exchange traded products which are settled on a monthly basis, helping commodity houses manage their short term treasury yield enhancement.

Product Overview

We are a primarily research driven global trade platform specialized in data handling (big data, law of large numbers and liquidity), data processing (trade flows & hosted management solutions) and data management. We also provides a platform for liquidity providers and market makers of multiple exchanges such as SGX, CME, DGCX, HKEX and ICE that has been driving millions of dollars of trading volume everyday across the globe in nano seconds. Our mission has been to process standardization and normalization across multi assets while creating a highly scalable global trade platform handling law of large numbers. We have been able to do this by providing a wide range of financial solutions.

Longfin and its subsidiary is a Fintech trade platform to global market makers (FX, FX derivatives and commodities) and liquidity providers in FICC Division (i.e. Fixed Income, Currencies and Commodities). Our FX platform aggregated global FX flows, binary options, exotic options and acted as a conduit for global trade houses. (Importers, Exporters, Arbitrages, Commodity Traders, Carry Traders, etc.). We have worked to build a world class B2B market place for exporters, importers and trade houses. Being a technology provider for market makers, we have recognized trade finance as a trillion-dollar opportunity where the application of EMM is of paramount importance to have a cutting-edge advantage. The company’s platform solutions involved FX debt swaps, debt syndication, trade flow management and underwriting FX risk management. The company has provided essential solutions for the needs of exporters/importers, hedge funds and corporations as they do not possess adequate advanced mathematical skills to process large data; We have been pioneers in servicing those in need of such advanced skills and has utilized tools such as R and SAS to process large data and in order to aggregate multiple data feeds into the FIX platform. We have aggregated the feeds from multiple banks, managed continuous dynamic hedging through our hosted solutions, helped clients to get multiple quotes in order to enable them to make the best decisions, and provided the ability for exporters and importers to manage to insulate the trading risk in an efficient manner with our OTC platform.

Our pricing solutions are based on its core expertise of electronic market making, and its proprietary algorithm is based on statistical probabilities like Bayesian Conditional probabilities. LongFin has aided makers and takers by providing technology able to aggregate the liquidity flows from global banks and helps price the flows in exchanges using yield curve and volatility surfaces.

Co-location
Complex Event Processing
Analytical Engine
Feed Handlers
Order Routing / Management System
BUY
SELL
Internet / VPN
Quant / Development / Monitoring

We have provided individualized services and financial products to different exchanges. Our servers are connected and provide liquidity providers with the help of core engines mentioned below:

•Feed Handlers and Parsers with compatible TCP Binary API and FIX.

•Proprietary API - IPC Middleware Message Broker for Order Routing.

•CEP (Complex Event Processing) for Populating Order Book.

•GPU (Graphical Processing Unit) for pricing the Options on Tick-by-Tick data

•Feed Handler layer performance with the help of IPC technology

BSE
SGX
NSE
CME
MCX SX Stock Exchange
DGCX
HKEX
ICE
Internet / VPN
Quant / Development / Monitoring
Co-location
Complex Event Processing
Feed Handlers
Business Logic Container
Middleware Message Broker
OMS Gateways
Portfolio DB
SGX
CME
DGCX
HKE
ICE

Proprietary Technology

Tick-by-Tick Real-time Data: Tick Server is a high-scalable time-series ‘Tick’ engine, which includes an in-memory database for intra-day data to process the large amount of data including Client Order Flow, Market Events including Multi-asset Trades, Quotes and Full Order Book Depth. The functional components include Data Capture, Analytical Engine and a Graph Query Building Tool.

Scalable Platform on a low-latency

IPC Implemented to achieve the low-latency on a trading environment for the following models:

1.Algorithmic / High Frequency Trading

2.High Performance Computing

Algorithmic / High Frequency Trading

The basic input to any trading system is market data feed that consists of real-time pricing data for Options, Foreign exchange or Fixed Income. There are usually separate engines for each trading strategy and other components such as risk management and order routing applications.

High Performance Computing

Deployed a large-scale multi-core machine with shared memory allows the applications to interact more with greater ease and higher throughput resulting in complex tasks being completed more quickly.

Global Risk Management Products

a) Derivative Pricing Engine

Derivative Pricing & Volatility Skew and Cone

•Statistical Calculator displays the Market Depth of Option Prices and IVs for selected strikes and also displays Future depth and Underlying depth

•Calculates and displays Implied Volatility, Option Greeks –Delta, Gamma, Theta and Vega

•Scientific Analytical Tractability and Graphical representation of customizable option strategies on real time feed

•Probability of an option to be in In-the-Money will be displayed for each Strike

•We can choose for the options data on Index

Statistical Calculator
Index
NIFTY
Call
PUT
All
Lot Size
75
Scrips
Exp Date
2016-05-26
8000 PUT: 14.7662
Expiry Date
Time Span
20 days
Volatility Term Structure
Mean
16.02
Std 1 Up
17.28
Std 1 Down
14.76
Std 1 var
73.8921
Std 2 Up
18.54
Std 2 Down
13.50
Std 2 var
148.4684
Daily Vol
0.99
Update
Reverse Legs
Vol Fix
PRICE Fix
Quantity Increment
Delta Hedge
Total Greeks
8000.00 - CALL
7900.00 - CALL
7800.00 - PUT
7900.00 - PUT
Future Order book
Option Order book with IV
FUT BID ASK
UPRICE BID ASK
T Delta
T Gamma
T Theta
T Vega
FairValue
Bid/Ask
LTP
SPREAD: 0.00

b) Lead-lag Arbitrage

Our model of latency arbitrage consists of multiple contracts traded across different exchanges.

Product Highlights

•Dynamically configuring the Contracts and Exchanges

•Engine analyses Mean and Standard Deviation to enable the Basis Points

•Allocating the Capital Blocks to lock the Basis Points for rotating the Capital to increase the yield

•Engine captures the required Basis Points to acquire the profits

c) Big Data Processing – Scalable Container of Multiple Data Structures

Our lending / borrowing model is a fully automated order-routing system that enables real-time execution of chosen strategies. No human intervention is required. With its low latency market data distribution - combined with the most unique and competent algorithms. The software Calculates Entry/Exit Basis Points on depth with block wise in Live and executes cash to future arbitrage for multiple scripts and multiple accounts simultaneously on the basis of predefined parameters, thus eliminating any form of human intervention.

d) Automated Arbitrage Trading Systems

Our Automated Arbitrage Trading platform is an advanced automated trading mechanism that ensures the following protective features to our clients without human intervention.

•FX Lead-lag Arbitrage connects multiple global exchanges in a low-latency platform. LongFin’s servers are co-located with core Algo Engines in order to help liquidity providers. Our model of latency arbitrage consists of multiple contracts traded across different exchanges. The Latency Arbitrageur (LA) in the multiple-market model operates by first obtaining current price quotes in available markets, then checks whether an arbitrage situation exists based on configured Basis Points. The best price available over the exchanges to Buy/Sell is given by Sell at BID = max {BID1, BID2} at Ask = min {ASK1, ASK2}. This product dynamically configures the contracts and exchanges, allocates the Capital Blocks to lock the Basis Points for rotating the capital to increase the yield, and its engine can analyze Mean and Standard Deviation to enable the Basis Points as well as capture the required Basis Points to ensure profits.

•Multiple Time Frame (MTF) Engine is a fully automated order-routing system that enables real-time execution of chosen strategies, with its low latency market data distribution combined with the most unique and competent algorithms which handles multiple scrips. No human intervention is required. ATS receives buy and sell signals through the multiple quant scanners and executes the trades according to trading algorithms. ATS engine handles trading of multiple scrips with multiple time frames. This engine is used for the trading of higher time frame Buy/Sell signals as well as to further countertrade lower time frame signals that are triggered under the process of higher time frame signals.

Automated Low-latency Arbitrage Environment

e) Risk Management Engine

Our real-time trading risk management system is built into automatic platform and which is an integral part of our trading life-cycle (i.e. analyzing tick by tick data, guarantee order execution within the pre-configured trading position limits).

Our risk management engine detects and generates the warning message to the risk team whenever it is crossing the pre-defined limits in three levels of the system and also automatically stops the current trading strategy and cancels all the open orders over the exchanges.

Our risk engine evaluates and controls risk exposure in tick-by-tick data and monitors all of the market positions and continuously reconciles internal order transactions against the order execution of the global exchanges.

•Risk Management is at the core of our trading infrastructure.

•We are intensely focused on risk management and monitor our activities on a continuous basis using our fully integrated technology systems.

Risk Management is at the core of our trading infrastructure; the Company is intensely focused on risk management and monitors its activities on a continuous basis using its fully integrated technology systems.

The pre-defined Risk Limits in all the three levels viz.:

•Company (Product) Limit - Controls the overall risk at the Company level.

•Gateway Risk Limit – Controls the risk at the Server level.

•Trader Limit – Controls the risk at the individual

f) Liquidity Management

Electronic Communication Network - Cross Engine

134 - 180.179.149.134 - Remote Desktop Connection
Stampede Capital - ATS_NSE SX DATA5_fut(Powered By Stampede Holdings Limited) Logged Asranjith
File Market Trade Tools Messages Reports Help
First Heart beat Packet
BSE
NSE
ICE
CME
SGX
DGCX
HKEX
Multiple
Exchange
Container

Our ECN is one of the largest and most technologically advanced liquidity pools in the forex market with an aggregated FX liquidity feed, an aggregated feed through FIX API and low latency API, an aggregated feed with assemble liquidity books, and an aggregated feed from the SGX, CME, NSE, DGCX, MCX-SX and ICE exchanges. This allows the company to provide the access to aggregated liquidity from the multiple sources viz., international exchanges, banks and other ECNs. Such technology can accept traders with any trading style or strategy preferences, including automated and high-frequency trading with an in-built trade risk mitigating mechanism. This also provides the aggregation of multiple liquidity and technology providers which allows access to tight pricing on a wide selection of global markets.

g) A-Li-En: FIX Liquidity Engine

Wide-range Connectivity: Co-located with exchanges and direct streaming from banks make sure our networks with participants in the markets Aggregate/Execute/Distribute the best Liquidity.

Our Solutions provide FIX Market Data and FIX Trading access solutions for automated trading strategies. Our Clients can access the LongFin platform via its trading interface as well as by its automated integration suite, which includes a proprietary API and FIX gateway.

•A-Li-En is a limit order-driven ECN platform.

•Real-Time Pricing and Matching Engine

•Business objects level API that significantly simplifies the access to order book information from our ECN

•Fully supported and maintained FIX Order Routing specific FIX Dialect

•Non-FIX API Support to FIX Connection

•Based on high-performance FIX Engine implementations

•Multithreaded and Message Queuing architecture

•Low latency, High throughput

•Available as Screen-trading GUI and API

A-Li-En (Alternative Liquidity Engine)

Ultra-Low-Latency:  Over 2500 transactions per second and less than 3-4 ms of execution latency.

Smart Machine Learning Algorithm on order management, execution & risk control, auto-calculating for the best fulfillment.

h) LP & OME Engine

LongFin Order Trade Matching Engine has the Scalability and Reliability to Perform on Strict Price/Time Algorithm.

Order Trade Matching Engine works according to a standard price/time priority algorithm, which means that at first order with better price will be matched. In case orders are at the same price, the one placed earlier will have priority in execution.

•Execution speed of over 25,000 transactions per second

•Less than 3-4 milliseconds of execution latency

•Strict price/time priority matching algorithm

•Open order book with full market depth (via FIX)

•Advance type of orders

Connectivity

Our FX connects to various liquidity providers including exchanges, ECNs, single bank platforms and other aggregators.

Pricing & Distribution

Our FX pricing & Distribution engine controls and distributes streaming prices to the clients with highly scalable and low-latency API.

Assigns custom liquidity profiles to individual clients and distributes via API, FIX API, Tradair Bridge or MetaTrader 4 bridge.

Aggregation & Execution

Our FX packaged aggregation and execution engine provides easy access and taps more liquidity with order routing solutions. Our engines connected to multiple liquidity providers, including Exchanges, Banks and NDFs.  The trading platform comes with smart order routing specifically designed to achieve best prices to have an edge with liquidity providers.

Order Management System

OMS provides integrated, scalable platform for global connectivity, order and trade management, market execution, risk management and transaction cost analysis. Our technology suite is an integrated platform comprising Feed Handlers, Order Routing and Risk Management components that enables High Frequency Trading.

We utilized High-end infrastructure with co-located servers integrated directly with the exchanges on which we provide liquidity providers with the help of our of core engines. Monitor the order book exposure with respect to market proximity.  Back-to-back client executions in the market using the integrated our FX Risk Management & FX Aggregation modules.

i) Stampede Forest

Comprises of Quant Charts and Quant Scanners with live tick data. This was developed as an end-to-end proprietary platform that consists of encompassing Data Capture within the exchange together with ultra-fast Data Normalization and Data Dissemination. Such charting software provides charts for multiple timeframes viz., 1Min, 5Min, 15Min, 30Min, 60Min, Daily and Weekly data. Multiple Technical Indicators (Momentum, Volume and Volatility based) in charts like RSI, Macd, Stochastic, CCI, On Balance Volume, Accumulation Distribution, Money Flow Index, Average True Range, Bollinger Bands, Donchian Channels and Keltner Channels. Chart formats are viewed in candlestick format or Western Line(OHLC) pattern on tick-by-tick data environment.

header list - Google | List of User-Agents | View HTTP headers in | List of HTTP header fi | Trade Flow Club :: Glo | Trade Flow Club :: Glo | :: Welcome to Stampe

192.168.5.225/quant/Chameleon.aspx?exchange=SGX

Apps | Live IC Dashboard | R&D | litecoinpool | New Quant | CEP | Appnexus | R & D Sessions | ZidduPay | Live IC- User Report | setbasketpm | MS Agents - Downlo | SQLines - Online SQL

Stampede

Alchemy of Structured Finance

WELCOME to STAMPEDE FOREST

NSE | CME | SGX | DGCX | ICE | HK | BSECD | NSECD | MCXSX | Models | Logout

SGX | Nifty | 5 Mins | Candle Stick | ☑ Continuation Signal | ☐ Include Live Tick | Update

Drag | ZoomIn | ZoomOut | Export

Chameleon : SGX Nifty (INH17) - 5 Mins

Op:8924, Hi:8926.5, Lo:8924, Cl:8924.5
Sell
Buy
Vol: 0.109K
Bollinger (21, 2): 8920.0554 - 8933.3731
SMA (10): 8927.15
SMA (15): 8926.2333
SMA (50): 8925.58
Feb 27, 2017 03:20:00 pm
O: 8923.5, H: 8924, L: 8915.5, C: 8918.5 ▼ -5 (-0.06%)
Vol: 0.598K
Bollinger (21, 2): 891 - 8954
SMA (10): 8922
SMA (15): 8927
SMA (50): 8931
8953.4783
RSI (4): 38.333651
Feb 27, 2017 03:20:00 pm
RSI (4): 44.22
Slow Stochastic %K (5): 25.183107
%D (3): 26.153562
Feb 27, 2017 03:20:00 pm
Slow Stochastic %K (5): 42.15
%D (3): 32.53

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Multiple Technical Indicators (Momentum, Volume and Volatility based) available in charts like RSI, Macd, Stochastic, CCI, On Balance Volume, Accumulation Distribution, Money Flow Index, Average True Range, Bollinger Bands, Donchian Channels and Keltner Channels.

Our charts can be displayed in Candlestick pattern or OHLC format on tick-by-tick data environment.

j) Manual Terminal – VPS (Virtual Private Server)

Manual Terminal is a trading tool with low latency data which can trade in multiple exchanges at a time. Key features of the trader terminal are live quotes with low latency, market depth order book, working orders with net positions, and pending orders with traded positions. This allows us to be able to trade on the following exchanges: National Stock Exchange (NSE), Chicago Mercantile Exchange (CME), Singapore Exchange (SGX), Dubai Gold and Commodities Exchange (DGCX), Intercontinental Exchange (ICE), and the Hong Kong Stock Exchange (HKEX).

Client Code 4
File
Add Scripts
Themes
Livefeed
SGX/DGCX UDP Data
CME UDP Data
NSE UDP Data
BSECD UDP Data
Stampede VPS
928.75
928.7
928.65
928.6
928.55
928.5
928.45
928.4
928.35
928.3
928.25
928.2
928.15
928.1
928.05
928
927.95
927.9
927.85
927.8
927.75
927.7
927.65
927.6
927.55
927.5
927.45
927.4
927.35
927.3
927.25
927.2
927.15
BPCL
BUY 1 928.1 LMT DAY
SELL 1 928.1 LMT DAY
BUY 1 928.1 STOP LOSS
SELL 1 928.1 STOP LOSS
BUY 1 MKT DAY
SELL 1 MKT DAY
Qty.
1
Price
928.1
Update
S NO Exchange ScripName Expiry Bid Ask Token dTickSize account nnlotsize sendordermul plmul
1 NSE BPCL 03/28/2016 928.1 928.5 526 0.05 13469 1 1 1
2 NSE HINDPETRO 03/28/2016 831.25 831.8 1406 0.05 13469 1 1 1
3 NSE IOC 03/28/2016 416.9 416.95 1624 0.05 13469 1 1 1
4 NSE HINDALCO 03/10/2016 90.05 90.1 1363 0.05 13469 0 1 1
5 NSE ACC 03/10/2016 1460.55 1461 22 0.05 13469 0 1 1
6 NSE 20MICRONS 03/10/2016 32.35 32.8 16921 0.05 13469 1 1 1
7 NSE GABRIEL 03/10/2016 89.5 89.6 1085 0.05 13469 1 1 1
8 NSE GMRINFRA 03/10/2016 12.4 12.45 13528 0.05 13469 1 1 1
9 NSE 3MINDIA 03/10/2016 13201 13250 474 0.05 13469 1 1 1
10 NSE 8KMILES 03/10/2016 2002.85 2004.5 11058 0.05 13469 1 1 1
WorkingOrders
cancel exch uid symbol token buysell qty price oid trdqty account status fft slprice
OrderBook
NetPositions
TradeBook
Summary
exch uid symbol token buysell qty price OID trdqty account Status fft slprice
Powered By Stampede Ltd.

7.      DESCRIPTION OF PROPERTY

The Company’s head office and principal place of business is situated at 16-017, 85 Broad Street, New York NY 10004.

Singapore Office:

105 Cecil Street, #11-00, The Octagon, Singapore 069534.

8.      MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Longfin Corp. was formed in the State of Delaware on 1 February 2017. The Company principal execution office is 16-017, 85 Broad Street, New York NY 10004.

LongFin Corp., is currently strategically operating its business operations via direct control and coordination from its principal place of business in the state of New York by the Chairman, Mr. Venkata S. Meenavalli, the director/ Global Head – Marketing, Mr. Yogesh Patel and Chief Financial Officer, Mr. Krishanu Singhal.

Longfin Corp and its subsidiary is an independent finance and technology (“Fintech”) company specializes in structured trade finance solutions and physical commodity finance solutions and acquired 100% of the global trade finance technology solution provider, Stampede Tradex Pte Ltd., a Singapore incorporated entity (“Stampede”), post the commission qualifications. Longfin Corp has issued 50 Million common shares (Class A or B) to shareholders of Stampede for 100% of the Stampede, and became the parent company of Stampede. LongFin Corp core business plan is to utilize Stampede’s technology, strategy, infrastructure and its business model for the regions of United States of America, North America, South America, and Africa, and to carry the same business as being carried by Stampede for the Asia Pacific region, Middle East and Europe. Stampede being the subsidiary of LongFin will continue to grow in its core regions.

We are primarily a technology company providing technology solutions for finance houses and trading platforms around the world specializing in ART (Alternative Risk Transfer) using global electronic markets. LongFin Corp provides Liquidity / Technology Solutions to all the major  Global Banks / Global Commodity Trading Houses across the Globe.

Operating Results

As of March 31, 2017, LongFin (Standalone) have generated revenue of approximately USD 700,000 and incurred expenses of $680,000. Our operating expenses consisted of the costs incurred in cost of sales and other operating expenses. As a result, our net gain for the period from inception through March 31, 2017 was approximately $20,000. Our accumulated surplus as at March 31, 2017 was $20,000.

The transactions underlying Longfin’s (Standalone) revenues and operating expenses in the period ended March 31, 2017 as follow:

a.Revenue income is towards the Technology solutions/ services provided to a United Kingdom based company for USD 700,000 on the hourly usage of various Longfin technology services for the 2 months period ending March 31, 2017 at the agreed rates.

b.Operating expense of approximately USD 680,000, includes approximately USD 43,000 towards the general and administrative expenses & approximately USD 637,000 is towards the Data Feed services taken from Meridian Tech HK Limited. Meridian Tech HK Limited is a related party to Longfin (being the Controlling Shareholders for both the companies are same, Mr. Venkata Srinivas Meenavalli).

Stampede, a Longfin significant subsidiary has started business operation in 2014.

The financials performance for Stampede for the latest financial period of nine months ended 31 Dec 2016 against the comparative period in 2015 is as follows:

1. The revenue from our different technology service products has increased by approximately 200% from the last comparative financial period;

2.The net profit increased by approximately 59% from the last comparative financial period. The net profit margin does not increase in the same proportion as the revenue, due to our cost of services increases and varies with products. We are growth company, which requires efforts to develop and market the new innovative products in the market in the fast changing technology space.

3.The net earnings per share increased from 1.03 in Dec 2015 to 1.23 in Dec 2016

The financials performance for Stampede for the last audited financial year ended 31 March 2016 against the comparative period in 2015 is as follows:

1.The revenue from our different technology service products has increased from USD 1.17 MN in 2015 to whopping USD 16.1 MN in 2016;

2.The net profit increased by approximately 400% from the last comparative financial year. The net profit margin does not increase in the same proportion as the revenue, due to our cost of services increases and varies with products. We are growth company and started operations in 2014 only, which requires efforts to develop and market the new innovative products in the market in the fast changing technology space. We also invest heavily in CAPEX to keep pace with the market and thus our net margin decreases due to the non-cash depreciation expense and tax liability.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we may either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources (Consolidated)

As of March 31, 2017, LongFin along with its subsidiaries had $9.50 million in cash & other receivables, $9.80 million in fixed assets and total liabilities of $3.33 million. In management’s opinion, the Company’s cash position is sufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation and further expansion globally. The Company hopes to raise $50,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses and growth strategy over the next 5 years.

Although we intend on developing our growth strategy with our proceeds, there is no guarantee that we will be able to execute such a plan within our target time. Developing the project will depend highly on our funds, the availability of those funds, and the size of the fund raised. The Company plans to pursue its strategy of the business. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of developing the business will be adversely affected and the Company may not be able to pursue its project opportunity if it is unable to finance such buildup. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are an early stage company with no operations within the Company to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company may be required to cease business operations. As a result, investors may lose all of their investment.

Off-Balance Sheet Arrangements

As of March 31, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

LongFin has been successfully tested and certified by proof of the success of Stampede’s history of operations. Stampede has ready infrastructure in Singapore that provides significant operation capabilities in the near-term, allowing the Company to focus on its growth strategy.

MISSION

Digitalizing the Real Assets across the globe.

VISION

To be a major global FinTech house extending the power of Machine Learning and Artificial Intelligence to Structured Trade Finance, Securitization Markets across the continents.

Vision of LongFin

Employ countrywide Asset Back / Carry Trade Solutions.

Harness the power of emerging market Interest Rates against G7 Currencies.

Integrate Interventions
We integrate the EMM, Trade Finance, Structure Finance and Asset Management to achieve global momentum and scale.

Collaborate – We collaborate across multiple geo locations to build on strengths and distribute the risk.

Milestones of LongFin /Stampede

We at LongFin and its subsidiary is a R&D team of professionals comprising Quant Developers, Analysts, Engineers, HFT programmers backed by a team of experts in Random Finance for Underwriting Global Financial Markets.

How we started doing business and how we developed the core business?

In early stages we developed Arbitrage Strategies, Spread Strategies, Quant Strategies, Proprietary Multi Currency Trading Platform and Derivative Engine for Option Pricing.

Ours is basically a Financial Technology centric platform, backed by in-house R&D team and we evolved as:

•Liquidity Provider for Exchanges

•Market Maker for Electronically Traded Products (FX, FX derivatives and commodities)

•Platform Services for Pricing, Historical Data Valuations, Portfolio Management and Trade Services

Our technology suite is an integrated platform comprising Feed Handlers, Order Routing and Risk Management components that enables High Frequency Trading. Our HFT simplifies the process of EMM activity while efficiently handling messages with low-latency across all FX, FX derivatives and commodities.

Our subsidiary, Stampede evolved as a market maker (FX, FX derivatives and commodities) and provided liquidity to global exchanges. Currently we ‘make markets’ on all major exchanges in SGX-DT, DGCX, CME, ICE and HKEX. We define our market making activities as being “Market-Neutral” strategies. As a Market maker we usually take no directional positions. Our aim is not to have any positions overnight and try to end with flat positions without any long or short positions.

Our subsidiary, Stampede business operations does not involve in any activities relating to securities, as defined in Section 2(a)(1) of the Securities Act in the US Market.

How we evolved….

Year wise progress:-

2014/15

Stampede created high scalable Financial Technology Platforms for providing Liquidity, Hosted Algo Solutions, Trade Financing Solutions and Techno Wealth Management Solutions.

•Feed Handlers and Parsers with compatible TCP Binary API and FIX.

•Proprietary API – IPC (Inter Process Communication) Middleware Message Broker for Order Routing.

•CEP (Complex Event Processing) for Populating Order Book.

•GPU (Graphical Processing Unit) for pricing the Options on Tick-by-Tick data.

•We combine the Math power of Partial Differential Equations, Stochastic (Randomness), Jump Process, Brownian Motion, VWAP, Slicing, Iceberg, Own Algos with High Processing Power. We integrated FIX binary framework into our terminals utilizing co-location network space to reduce the latency.

2015/16

Stampede improved and scaled up the existing products on a low-latency platform- IPC Implemented to achieve the low-latency on a trading environment for the following models:

•Algorithmic / High Frequency Trading

•High Performance Computing

•Implemented Multiple-threading technology used to improve parallelization of computations performed on CPUs

•High Frequency Trading: GPU-IPC Components

•FIX / FAST FIX Protocol

•A-Li-En Liquidity Engine: A-Li-En is a limit order driven ECN platform

•Liquidity Pricing & Order Matching Engine

•VPS – Virtual Private Server for global exchanges

•OTC FX Hedging Solutions

2017	Developed Global Risk Management and Global Treasury Management products. FICC (Fixed Income, Commodities and Currencies) Solutions •Structured Finance Solutions through proprietary technology

Our servers are co-located in Data Centers with 10 G Network and provide liquidity with the help of core engines on low-latency platforms. We successfully developed an integrated Electronic Market Making platform comprising Feed Handlers, Algorithmic Trading System, Price Aggregation, Smart Order Routing and Real-time Pricing through which we create huge volumes and liquidity to multiple exchanges across the globe.

Agreements

We, together with subsidiary had entered into agreements with the following Exchanges and Clients to carry-on trading operations.

S. No.	Exchange	Exchange Profile	Description
1	SGX – Singapore	Singapore Exchange Limited (SGX) is an investment holding company located in Singapore and provides different services related to securities and derivatives trading and others.	Admission as a SGX-DT Limited Trading Member (Proprietary)
2	DGCX – Dubai

The Dubai   Gold   &   Commodities   Exchange(DGCX) is a financial and commodity derivatives exchange   located   in   Dubai, the   United   Arab Emirates.      DGCX      commenced      trading      in November 2005 as the first derivatives exchange in the Middle East and North Africa (MENA) region.  The Exchange is owned by the Dubai Multi Commodities Centre (DMCC).

Trade Member of Dubai Gold and Commodity Exchange
3	CME – Chicago

CME Group Inc. (Chicago Mercantile Exchange & Chicago Board of Trade) is an American financial market company operating the world’s largest options   and   futures   exchange.   It   owns   and operates large derivatives and futures exchanges in    Chicago,    New    York    City,    and    exchange facilities    in    London,    using    online    trading platforms.

International Incentive Program in CME Group
4	TradAir Solutions

TradAir is a leading provider of front office optimization solutions designed to offer financial institutions the ability to create new revenue layers and reduce costs, while enhancing and creating new client relationships. TradAir provides a comprehensive suite of products utilizing the latest technology.

Trading Platform and Access Agreement

5	INTL FCStone - USA

INTL FCStone Inc is a Fortune 500 financial services   firm   focused   on   diversified   financial markets.     The     company     serves     mid-sized commercial  clients  and  its  activities  are  divided into  five  functional  areas:  Commodity  Trading and   Risk   Management   Services   for   virtually every     major     Traded     Commodity,     Foreign Exchange,   Securities,   Clearing   and   Execution Services, and Global Payment services.

Client Agreement – Investment Business
6	LME – London

The   London   Metal   Exchange   (LME)   is   the futures exchange with the world's largest market in options and futures contracts on base and other metals.  As  the  LME  offers  contracts  with daily  expiry  dates  of  up  to  three  months  from trade  date,  weekly  contracts  to  six  months,  and monthly  contracts  up  to   123  months,  it  also allows for cash trading.

LME New Market Participant program

Trading Statistics – Longfin together with its subsidiary

Volumes

Trading Volumes in Global Exchanges (USD in millions)

April 2016 to
Dec 2016

April 2015 to
March 2016

November 2014 to March 2015

Volumes Recorded in SGX-Singapore, DGCX-Dubai, CME-Chicago and HKEX-Hong Kong exchanges.

o2014/15 – we handled $4.38 billion Fx Transactions

o2015/16 – We handled $39.185 billion Fx Transactions

o2016/17 – We handled $17.16 billion Fx Transaction (9 months)

Revenue Segmentation

Appreciation & Achievements

[Following are some of the appreciative Emails received by our company]

___________________________________________________________________________________

Singapore Stock Exchange - SGX

Ranked as #50 in SGX as Market Maker

From: Narendra Hegde <narendra.hegde@sgx.com>

To: 'Venkat@stampedecap.com' <Venkat@stampedecap.com>

Sent: Fri, 16 Sep 2016 02:56:05 +0100 (BST)

Subject: Stampede on top 50 SGX client list

Venkat,
Stampede has reached top 50 clients of SGX , even though your ranking is 50, its quite an accomplishment to be in the top 50 club

☺.

Congrats to you and your team.

Thanks & Best Regards
Naren
Associate Director – Singapore & rest of Asia sales

___________________________________________________________________________________

Inter-Continental Exchange - ICE

From: John Ho <John.Ho@theice.com>
To: Venkat Meenavalli (venkat@stampedecap.com) <venkat@stampedecap.com>, Vasu (vasu@stampedecap.com) <vasu@stampedecap.com>
Sent: Tue, 05 Jan 2016 03:44:25 -0000 (GMT)
Subject: Extension of the 5:1 Rebate

Dear Venkat and Vasu

Happy New Year!
Thank you for your continued support of ICE Futures Singapore. Further to the previous communications outlining the special period of 5:1 rebates for Mini Brent and Mini Gasoil against the ICE Brent and ICE Gasoil on ICE Futures Europe for the month of December 2015 and to bring in the New Year, ICE Singapore has extended this period until 31st January 2016. After 31st January 2016 the rebate program will revert to the 10:1 deal that was in the original agreement. All other terms and conditions are as per the original signed agreements.

Best Regards,
John Ho - Director
Intercontinental Exchange | ICE

___________________________________________________________________________________

Hong Kong Exchange - HKEX

From: Rina Ku <RinaKu@HKEX.COM.HK>
To: 'venkat@stampedecap.com' <venkat@stampedecap.com>
Cc: 'Vasu' <vasu@stampedecap.com>, 'emmanuel@stampedecap.com' <emmanuel@stampedecap.com>, Chris Lee <ChrisLee@HKEX.COM.HK>, murthy <murthy@stampedecap.com>
Sent: Wed, 06 Jan 2016 07:18:32 -0000 (GMT)
Subject: RE: [Stamepede] CNH Futures Active Traders Program Extension

Hi Mr. Venkat,

Thank you so much for your continuous support for our CNH Futures. This year we are planning to launch more currency pairs such as the EUR/CNH, AUD/CNH, INR/CHU and MYR/CNH.

I have attached the draft contract design for your consideration. Let me know if you have any comments on the contract design. Also for Market Making which pairs would you be interested in and what is a realistic spread obligation for you?

Many thanks in advance for your valuable advice.

Many thanks,
Rina | Client Business Development | Global Markets
Hong Kong Exchanges and Clearing Limited

___________________________________________________________________________________

Future Roadmap

To be a major Global Financial Technology House connecting to all the major exchanges across the world and creating an Ultra-low latency Platform capable of handling billions of transactions of Trade Finance / Asset Securitization. Having the best Statistical and Quantitative financial engineering team at the helm and offices in USA, Singapore, India while expanding foot print into Europe and South America in the fields of Structured Finance, Trade Finance, Real Estate, Electronic Markets and High Frequency Trading.

1.Treasury Management Solutions (TMS) - Trade Finance

Our expertise in Trade Finance includes Carry Trade, Warehouse Financing, Collateralized Financing, Underlying Commodity Risk Management, Cost Reduction / Zero Cost hedging Structures, Managing Long/Short (Buy/Sell) Commodity variance Risk. We also handle Synthetic Securitization and Out-right Securitization for non-banking investors.

2.TMS - Real Estate / Mortgage Asset Backed

Our complete end-to-end solution insulates Yield Curve Risk, LIBOR Risk, Cross Currency Risk, Distress Consumer Securitization and Future Flow Receivable Securitization against Real Estate Loans, Mortgage Loans, Commercial Mortgage Loans and Residential Mortgage Loans.

3.TMS - Derivative and Structured Products

We are one of the most active firms in trading the underlying risk in electronic markets connected with very ultra-low latency platform that manages tick-by-tick data.

Our Core Areas of specialization:

a.Structured finance transactions are embedded with multiple complex derivatives and increase manifold with increasing volumes.

b.We regularly structure and negotiate complex derivative spreads, Swaps linked to Currencies, Commodities and LIBOR.

c.Expertise in grading Synthetic Derivatives that manage Skew and Kurtosis.

4.TMS - Insolvency Risk Management / Credit Risk

After 2008, the global fall-out from the credit crisis has led to increase risk mitigation and insolvency credit risk. We work with major Trade Finance / Credit Insurance companies specializing the ART (Alternative Risk Transfer) and create products that can transfer and handle the risk management with Re-insurance companies.

5.TMS - STIR – Short Term Interest Rate Management

STIRs are very liquid instruments and the contracts used to hedge against borrowing or lending exposure. We focus on Short Term Interest Rate Futures contracts and manage interest rate risk, by locking in fixed interest rate. We also manage the basis risk and yield curve risk which is embedded in options.

9.      DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

LONGFIN - DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

LongFin has assembled an experienced management team including experts and executives in our industry. Venkata S. Meenavalli is the Founder and Chairman, director executive officer of LongFin Corp., a global techno entrepreneur and financial expert. Mr. Yogesh Patel, director and executive officer is entrepreneur with a long history of successful tech startups. Mr. Krishanu Singhal, chief financial officer and a seasoned Chartered Accountant.

The core management team includes experts and executives in our industry and professionals with decades of experience in the financial industry. Mr. Linga Murthy Gaddi is the Chief Technical Officer (“CTO”), Mr. Emmanuel Dasi is the Chief Investment Officer (“CIO”), Mr. Raj Mondraty is the Chief Operating Officer (“COO”) and Mr. Vivek Kumar Ratakonda is Chief Compliance Officer (“CCLO”).

Longfin’s principal place of business is in the City and the state of New York and is under direct control and coordination of founder and Chairman, Mr. Venkata S Meenavalli, director/ Global Head – Marketing, Mr. Yogesh Patel and Mr. Krishanu Singhal (Chief Financial Officer) and Sarah Altahawi the associate Vice President from our headquarter in New York City.

The table below lists LongFin’s directors and executive officers, their ages as of July 6, 2017, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Executive Officers and directors

Venkat S. Meenavalli	Chief Executive Officer and Chairman (1)	45	February, 2017
Yogesh Patel	Global Head – Officer	55	February, 2017
Krishanu Singhal	Chief Financial Officer	41	February, 2017
Raj Mondraty	Chief Operating Officer	45	June, 2017
Sarah Altahawi	Associate Vice President	23	June, 2017
Linga Murthy Gaddi	Chief Technical Officer and director (1)	39	June, 2017
Emmanuel Dasi	Chief Investment Officer	56	June, 2017
Vivek Kumar Ratakonda	Chief Compliance Officer and director (1)	54	June, 2017
Ghanshyam Dass	Director (1,2,3,4,5,6)	66	August, 2017
David Jonathan	Director (1,2,3,4,5)	43	August, 2017
John Parker	Director (1,2,3,4,5)	58	August, 2017
Henry Wang	Director (1,2,3,4,5)	50	August, 2017

(1)Board Member

(2)Independent director

(3)Audit Committee Member

(4)Compensation Committee Member

(5)Nomination Committee Member

(6)Committees Chairman

Executive Officers and directors

Venkat S. Meenavalli - Founder, Chairman and Chief Executive Officer

Venkat is a global techno entrepreneur, a financial wizard, and is multitalented with his high skill and knowledge when it comes to IT, Finance, Fintech, Trading, Venture Capital, PE / Mezzanine Debt, Real Estate, Advisory and Re-Insurance and established business houses in Singapore, UK, US, India, Dubai and St. Vincent.

Venkat holds an advanced diploma from Maritime Communication Australia, a PG Diploma in International Trade Finance from Middlesex, is a Novell Certified Network Engineer and Microsoft Certified engineer and is a Microsoft Internet Security Engineer. He is a widely read world traveler, an eloquent speaker, dynamic administrator and analytical thinker with business acumen. He is always adopting and applying new concepts that suit contemporary and modern business challenges.

He was one of the key architects and driving forces in defining the early stages of internet rollovers in Wall Street (NASDAQ and Merrill Lynch). He is founder and Chairman of Stampede Capital Limited which is a listed company in India (NSE & BSE) with a market cap of USD 100 million.

Venkat is a true believer in disruptive technologies and believes that every piece of information is worth millions. He is also a true believer in the alchemy of structured trade finance.

Yogesh Patel, Director: Global Head – Marketing

Mr. Yogesh Patel has a vast experience in the field of marketing and advertising of more than 30 years. Mr. Patel has been a pioneer in the marketing in the digital marketing and is an entrepreneur. Mr. Patel has been the founding member and marketing wizard of many innovative businesses across the globe. He has been founder of a company in the business of prepaid and dial around calling cards in 1993 in United States of America for which he was featured in business magazines. Mr. Patel, in 1998 founded a renowned Indian portal serving all the major Indian community with 17 verticals for providing the information, act as search engine and advertising portal. Mr. Patel joined Northgate Technologies Limited, (an India listed entity) as Chief Operating Officer and helped company grow in 2004. The company was pioneer in online advertising and VOIP calling services at the very inception stage of online advertising and VOIP calling services globally.

Prior to these, Mr. Patel was software catalyst in renowned companies.

Mr. Patel is currently in advisory role for financial technology companies and other technology & non-technology companies around the world. Besides the interests in online advertising, financial technology solutions marketing, Mr. Patel has keen interests and understanding of commodities, mining, electronics, construction and development of new and innovative products and services across the globe physically and digitally.

Mr. Yogesh Patel hold a Master’s in Business Administration with majors in Marketing and Advertising from a prestigious institute in India.

Mr. Yogesh Patel is a U.S. Citizen and is resides in state of New Jersey with his family.

Krishanu Singhal - CFO

Mr. Krishanu Singhal has been Chief Financial Officer of Longfin since 2016. Mr. Singhal brings over 16 years of experience of financial leadership and management in diversified business activities ranging from banking, aviation, real estate to technology companies comprising corporate finance, asset banking, cross border merger and acquisition, fund raising and roadshow.

Prior to joining as Chief Financial Officer, Mr Singhal was heading the finance and accounting division for 8 years, of a Singapore listed Real Estate Business Trust with assets holding approx. USD 2 billion, providing leadership for the accounting, finance, compliance, taxation, legal and advisory services, capital management & risks management dealing with major investment bankers (DB, Merrill Lynch), Big 4 auditing and TAS team (EY & Deloitte), leading Legal Counsels (Allen & Gledhill, Clifford Chance). Mr. Singhal had worked as Credit Manager for mortgages business with ICICI bank, a second largest private sector bank in India. Also, Mr. Singhal was part of senior management team with a large business conglomerate in the businesses ranging from para-banking, aviation, real estate and FMCG, heading and responsible for setting up the internal audit function for the all the group businesses across all over India.

Mr. Singhal is a Certified Chartered Accountant and has been a member of ICAI since 2000 and has earned his Bachelor of Laws and Bachelor of Commerce degree from Delhi University, India.

Raj Mondraty - COO

Mr. Raj is a seasoned entrepreneur, highly experienced Operations Executive, Business Leader, and a Global Investor with over 24 years of experience in I.T, Software Development Services, Management, Finance, Retail, Insurance and Real Estate. During his tenure as an entrepreneur, Raj successfully conceptualized and ventured into several companies including ITSS – an IT Services and Management Company, Savaant – a Service Oriented Company located in North America, Pentax Software Solutions and IBRIDZ located in Asia. Mr. Raj spearheaded the growth of the companies to more than 100% with millions of dollars in revenue and continue to do so.

Mr. Raj earned his Master's in Environmental Engineering from Florida International University and a Bachelors in Engineering from Andhra University. Mr. Raj is currently Founder, President and Chief Executive Officer of the I.T Software Solutions, a leading IT Services marketplace with operations in North America and Asia that served hundreds of clientele including but not limited to the Fortune 500 companies viz. Office Depot, Blue Cross Blue Shield, Eli Lilly etc.

Mr. Raj as CEO and Operations Executive orchestrated and built high-performance organizations and teams by aligning and revamping the HR, AR, AP and IT teams. Raj oversaw 100% growth in companies from inception. He reduced operating costs, negotiated new rates, controlled contract costs. Raj regularly mentored and advised various members of the team which included the Vice Presidents and Directors. Raj implemented Operating Strategies, set up communicating policies to the workforce and ensured that targets are met and corporate goals attained.

Mr. Raj is also an ardent real estate developer both in the US and Asian markets which successfully reaped high end profits. Mr. Raj is a philanthropist involved in several charity and non-profit organizations helping challenged and poor kids in different areas.

Sarah Altahawi – Associate Vice President

Ms. Altahawi has more than three years of investment banking experience at a leading investment banking house in New York. She is a versatile player in taking on varied roles from relationship management to facilitate highly effective marketing/ PR plans. Ms. Sarah has is a potent leader in her work  Ms. Sarah is responsible for identifying, securing offerings, merger & acquisition deals by way of gathering, analyzing and interpreting complicated numerical information. Ms. Sarah led worldwide syndication processes for numerous capital raises on behalf of SEC qualified companies and conducted comprehensive and discerning research in a wide range of industries while creating company profiles in order to support executives in pitching ideas to prospective clients. Her forward-thinking pragmatism and intuitive interpersonal skills are exceptional.

Ms. Altahawi earned degree from University of Hartford and attained broad knowledge in the capital market, including mortgage lending.

Linga Murthy Gaddi - CTO

Mr. Gaddi has a Double Master’s Degree in MSc (Computer Science) and M.Tech (Computer Science) and has worked in Isoftel Telecommunications Singapore, where he was part of a team of researching analysts with very large billing systems that specialized in Radius servers and B2B billing.

Linga was also a key architect in Northgate Technologies Ltd and headed the R&D division and also developed the second largest VoIP product, Globe7, which is globally used by millions of users across 140 countries and worked for many subsidiary companies in UK, Hong Kong & Singapore.

Linga has had hands on involvement in developing the SOR systems, Message Queue Servers, Inter Process Communication Systems and has been involved in functionality, stability and performance improvements in algorithmic trading and exchange connectivity components of the proprietary trading platform and has developed high frequency core algorithmic components by integrating risk frame structured frameworks in global markets. He is one of the prominent key architects in building an ultra-low-latency platform and has implemented a High frequency trading platform.

Emmanuel Dasi - CIO

Mr. Dasi has a triple Master’s degree in MSc. in Mathematics, MSc. in Statistics and MCA Computer Science and has over 20 years of experience in the research that he headed in the Statistical department. He worked at TCS & Ford IT Services and designed and implemented credit modeling.

Currently positioned as a Chief Information and Risk Officer in Pricing Derivatives, Risk Management and is specially trained in Risk Management in London, UK.

He has designed and implemented algorithms for relative value arbitrage based on CAPM and Arbitrage Pricing Theory (APT) for national and international-pairs. Supervising and coordinating trading strategies for the Statistical Arbitrage Models, VWAP and Equity and Derivative Markets.

Vivek Kumar Ratakonda, CCLO

R. Vivek Kumar is a fellow member of the Institute of Chartered Accountants of India having nearly three decades of experience in the profession of Chartered Accountants. He has a rich blend of consulting and industry experience.

His experience inter alia includes advising on transaction structuring including mergers, acquisitions, divestitures, corporate restructuring, capital restructuring, foreign investment consulting, contract structuring and negotiations. He has held leadership roles and has been in the forefront in articulating group philosophy and values and believes in a team building approach.

Mr. Vivek holding experience on Global Treasury Management, Structured Finance Management, Securitization Management and Asset Back Securitization Management segments. His expertise in conceptualizing capital structures, knowledge of regulatory framework and advice on direct taxation.

Dr. Avinash K, Strategic Advisor

Avinash has a PhD in Applied Mathematics (Fluid Dynamics) and research experience in quantitative financial and computational engineering. Avinash has specialized in quantitative models, product management and quantitative risk management.

Developed various quantitative models to project the company’s financial potential:

·Stochastic analysis and processes, stochastic modeling, statistics and Probability models of risks, Partial differential equations, financial mathematics of security markets and data mining, utilizing multi variate analysis, multiple regression models etc.

·Implemented spread trading, option market making and derivatives   trading strategies platforms.

·Developed Financial Algorithmic Trading Quant Models

·Developed directional and volatility models such as Dynamic Trend Lines, Divergence, Patterns, Volatility Quant Skew models, GWAP and etc for financial trading platform

·Developed and implemented HFT and alfa generating   trading models on the option market making, Spread trading of Equity and futures of various asset classes such as Indices, Currencies, Commodities and Equities etc. under the framework of Money Management and Risk Management

Ghanshyam Dass

Mr Dass is senior advisor, KPMG. Assisting KPMG team in the region to develop and further strengthen core businesses, by maximizing business opportunities, optimizing market synergies and complementarities across industry sectors as also strengthening relationship with the Regulators, various trade bodies and Government Departments at Centre and State Level. He completed his Masters in Linguistics (an Inter Disciplinary Course) from Jawaharlal Nehru University, New Delhi and Bachelor's degree with Honours in Economics from Delhi University, New Delhi, India.

Ghanshyam has had an outstanding career in domestic, international banking and Capital Markets for over 32 years. Ghanshyam joined NASDAQ OMX Group in 2000 and up until February 2009, he was Managing Director – Asia Pacific & Middle East, prior to which he was the General Manager and Chief Executive of Majan International Bank (a subsidiary of Commerz Bank A. G., Frankfurt, Germany) in the Sultanate of Oman. He also worked on several assignments, including the British Bank of the Middle East for two years as the Chief Executive Officer for its India operations, and with the Hongkong and Shanghai Banking Corporation for over ten years as Manager – South Asia & Middle East, Financial Institutions Group amongst other assignments.

In his early career, he spent over nine years with US Educational Foundation in India (as Research Assistant to a Senior Fullbright Scholar), Bank of India, Wells Fargo Bank N. A., (as Assistant Representative for India) and Marine Midland Bank, N.A.

He worked as Senior Advisor, INTEL Capital up until July 31, 2010 - Assisted Intel Capital team in the region to develop and further strengthen core businesses across Information Technology,. Telecom and other related sectors.

Currently Mr Dass is:

•Independent Director on the Boards of Jain Irrigation Systems Ltd, Jubilant Industries Ltd., Mayar Infrastructure Development Pvt. Ltd., Powerica Ltd., Estel Communications Ltd., Estel Technologies Ltd, Jubilant Agri & Consumer Products Ltd.,BQ Padmavathy Finance Academy Private Limited and Mayar Health Resorts Ltd.

•Member, The Indus Entrepreneurs (TiE), Association of Biotech Led Enterprises (ABLE)

•Founder Member Association of Outsourcing Professionals (AOP), and President – Masters Athletic Federation of India.

•Member, Governing Council, Bangalore International Mediation, Arbitration and Conciliation Centre (BIMACC).

•Vice President, Para Athletics Federation of India.

•Special Advisor to NASDAQ OMX Group

•Trustee, The Braj Foundation

•Advisor on the Abhaya Foundation's National Advisory Council

David Nicholas

Dave Nichols has over 14 years of experience in entrepreneurial and start up businesses. As co-founder and managing director of Pangea Capital Partners, Dave built a portfolio of carbon emissions projects in China, South Africa and Indonesia. Mr. Nichols also understands the importance of executing day to day operations to ensure the success of new companies.

Dave is the co-founder and managing director of Pangea Capital Partners. He is responsible for building Pangea's global business presence in the environmental sector and manages its carbon emissions trading business. He has in-depth knowledge of project finance, carbon emissions, environmental policy, commodities sales and trading, and principal investing. At Pangea, Mr. Nichols expanded and operated the business in developing markets including China, Indonesia, and South Africa. He develops and executes projects in many sectors such as renewable energy, energy efficiency and water mitigation. At Pangea, Dave is directly responsible for the origination and development of over 30 carbon emissions reduction projects under the Kyoto Protocol CDM Mechanism.

Mr. Nichols also has a strong track record of successfully negotiating contracts in developing markets. In China he successfully signed and developed over 30 CDM projects with counterparties ranging from small private Chinese companies to large state owned enterprises. In 2009 Mr. Nichols joined Deegon Inc. where he originated and negotiated large physical commodities transactions in both the oil and coal markets with leading Chinese companies including Norinco and Sinochem. Dave successful brokered a $50 million fuel oil deal with a Top 25 company in China. At Deegon, Dave had the additional responsibility of managing logistical aspects of the commodity deliveries. Also at Pangea Capital Partners Mr. Nichols lead successful project finance group. Raising capital for projects in China and other developing countries.

Dave has valuable experience in emerging markets and has built a global presence in the environmental markets sector, including Asia, Latin America, Africa and the U.S. He has extensive knowledge in investment management, corporate finance, foreign exchange markets and business operations. Prior to Pangea Capital Partners, Dave was President of MTD, Inc. a developer of medical imaging technology. Dave earned an MBA with distinction from Columbia University and a BS in Environmental Science from University of Delaware.

John Parker

Mr. Parker is a native Californian and is Managing Partner at JP Advisors in London, England. Mr. Parker founded JP Advisors in 2012 to provide financial capital markets advisory services to private and public companies. He is an experienced sales and marketing professional, having spent the past 30 years first with technology companies in Silicon Valley and then with major financial institutions including Lehman Brothers, Salomon Brothers (Citigroup), ING Group, WestLB AG and Uralsib Capital.

He has helped companies raise over $25 billion in 130 different transactions from 30 different countries. Mr. Parker has extensive knowledge of equity and debt capital markets combined with broad and deep relationships across private equity, asset management, and the banking industry in the US and Europe. He has a strong international background, having run institutional equities teams and broker dealer platforms in New York and London.

He has managed sales organisations where he has built teams from the start up stage, restructured underperforming teams, rebuilt platforms suffering from high employee turnover and improved performance to reinvigorate growth. Additionally, Mr. Parker has worked with publicly listed companies, assisting in debt and equity capital raising and investor relations advisory, with a particular emphasis on the development of the equity story, presentation material and investor targeting, to ensure the optimal market valuations for his clients.

He has broad experience in sales & marketing, strategic planning, business plan development, equity story development, regulatory compliance, financial modelling, budgeting, P&L responsibility and board level communication and interaction. During his career, John has worked and/or conducted business in the U.S., Latin America, Western Europe, Turkey, Russia, Ukraine, India and Singapore.

Mr. Parker has a bachelor’s degree in Economics from the University of California, Irvine and a MBA from the Anderson School at UCLA.

Henry Wang

Mr. Wang has over 20 years of experience in information technology within the financial services industry; he has held senior roles at online trading firms’ TD Ameritrade and TD Waterhouse Securities.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has a Chairman, Mr. Venkata S Meenavalli. The Chairman has authority, among other things, to preside over board of directors meetings and set the agenda for board of directors meetings. Accordingly, the Chairman has substantial ability to shape the work of our board of directors. Because of the addition of our independent board members, we currently believe that separation of the roles of Chairman and Chief Executive Officer is not necessary to ensure appropriate oversight by the board of directors of our business and affairs. However, no single leadership model is right for all companies and at all times. The board of directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the board of directors may periodically review its leadership structure. In addition, following the completion of the offering, the board of directors will hold executive sessions in which only independent directors are present.

Our board of directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee will oversee management of financial risks; our board of directors regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The board of directors regularly reviews plans, results and potential risks related to our product development, commercialization efforts and clinical trial progress. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Board Committees

Our board of directors has established three standing committees —audit, compensation and nominating and corporate governance —each of which will operate under a charter that has been approved by our board of directors. We intend to appoint persons to the board of directors and committees of the board of directors as required meeting the corporate governance requirements of a national securities exchange.

Audit Committee

We appointed four members of our board of directors to the audit committee, one of whom qualifies as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ Listing Rules. In making a determination on which member qualifies as a financial expert, our board of directors has considered the formal education and nature and scope of such members’ previous experience.

Upon the completion of this offering, our audit committee will be responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing, with our independent registered public accounting firm, all critical accounting policies and procedures;

•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•

reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and any certification, report, opinion or review rendered by our independent registered public accounting firm;

•	reviewing and investigating conduct alleged to be in violation of our code of conduct;

•	reviewing and approving related party transactions;

•	preparing the audit committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

Compensation Committee

We have appointed four members of our board of directors to the compensation committee. Our compensation committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Upon the completion of this offering, our compensation committee will be responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving the following compensation for our Chief Executive Officer and our other executive officers: salaries, bonuses, incentive compensation, equity awards benefits and perquisites;

•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•	recommending compensation programs for directors;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

In carrying out these responsibilities, the compensation committee will review all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders.

Nominating and Corporate Governance Committee

We have appointed at four members of our board of directors to the nominating and corporate governance committee.

Our nominating and corporate governance committee is responsible for, among other things:

•	assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;

•	developing, recommending and reviewing corporate governance principles and a code of conduct applicable to us;

•	assisting our board of directors in its evaluation of the performance of our board of directors and each committee thereof; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

Significant Employees

LongFin currently has 15 personnel working full time on behalf of the company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, which outlines the principles of legal and ethical business conduct under which we do business. The code is applicable to all of our directors, officers and employees and will be available on our corporate website following the completion of the offering. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

10.      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of directors or executive officers.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Venkat S. Meenavalli	President/Chairman	175,000	-0-	175,000
Yogesh Patel	Director – Global Head Marketing	60,000	-0-	60,000
Krishanu Singhal	Chief Financial Officer	130,000	-0-	130,000
Raj Mondraty	Chief Operating Officer	60,000	-0-	60,000
Sarah Altahawi	Associate Vice President	60,000	-0-	60,000
Linga Murthy Gaddi	Chief Technical Officer	20,000	-0-	20,000
Emmanuel Dasi	Chief Investment Officer	15,000	-0-	15,000
Vivek Kumar Ratakonda	Chief Compliance Officer	20,000	-0-	20,000

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans in place at the moment, but reserve the right to put one in place in the future.

Executive Compensation Philosophy

We believe that LongFin is at the beginning of its journey and that for us to be successful we must hire and retain people who can continue to develop our strategy, quickly innovate and develop new business opportunities by leveraging the unique technology we have in hand, and constantly enhancing our business model. To achieve these objectives, we need a highly talented team. We also expect our executive team to possess and demonstrate strong leadership and management capabilities.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors and encourages them to devote their best efforts to our business and financial success.

On September 27, 2017, our board of directors and our stockholders approved the company’s intend to have an Stock Options Plan in place. Our plan will provide for the grant of incentive stock options to our employees (including but not limited to company, its subsidiaries and affiliate group companies) and for the grant of non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other forms of equity compensation to our employees, directors and consultants.

Company after approval from directors and stockholders has reserved 10 million Class A common shares under the Stock Options Plan.

The company will appoint banker to administer the plan to administer and determine the terms of plans in due course post company listing on national securities exchange. The plan administrator will determine acceptable consideration for the purchase of Class A common stock issued upon the exercise of a stock option, which may include the following methods: (1) cash, check, bank draft or money order; (2) a broker-assisted cashless exercise procedure; (3) the tender of shares of our Class A common stock previously owned by the option holder; (4) if the option is a non-statutory stock option, by a net exercise arrangement; and (5) other legal consideration set forth in the applicable award agreement.

11.      SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Set forth below is information regarding the beneficial ownership of our common stock, our only outstanding class of capital stock, as of June 19, 2017 by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our common stock, and (ii) all of the current officers and directors as a group. We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Ownership Pre-Offering

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
	beneficial	ownership	of class
Name and address of beneficial owner (1)	ownership (2)	acquirable	(3)	Direct Voting Right
Venkat S. Meenavalli (Class A Common Stock)	10,000,000	-0-	13.72%	13.72%
Venkat S. Meenavalli (Class B Common Stock)	30,000,000	-0-	41.15%	41.15%
Other shareholders	5,400,000	-0-	7.41%	7.41%
Stampede Capital Limited (Class A Common Stock(4)	27,500,000	-0-	37.72%	37.72%

All directors and officers as a group (1 persons)	45,400,000	-0-	62.68%	62.68%(5)

(1)	The address of those listed is c/o LongFin Corp., 16-017, 85 Broad Street, New York NY 10004.
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 72.90 million shares outstanding pre-offering
(4)

Stampede Capital Limited is a listed entity on Bombay Stock Exchange and National Stock Exchange, India.  The SCL shareholders voting rights and dispositive power post acquisition over its interest in Longfin (post share swap) will be administered via proxies to SCL shareholders directly according to the rules, there is no natural person or persons who will have or share voting or dispositive power over these shares of Stampede Capital Limited shareholders interest in Longfin.

(5)	Includes the indirect interest of CEO through his holding in Stampede Capital Limited

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this offering concludes, due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least one year, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale;

provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons replying on Rule 144 to transact in our Common Stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Persons relying on Rule 701 to transact in our Common Stock, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

Lock-Up Agreements

We and our officers, directors, and current stockholders have agreed, or will agree, with the Underwriters, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending six months after the date of the Offering Circular:

•

sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any other of our securities that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other of our securities that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

As a result of the lock-up agreements being entered into in connection with this offering, approximately “X” shares of our Common Stock will be subject to the contractual lock-up provisions set forth in the lock-up agreements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of shares of our Common Stock issued pursuant to this offering by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of shares of our Common Stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This summary assumes that shares of our Common Stock are held by a Non-U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or arrangements, certain U.S. expatriates or former long-term residents of the U.S., tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, or persons in special situations, such as those who have elected to mark securities to market or those who hold shares of our Common Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment). In addition, this summary does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction or any consideration relating to the alternative minimum tax or the 3.8% tax on net investment income.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons (as defined in the Internal Revenue Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our Common Stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of shares of our Common Stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Distributions on shares of our Common Stock

We do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be subject to withholding as described in the next paragraph below. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of the Non-U.S. Holder’s investment, up to such holder’s adjusted tax basis in our Common Stock, as determined on a share-per-share basis. Any remaining excess will be treated capital gain as described below under the heading “Gain on Sale or Other Disposition of Common Stock.”

Any dividends paid to a Non-U.S. Holder with respect to shares of our Common Stock generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with an appropriate and validly completed IRS Form W-8, such as:

•

IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on shares of our Common Stock is not subject to withholding tax because it is effectively connected with conduct of a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. federal income tax rates on a net income basis as described below).

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. The certification also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.

If dividends are effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the U.S. In addition, if such Non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, such Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits for the taxable year, unless an applicable income tax treaty provides otherwise.

Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Any distribution described in this section would also be subject to the discussion below in the section titled “—Foreign Account Tax Compliance Act.”

Gain on sale, exchange or other taxable disposition of shares of our Common Stock

Subject to the discussion below under “—Backup withholding and information reporting” and “—Foreign Account Tax Compliance Act,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our Common Stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution for U.S. federal income tax purposes) unless (i) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “U.S. real property holding corporation,” as defined in the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period with respect to the applicable shares of our Common Stock (the “relevant period”) and certain other conditions are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides otherwise) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition.

With respect to the second exception above, although there can be no assurance, we believe we are not, and we do not currently anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future.

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our Common Stock by reason of our status as a USRPHC so long as (a) our Common Stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) during the calendar year in which such sale, exchange or other taxable disposition of our Common Stock occurs and (b) such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our Common Stock at any time during the relevant period. If we are a USRPHC and the requirements of (a) or (b) are not met, gain on the disposition of shares of our Common Stock generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the “branch profits tax” generally will not apply. Prospective investors are urged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the U.S., unless otherwise provided in an applicable income tax treaty. In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” on its effectively connected earnings and profits at a rate of 30%, unless an applicable income tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the Foreign Account Tax Compliance Act, as modified by Treasury regulations and subject to any official interpretations thereof, any applicable intergovernmental agreement between the U.S. and non-U.S. government to implement these rules and improve international tax compliance, or any fiscal or regulatory legislation or rules adopted pursuant to any such intergovernmental agreement (collectively, “FATCA”), generally will impose a U.S. federal withholding tax of 30% on payments to certain non-U.S. entities (including certain intermediaries), including dividends on and the gross proceeds from a sale or other disposition of our Common Stock unless such persons comply with a complicated U.S. information reporting, disclosures and certification requirements. This regime requires, among other things, a broad class of persons to obtain disclose and report information about their investors and account holders. These requirements are different from and in addition to the certification requirements described elsewhere in this discussion. The withholding rules apply currently to payments of dividends on shares of our Common Stock, and are scheduled to apply to payments of gross proceeds from the sale or other dispositions of our Common Stock paid after December 31, 2018. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions on shares of our Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock, and the entities through which they hold our Common Stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Backup withholding and information reporting

We or a financial intermediary must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on shares of our Common Stock paid to such holder and the tax withheld, if any, with respect to such distributions. These information reporting requirements apply even if withholding was not required. In addition to the requirements described above under “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will be subject to backup withholding at the then applicable rate for dividends paid to such holder unless such holder furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or such other applicable form and documentation as required by the Code or the Treasury regulations promulgated thereunder) certifying under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Dividends paid to Non-U.S. Holders subject to the U.S. federal withholding tax, as described above under “—Distributions on shares of our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the payment of the proceeds of a disposition of shares of our Common Stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies that it is not a U.S. person (as defined in the Code) and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker, and dispositions otherwise effected through a non-U.S. office generally will not be subject to information reporting. Generally, backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected through a non-U.S. office of a U.S. broker or non-U.S. office of a non-U.S. broker. Prospective investors are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated, under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a Non-U.S. Holder can be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon CHRISTOPHER A. KOZLOWSKI is representing the Company in this offering.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of AJSH & Co LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of AJSH & Co LLP as experts in accounting and auditing, and Adamson Brothers Corp., consultant, in matters of public offerings, SEC filing, and structuring the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room,

12.      INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, except for the below mentioned major related party business transactions, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

Major Related Party Transactions for the periods under considerations

LongFin

Related Party	Relationship	Nature of Transaction
Meridian Tech HK Limited (“Meridian”)

Meridian is a Hong Kong incorporated entity and is indirectly 99.9% held by Mr. Venkata S Meenavalli. LongFin is 100% directly held by Mr. Venkata S Meenavalli. Mr. Venkata is director also in both companies. Meridian Tech HK Limited (“Meridian”) passes its services to the related parties at cost, without financial benefit to its owners.

Based on these Mr. Venkata being the director and promoter for both Meridian and LongFin, the entities are related entities.

Meridian is in the business of providing data feed services and LongFin for provision of its services to customer need the data feed. LongFin secured the data feed from Meridian during the period under consideration under an agreement to provide the data feed services at the agreed charges.

Data Feed expense for LongFin amounted to USD 280,952 during the period ended 28 February 2017 (reference – Section 14, Note 7: Related Party Transactions to Audited Financials of LongFin for period ended 28 February 2017).

Stampede

Related Party	Relationship	Nature of Transaction

Meridian Tech HK Limited (“Meridian”)

Meridian is a Hong Kong incorporated entity and is indirectly 99.9% held by Mr. Venkata S Meenavalli. Stampede is 45% directly by Mr. Venkata S Meenavalli and approx. 13.6% indirectly by Mr. Venkata, thus indirect interest of Mr. Venkata is 58.6%. Mr. Venkata is director also in both the companies. Meridian Tech HK Limited (“Meridian”) passes its services to the related parties at cost, without financial benefit to its owners.

Based on these Mr. Venkata being the director and controlling shareholder for both Meridian and Stampede, the entities are related entities.

Meridian is in the business of providing data feed services and Stampede for provision of its services to customer need the data feed. Stampede secured the data feed from Meridian during the period under consideration under the agreement to provide the data feed services at the agreed charges.

Data Feed expense for Stampede amounted to USD 906,829 during the period ended 31 December 2016 and USD 86,520 during the period ended 31 December 2015 (reference – Section 14, Note 9: Related Party Transactions to Unaudited Financials of Stampede for period ended 31 December 2016).

Data Feed expense for Stampede amounted to USD 86,520 during the year ended 31 March 2015 (reference – Section 14, Note 9: Related Party Transactions to Audited Financials of Stampede for year ended 31 March 2016).

Stampede Cloud Services Pvt Ltd. (“StampCloud”)

StampCloud is 100% subsidiary of Stampede Capital Limited and Stampede is subsidiary with 55% holding with Stampede Capital Limited.

Based on the above both Stampede and StampCloud are fellow subsidiary with common control under Stampede Capital Limited.

StampCloud provides the IT/ back up services to the group companies at the agreed rates as per the contract.

IT/ back up expenses for Stampede amounted to USD 78,543 during the period ended 31 December 2016 and USD 411,319 during the period ended 31 December 2015 (reference – Section 14, Note 9: Related Party Transactions to Unaudited Financials of Stampede for period ended 31 December 2016).

IT/ back up expenses for Stampede amounted to USD 551,368 during the year ended 31 March 2016 (reference – Section 14, Note 9: Related Party Transactions to Audited Financials of Stampede for year ended 31 March 2016).

Stampede Technologies Pte. Ltd. (“StampTech”)

StampTech is indirect 100% subsidiary of Stampede Capital Limited and Stampede is subsidiary with 55% holding with Stampede Capital Limited.

Based on the above both Stampede and StampTech are fellow subsidiary with common control under Stampede Capital Limited.

StampTech is fellow subsidiary.

The transaction contemplated is for the Professional fee expenses paid by StampTech on behalf of Stampede to vendor for services amounted to USD 242,000 during the period ended 31 December 2015 (reference – Section 14, Note 9: Related Party Transactions to Unaudited Financials of Stampede for period ended 31 December 2016).

13.      SECURITIES BEING OFFERED

Our authorized capital stock consists of two hundred million (200,000,000) common shares at par value $0.00001 per share (the “Common Share”), comprises of 100,000,000 of Class A Common Share, 75,000,000 of Class B Common Share and 25,000,000 of Class C Common Share.

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Shares

Voting rights. We have amended and restate our certificate of incorporation and will be authorized to issue three classes of common stock: Class A common stock, Class B common stock and Class C common stock, which we refer to collectively as our ‘‘common stock.’’ The Class A common stock will provide holders with one vote on all matters submitted to a vote of stockholders, the Class B common stock will each provide holders with 10 votes on all matters submitted to a vote of stockholders and the Class C common stock will each provide holders with “NO” votes on all matters submitted to a vote of stockholders. These attributes are summarized in the following table:

Class of Common Stock Votes Economic Rights

Class A common stock   1        Yes

Class B common stock   1        Yes

Class C common stock NIL         Yes

As of November 3, 2017, we had below common stock outstanding:

Class A Common Stock42.9 million

Class B Common Stock30.0 million

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Warrants

In connection with this offering, we will issue warrants to the Underwriter to purchase up to 6% of total number of Class A Common shares sold being sold at a price per share of 150% of the Offering Price. The warrants expire on 5th anniversary of the date of closing and are immediately exercisable.

Share Repurchase Program

Longfin Board is considering the implementation of a repurchase of its Class A common stock in the future. Share repurchases will be executed in accordance with Rule 10b5-1 and Rule 10b-18 of the Securities Act of 1934 (the “Act”) based on plans adopted from time to time by our Board in furtherance of its repurchase authorization.

Our share repurchase authorization does not have an expiration date, does not require us to purchase a specific number of shares and may be modified, suspended or terminated at any time. Shares may be repurchased in the open market or through privately negotiated transactions at times and prices considered appropriate by us. All purchases in the open market will be made in compliance with Rule 10b-18. We make the determination to repurchase shares based on several factors, including an evaluation of current and future capital needs associated with current and forecasted cash flows, including dividend payments and growth capital contributions, a review of our capital structure and cost of capital, our share price and current market conditions. The timing and number of shares repurchased are also subject to legal constraints and financial covenants under our Facility that limit share repurchases based on a defined ratio. Our objectives with regard to share repurchases are to offset the dilution to our shares outstanding that results from equity compensation grants and to supplement our earnings per share growth, the company expects to finance the purchases with existing cash balances.

The Share Repurchase Program shall be automatically suspended during Regulation A distribution period, and shall start post completion of the distribution, or four weeks post-closing whichever is greater, to comply with Regulation M.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., as the transfer agent. The address of the transfer agent and registrar is 66 Exchange Place #100, Salt Lake City, UT 84111 and its telephone number is (801) 355-5740.

14.      FINANCIAL STATEMENTS

Index to Financial Statements

A.Longfin Corp

As of and for the period ended February 28, 2017

Report of Independent Auditor

Balance Sheet at February 28, 2017

Statement of Income for the period ended February 28, 2017

Statement of Changes in Stockholders’ Equity for the period ended February 28, 2017

Statement of Cash Flows for the period ended February 28, 2017

Notes to Financial Statements for the period ended February 28, 2017

B.Stampede Tradex Pte. Ltd.

As of and for the nine months’ period ended December 31, 2016 and 2015

Consolidated (Unaudited and reviewed) Balance Sheets at December 31, 2016 and 2015

Statements of Income for the nine months period ended December 31, 2016 and 2015

Statements of Cash Flows for the nine months period ended December 31, 2016 and 2015

Notes to Financial Statements for the nine months period ended December 31, 2016 and 2015

C.Stampede Tradex Pte. Ltd.

As of and for the years ended March 31, 2016 and 2015

Report of Independent Auditor

Consolidated Balance Sheets as at March 31, 2016 and 2015

Statements of Income for the years ended March 31, 2016 and 2015

Statements of Changes in Stockholders’ Equity for the years ended March 31, 2016 and 2015

Statements of Cash Flows for the years ended March 31, 2016 and 2015

Notes to Financial Statements for the years ended March 31, 2016 and 2015

D.Longfin Corp – Unaudited Pro Forma Condensed Combined Financial Statement

Section A on Financial Statements

Longfin Corp - As of and for the period ended February 28, 2017

LONGFIN CORP.

(A DEVELOPMENTAL STAGE COMPANY)

Independent Auditors’ Report (February 1, 2017 to February 28, 2017)

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

Longfin Corp.

In our opinion, the accompanying Balance Sheet and the related Statement of Income, Shareholder’s Equity and Cash Flow present fairly, in all material respects, the financial position of Longfin Corp at February 28, 2017 and the results of their operation and their cash flow for the period February 1, 2017 (inception) to February 28, 2017 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

AJSH & Co LLP

New Delhi, India

March 10, 2017

LONGFIN CORP.

(A DEVELOPMENTAL STAGE COMPANY)

Balance Sheet as at February 28, 2017

As at February 28,	2017
(Amounts in USD)
ASSETS
CURRENT ASSETS
Cash	75
Trade receivables	298,786
Other current assets	-
298,861

FIXED ASSETS
Property, plant and equipment	-
TOTAL ASSETS	298,861

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Trade Payable	280,952
Other payable and liabilities	12,000
Tax liability	875
293,827

STOCKHOLDERS' EQUITY
Common stock
Authorized: 200,000,000 shares
Issued and Outstanding: 7,500,000 shares	75
Retained Earnings	4,959

Total Stockholders' Equity	5,034
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	298,861

The accompanying notes are an integral part of these financial statements

LONGFIN CORP.

(A DEVELOPMENTAL STAGE COMPANY)

Statement of Income for the period ended February 28, 2017

For the period February 1 to February 28,	2017
(Amounts in USD)
Income
Revenue	298,786

Cost of Services	280,952

Gross Profit	17,834

Operating Expenses
General and administrative	12,000
Total Expenses	12,000

Net income before income tax provision	5,834
Provision for income tax	875

Net gain (loss) for the period	4,959

Net earnings (loss) per share:
Basic and diluted ($)	0.0007
Weighted average number of shares outstanding:
Basic and diluted	7,500,000

The accompanying notes are an integral part of these financial statements

LONGFIN CORP.

(A DEVELOPMENTAL STAGE COMPANY)

Statement of Changes in Stockholders’ Equity for the period ended February 28, 2017

				(Amounts in USD)

	Number of shares	Par Value	Accumulated Gain (Loss)	Shareholders' Equity

Balance as at February 1, 2017	-	-	-	-
Common Shares issued:	7,500,000	75	-	75
Net gain (loss) for the year			4,959	4,959
Balance as at March 31, 2016	7,500,000	75	4,959	5,034

The accompanying notes are an integral part of these financial statements

LONGFIN CORP.

(A DEVELOPMENTAL STAGE COMPANY)

Statement of Cash Flows for the period ended February 28, 2017

For the period February 1 to February 28,	2017
(Amounts in USD)
Operating Activities:
Net gain (loss)	4,959
Provision for income tax	875
5,834
Changes in assets and liabilities:
Trade Receivable	(298,786)
Trade Payables	280,952
Other Payable and Liabilities	12,000
Net cash provided by operating activities	-

Investing Activities:	-

Financing activities:
Proceeds from issuance of common stock	75
Net cash provided by financing activities	75

Net increase in cash	75
Cash, beginning of period	-
Cash, end of period	75

The accompanying notes are an integral part of these financial statements

LONGFIN CORP.

(A DEVELOPMENTAL STAGE COMPANY)

Notes to Financial Statements for the period ended February 28, 2017

Note 1: Organization and Basis of Presentation

Longfin Corp., (“the Company”, “Longfin”) is domiciled and incorporated in the State of Delaware, United States of America on February 1, 2017.

The registered address of the Company is:

2035 Sunset Lake Rd, Suite B-2, Newark, DE 19702

The Company is an independent fintech company specializes in trade commodity solutions and has entered into a shares swap agreement5 to acquire 100% of the global trade finance technology solution provider, Stampede Tradex Pte Ltd. (“Stampede”), post the commission qualifications and pre-offering within two calendar days as per the Rules, Longfin Corp will issue 50 Million common shares to Stampede’s shareholders for 100% of the company, and become the parent company of Stampede. Longfin core business plan is to utilize Stampede’s technology, strategy, infrastructure and its business model for the United States of America, North America, South America, Europe, Africa and United Kingdom, and to carry the same business as being carried by the Singapore entity for the Asia Pacific region.

Longfin is primarily a technology company providing technology solutions for finance houses, exchanges and trading platforms around the world specializing in ART (Alternative Risk Transfer) using global electronic markets. Longfin provides global market making / liquidity / technology solutions to all the major global exchanges/ global banks / global commodity trading houses across the globe.

The Company as on the date of balance sheet is 100% held by Mr. Meenavalli Venkata Srinivas.

Note 2: Significant accounting policies and recent accounting pronouncements

The accounting policies set out below have been applied consistently to all periods presented in these financial statements. There are no comparative financial statements presented for the corresponding period in the last year, as the Company is newly incorporated and has started the operations in February 2017.

Basis of Preparation

The financial statements of the Company have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”) and are presented in USD. The Financial Statements and related disclosures as on February 28, 2017 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Longfin”, “we”, “us”, “our” or the “Company” are to Longfin Corp.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates under different assumptions or conditions.

5 As amended

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash balances and highly liquid financial assets with original maturities of less than three months, which are subject to insignificant risk of changes in their fair value, and are used by the company in the management of its short-term commitments. Cash at bank earns interest at floating rates based on daily bank deposit rates. The cash and bank balances are denominated in United State Dollars (USD).

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share exclude all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company follows the guidelines of ASC 605-15 for revenue recognition.

Technology services revenue, consist of fees paid by third parties for using our proprietary risk management and trading infrastructure technology and provision of associated management and hosting services. These fees include both upfront and annual recurring fees. Income from existing arrangements for technology services is recorded with revenue being recognized once persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

Trade Receivable

We make estimates of the collectability of our accounts receivable by analyzing historical payment patterns, customer concentrations, customer credit-worthiness, and current economic trends.  If the financial condition of a customer deteriorates, additional allowances may be required. Management estimates an allowance for doubtful accounts to reserve for potential losses from customer accounts deemed uncollectible.

Management continually evaluates its receivables from customers for collectability and possible write-off. The Company manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Regarding our collection policy on trading receivables, receivables from customers of technology platform services provided for trading and they pay a certain percentage of transaction value every month and on the hourly basis of the technology usage.

Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.

Income Taxes

The Company is a corporation subject to State of Delaware corporate income tax.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Financial Assets

The Company classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity and available-for-sale. The classification depends on the purpose for which the assets were acquired. Management determines the classification of its financial assets at initial recognition. The designation of financial assets at fair value through profit or loss is irrevocable.

Financial assets are recognized on the balance sheet only when the Company becomes a party to the contractual provisions of the financial instrument. When financial assets are recognized initially, they are measured at fair value, plus, in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs.

Financial assets are derecognized when the contractual rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership, On derecognition of a financial asset in its entirely, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that has been recognized directly in equity is recognized in the income statement.

All regular way purchases and sales of financial assets are recognized or derecognized on the trade date i.e. the date that the Company commits to purchase or sell the asset. Regular way purchases or sales of financial assets require delivery of assets within the period generally established by regulation or convention in the marketplace concerned.

(a)Financial assets of fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets classified as held for trading, and those designated at fair value through profit or loss at inception. Financial assets classified as held for trading are derivatives (including separated embedded derivatives) or are acquired principally for the purpose of selling or repurchasing it in the near term. Financial assets designated as at fair value through profit or loss at inception are those that are managed and their performances are evaluated on a value basis, in accordance with a documented Company investment strategy, derivatives are also categorized as held for trading unless they are designated as hedges.

Subsequent to initial recognition, financial assets at fair value through profit or loss are measured at fair value. Any gains or losses arising from changes in fair value of the financial assets are recognized in the income statement. Net gains or net losses on financial assets at fair value through profit or loss include exchange differences, interest and dividend income.

(b)Loans and receivables

Financial assets with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method. Gains and losses are recognized in the income statement when the loans and receivables are derecognized or impaired, and through the amortization process.

(c)Held-to-maturity investments

Financial assets with fixed or determinable payments and fixed maturity are classified as held-to-maturity when the Company has the positive intention and ability to hold the investment to maturity, if the Company were to sell other than an insignificant amount of held-to-maturity financial asset, the whole category would be reclassified as available-for-sale, subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method, gains and losses are recognised in the income statement when the held-to-maturity investments are derecognized or impaired, and through the amortization process.

(d)Available-for sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. After initial recognition, available-for-sale financial assets are measured at fair value. Any gains or losses from changes in fair value of the financial asset are recognised directly in the fair value adjustment reserve in equity, except that impairment losses, foreign exchange gains and losses on monetary items and interest calculated using the effective interest method are recognised in the income statement. The cumulative gain or loss previously recognised in equity is recognised in the income statement when the financial asset is derecognised. Investments in equity instruments whose fair value cannot be reliably measured are measured at cost less impairment loss.

Impairment of Non-Financials Assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or where an annual impairment testing for an asset is required the company makes an estimate of the assets recoverable amount.

An asset’s recoverable amount is the higher of an asset or cash generating units’ fair value less cost of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. Where carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset is considered impaired and it’s written down to its recoverable amount.

Impairment losses are recognized in profit or loss.

A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the assets recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized previously, such reversal is recognized in the profit or loss.

Impairment of Financial Assets

The Company assesses at each balance sheet date whether there is any objective evidence that a financial asset is impaired.

(a)Assets carried at amortized cost

If there is objective evidence that an impairment loss on financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the carrying amount of the assets and the present value of estimated future cash flows discounted at the original effective interest rate of the financial asset. The carrying amount of the asset is reduced by an allowance account. The impairment loss is recognized in the income statement.

When the asset becomes uncollectible, the carrying amount of impaired financial assets is reduced directly or if an amount was charged to the allowance account, the amounts charged to the allowance account are written off against the carrying value of the financial asset.

To determine whether there is objective evidence that an impairment loss on financial assets has been incurred, the Company considers factors such as the probability of insolvency or significant financial difficulties of the debtor and default or significant delay in payments.

The allowance for impairment loss account is reduced through the income statement in a subsequent period when the amount of impairment loss decreases and the related decreases can be objectively measured. The carrying amount of the asset previously impaired is increased to the extent that the new carrying amount does not exceed the amortized cost, had no impairment been recognized in the prior periods.

(b)Assets carried at cost

If there is objective evidence, such as adverse changes in the business environment where the issuer operates, probability of insolvency or significant financial difficulties of the issuer, that an impairment loss on financial assets carried at cost has been incurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such impairment losses are not reversed in subsequent periods.

(c)Available-for-sale assets

Significant or prolonged decline in fair value below cost, significant financial difficulties of the issuer or obligor, and the disappearance of an active trading market are considerations to determine whether to determine there is objective evidence that investment securities classified as available-for-sale financial assets are impaired.

If an available-for-sale financial asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortization) and its current fair value, less any impairment loss previously recognized in the income statement, is transferred from equity to the income statement. Reversals of impairment losses in respect of equity instruments are not recognized in the income statement. Reversals of impairment losses on debt instruments are recognized in the income statement if the increase in fair value of the debt instrument can be objectively related to an event occurring after the impairment losses were recognized in the income statement.

Fixed Assets

Depreciation on fixed assets is recognized in the income statement on a straight-line basis over the estimated useful lives of each asset.

Depreciation methods useful lives and residual values are reviewed, and adjusted as appropriate, at each balance sheet date.

Operating Leases

Leases where the lessor effectively retains substantially all the risks and benefits of ownership of the leased asset are classified as operating leases, Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term. The aggregate benefit of incentives provided by the lessor is recognized as a reduction of rental expense over the lease term on a straight-line basis.

Recent Accounting Pronouncements

In January 2016, the FASB issued an ASU that provides entities guidance for the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach for certain financial liabilities as specified in this ASU. The Company does not expect the adoption of this ASU to have an impact on its Financial Statements.

In February 2016, the FASB issued an ASU which requires lessees to recognize a right-to-use asset and a lease obligation for all leases. Lessees are permitted to make an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. Additional qualitative and quantitative disclosures, including significant judgments made by management, will be required. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach. The Company does not expect the adoption of this ASU on its Financial Statements.

In March 2016, the FASB issued an ASU which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, classification of awards as either equity or liabilities and classification on the statement of cash flows. The guidance is effective for reporting periods beginning after December 15, 2016 and early adoption is permitted. The Company does not expect the adoption of this ASU to have a material impact on its Financial Statements.

In August 2016, the FASB issued an ASU which clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its Financial Statements

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Common Stock

As on the date of incorporation and on the date of balance sheet, the Company has authorized share capital of 200,000,000 at par value USD 0.00001 each. On February 1, 2017 the Company issued 7,500,000 shares at USD0.00001 per share to Mr. Meenavalli Venkata Srinivas amounting to USD 75.

The holders of common stock are entitled to receive dividends as and when declared and are entitled to one vote per common stock at meetings of the Company. All common stocks rank equally with regards to residual assets of the Company.

Note 5: Trade payables

2017 (USD)
Trade payables
- Third parties	-

- Related party	280,952
280,952

Trade payables are non-interest bearing and are generally settled on average of 30 days to 60 days term. They are denominated in USD. The Company trade receivables consist of receivables from related party only.

Note 6: Trade receivables

The company has a trade receivables amounting to USD 298,786.These receivables are unsecured. Trade receivables are non-interest bearing and are generally between 60 to 90 days. They are recognized at the original invoice amounts which represent their fair value on initial recognition. They are denominated in USD.

Note 7: Related Party Transactions

In addition to the related party information disclosed elsewhere in the financial statements, the following significant transactions between the Company and related parties took place at terms agreed between the parties during the financial period:

Name of Parties	Description of transaction	For the period ending February 28, 2017

Meridian Tech HK Limited	Data Feed Cost	USD 280,952

Note 8: Income Taxes The Company showed an income tax expense of USD 875 for the Period ended February 28, 2017.

Note 9: Commitments

The Company does not have any commitment and contingencies for the financial period ending February 28, 2017.

Note 10: Functional and presentation currency

These accompanying financial statements are presented in USD. USD is the functional currency for the Company. Assets and liabilities of Longfin are recognised or derecognised on the trade date i.e. the date that the company commits to purchase or sell the asset and income statement accounts are reinstated to USD at spot rates of exchange. Gains or losses resulting from foreign currency transactions are included in net income.

Note 11: Financial risk management objectives and policies

Risk management is integral to the whole business of the Company. The Company has a system of controls in place to create an acceptable balance between the cost of risk occurring and the cost of managing the risks. The management continually monitors the risk management process of the Company to ensure that an appropriate balance between risk and control is achieved. The key financial risks of the Company include liquidity risk, foreign currency risk, interest rate risk and credit risk.

(a)Liquidity risk

There are no undiscounted cash flows for the period ended 28 February 2017, to be disclosed as all the financial instruments of the Company are due to mature within twelve months from the end of the financial period.

(b)Foreign currency risk

The Company is exposed to foreign currency risk on commitments that are denominated in currencies other than the respective functional currencies of Company entities. The Company and its entities buy and sell the goods in the same currency to hedge its foreign currency exposure. The Company does not have specific policy to manage the risk.

(c)Interest rate risk

The Company does not have any investments in fixed rate debt securities and its fixed-rate borrowings are not exposed to a risk of change in their fair value due to changes in interest rates. The Company does not have any investment in floating rate debt securities or floating rate borrowings. Short-term receivables and payables are not exposed to interest rate risk. Accordingly, no sensitivity analysis is carried out for changes in interest rates.

(d)Credit risk

Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. The Company's exposure to credit risk arises primarily from trade receivables and other current assets. The Company has a credit policy in place, which establishes credit limits for customers and monitors their balances on an on-going basis. Credit evaluations are performed on all customers requiring credit.

Note 12: Subsequent Events

The Company has entered into the shares swap agreement6 with Stampede, a group company incorporated in Singapore, to have effect after qualification from US Securities and Exchange Commission for the Regulation A filing done by the Company, pursuant to which the Company will become the parent company of Stampede and shareholders of Stampede will receive the 50 million shares of common stock in the same ratio as current holding in Stampede.

6 As amended

Section B on Financial Statements

Stampede Tradex Pte. Ltd. - As of and for the nine months’ period ended December 31, 2016 and 2015

Stampede Tradex Pte. Ltd.

Consolidated (Unaudited and reviewed) Balance Sheets at December 31, 2016 and 2015

As at December 31,	2016	2015
		(Amounts in USD)
ASSETS
CURRENT ASSETS
Cash	21,967	65,636
Trade receivables	5,183,792	5,633,059
Derivative asset held for trading	-	1,070
Other current assets	163,050	492,575
Loans and advances	8,516,013	-
	13,884,822	6,192,340

FIXED ASSETS
Property, plant and equipment	9,023,653	2,564,227
TOTAL ASSETS	22,908,475	8,756,567

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Trade payable	5,054,698	135,899
Derivatives held for trading	-	2,938
Other payable and liabilities	27,446	7,875
Deferred tax liability	1,534,021	435,919
Related party balance payable	1,300,545	411,318
	7,916,710	993,950

STOCKHOLDERS' EQUITY
Common stock: Issued & Outstanding as at December 31, 2016: 5,511,718 and December 31, 2015: 3,739,020	4,050,700	2,735,000
Money received pending allotment	-	470,000
Retained earnings	10,941,065	4,557,617
Total Stockholders' Equity	14,991,765	7,762,617
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	22,908,475	8,756,567

The accompanying notes are an integral part of these financial statements

Stampede Tradex Pte. Ltd.

Statements of Income for the nine months period ended December 31, 2016 and 2015

For the period ending December 31,	2016	2015
		(Amounts in USD)
Income
Revenue	27,747,751	9,098,560
Other Income	70	54
	27,747,821	9,098,614

Cost of Services	18,446,658	4,217,397
Gross Profit	9,301,163	4,881,217

Operating Expenses:
General and administrative	2,676,730	562,414
Other Operating Expenses	4,552	3,220
Total Expenses	2,681,282	565,634

Net income before income tax provision	6,619,881	4,315,583
Provision for income tax	489,526	471,448
Net gain (loss) for the period	6,130,355	3,844,135

Net earnings (loss) per share:
Basic and diluted	1.23	1.03
Weighted average number of shares outstanding:
Basic and diluted	4,978,992	3,739,020

The accompanying notes are an integral part of these financial statements

Stampede Tradex Pte. Ltd.

Statements of Cash Flows for the nine months period ended December 31, 2016 and 2015

For the period ending December 31,	2016	2015
		(Amounts in USD)
Operating activities:
Net gain (loss)	6,130,355	3,844,135
Accumulated Depreciation	924,011	147,712
Amortisation Cost	631,244	335,762
Fair value (gain) / loss on trading securities	(24,005)	2,078
Deferred Tax	489,526	471,448
	8,151,131	4,801,135
Changes in assets and liabilities:
Trade Receivable	(2,630,756)	(4,601,994)
Other Current assets	306,490	(176,581)
Loans and advances	(8,516,012)	-
Trade Payables	5,298,525	228,469
Other Payable and Liabilities	17,446	(98,203)
Net cash provided by operating activities	2,626,824	152,826

Investing Activities
Purchase of property, plant and Equipment	(3,248,500)	(884,054)
Net cash provided by investing activities	(3,248,500)	(884,054)

Financing activities:
Proceeds from issuance of common stock	470,700	470,000
Net cash provided by financing activities	470,700	470,000

Net increase in cash	(150,976)	(261,228)
Cash, beginning of period	172,943	326,864
Cash, end of period	21,967	65,636

The accompanying notes are an integral part of these financial statements

Stampede Tradex Pte. Ltd.

Notes to Financial Statements for the nine months period ended December 31, 2016 and 2015

Note 1: Organization and Basis of Presentation

Stampede Tradex Pte. Ltd., formerly known as Stampede Financials Pte Ltd. (“the Company”, “Stampede”) is domiciled and incorporated in the Republic of Singapore since December 08, 2010.

The registered address of the Company is:

1 Raffles Place

#41-01 One Raffles Place

Singapore 048616

On December 16, 2016, the name of the Company has been changed from “Stampede Financials Pte. Ltd.” to “Stampede Tradex Pte. Ltd.”

Stampede is a global structured finance house powered by technology and provides global trade finance solutions. Stampede is a leading Non-Bank Liquidity and Technology Solutions provider dedicated to Fixed Income, Currencies and Commodities (“FICC”) products in Asia and emerging markets. We are primarily a research driven global fintech house specialized in data handling (big data, law of Large numbers and liquidity), data processing (trade flow and hosted management solutions) and data management (robo advisory platform).

The Company is a trading member of Singapore Exchange Derivatives Clearing Limited (“SGX”), Dubai Gold and Commodities Exchange (“DGCX”), Chicago Mercantile Exchange Inc. (“CME”) Group, Intercontinental Exchange (“ICE”), Hong Kong Exchanges and Clearing Limited (“HKEX”), London Metal Exchange (“LME”) in the capital market and trading member in the futures and options market. The Company acts as a market maker where it buys and sells securities and other financial instruments.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including distribution of proprietary technology platform for trading. The revenue generation is driven primarily by transaction volume across a broad range of securities and other financial instruments.  The company is also engaged in specializing in Alternative Risk Transfer (“ART”) using global electronic markets and trading in commodities with large commodity trading houses.

The Beast Ltd. (“The Beast”) is a company incorporated under the Companies Law (as amended) of the Cayman Islands on June 5, 2015. The Beast is a wholly owned subsidiary of Stampede since June 23, 2015. The authorized capital of the Beast is United States Dollar (“USD”) 50,000 divided into 100 management shares of USD 1 par value each and 4,990,000 participating shares of USD 0.01 par value each. The Beast is a shell company and business operations has not started till date.

As on year end, the Company was a wholly-owned subsidiary of Stampede Capital Limited (“Stampede Capital”), a company incorporated in the Republic of India and on the date of sign off the audit report, the shareholding is as below:

Stampede Capital	55%
Meenavalli Venkata Srinivas	45%

Note 2: Significant accounting policies and recent accounting pronouncements

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and have been applied consistently by group entities.

Basis of Preparation

The consolidated financial statements include the accounts of Stampede Tradex Pte. Ltd. and its subsidiaries (“Group”). The statement of income includes the results of Stampede Tradex Pte. Ltd. and The Beast.

The consolidated financial statements of the Company have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”) and are presented in USD. The Financial Statements and related disclosures as on December 31, 2016 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Stampede”, “Group”, “we”, “us”, “our” or the “Company” are to Stampede Tradex Pte.Ltd. along with its subsidiaries.

Basis of consolidation

(a)Subsidiaries

The Group consolidates entities which it controls. Control exists when the parent has power over the entity, is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns by using its control over the entity. The controlling right gives the ability to direct relevant activities, those which significantly affect the entity’s returns.

The financial statements of subsidiaries are included in the consolidated financial statements using the acquisition method of accounting from the date that control commences until the date that control ceases.

(b)Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the Consolidated Financial Statements. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(c)Non-controlling interests

Acquisitions of non-controlling interests are accounted for as transactions with equity holders in their capacity as equity holders; therefore no goodwill is recognized as a result of such transactions.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates under different assumptions or conditions.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash balances and highly liquid financial assets with original maturities of less than three months, which are subject to insignificant risk of changes in their fair value, and are used by the group in the management of its short-term commitments. Cash at bank earns interest at floating rates based on daily bank deposit rates. The cash and bank balances are denominated in United State Dollars (USD).

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share exclude all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company follows the guidelines of ASC 605-15 for revenue recognition.

Revenue from trading of commodities and services rendered is measured at the fair value of the consideration received or receivable, net of return and trade discount.

(a)Trading income, net, consists of trading gains and losses that are recorded on a trade date basis and reported on a net basis. Trading income, net, is comprised of realized gains and losses on equities, fixed income securities, currencies and commodities and rebates from exchanges.

(b)Technology services revenue, consist of fees paid by third parties for using our proprietary risk management and trading infrastructure technology and provision of associated management and hosting services. These fees include both upfront and annual recurring fees. Income from existing arrangements for technology services is recorded with revenue being recognized once persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

(c)Incentive income, is recognized on trade date basis as securities transactions occur. The Group reports incentive income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

Accounts Receivable

We make estimates of the collectability of our accounts receivable by analyzing historical payment patterns, customer concentrations, customer credit-worthiness, and current economic trends.  If the financial condition of a customer deteriorates, additional allowances may be required. Management estimates an allowance for doubtful accounts to reserve for potential losses from customer accounts deemed uncollectible.

Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Regarding our collection policy on trading receivables, there are two types of receivables: (1) receivables in the form of rebates/incentives from stock exchanges, (2) receivables from customers of technology platform services provided for trading. With the first type of receivables: rebates/incentives are received every month from stock exchanges as per the agreed contracts. With the second type of receivables, customers pay a certain percentage of transaction value every month and on the hourly basis of the technology usage.

Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.

Income Taxes

The Company is a corporation subject to Singapore corporate income tax and non-Singapore income taxes in the jurisdictions in which company or its affiliate operates. The Company records deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and measures them using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. The Company evaluates the recoverability of future tax deductions by assessing the adequacy of future expected taxable income from all sources, including reversal of temporary differences and forecasted operating earnings.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented. Financial Assets

The Company classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity and available-for-sale. The classification depends on the purpose for which the assets were acquired. Management determines the classification of its financial assets at initial recognition. The designation of financial assets at fair value through profit or loss is irrevocable.

Financial assets are recognized on the balance sheet only when the Company becomes a party to the contractual provisions of the financial instrument. When financial assets are recognized initially, they are measured at fair value, plus, in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs.

Financial assets are derecognized when the contractual rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership, On derecognition of a financial asset in its entirely, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that has been recognized directly in equity is recognized in the income statement.

All regular way purchases and sales of financial assets are recognized or derecognized on the trade date i.e. the date that the Company commits to purchase or sell the asset. Regular way purchases or sales of financial assets require delivery of assets within the period generally established by regulation or convention in the marketplace concerned.

(a)Financial assets of fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets classified as held for trading, and those designated at fair value through profit or loss at inception. Financial assets classified as held for trading are derivatives (including separated embedded derivatives) or are acquired principally for the purpose of selling or repurchasing it in the near term. Financial assets designated as at fair value through profit or loss at inception are those that are managed and their performances are evaluated on a value basis, in accordance with a documented Company investment strategy, derivatives are also categorized as held for trading unless they are designated as hedges.

Subsequent to initial recognition, financial assets at fair value through profit or loss are measured at fair value. Any gains or losses arising from changes in fair value of the financial assets are recognised in the income statement. Net gains or net losses on financial assets at fair value through profit or loss include exchange differences, interest and dividend income.

(b)Loans and receivables

Financial assets with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method. Gains and losses are recognized in the income statement when the loans and receivables are derecognized or impaired, and through the amortization process.

(c)Held-to-maturity investments

Financial assets with fixed or determinable payments and fixed maturity are classified as held-to-maturity when the Company has the positive intention and ability to hold the investment to maturity, if the Company were to sell other than an insignificant amount of held-to-maturity financial asset, the whole category would be reclassified as available-for-sale, subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method, gains and losses are recognized in the income statement when the held-to-maturity investments are derecognized or impaired, and through the amortization process.

(d)Available-for sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. After initial recognition, available-for-sale financial assets are measured at fair value. Any gains or losses from changes in fair value of the financial asset are recognized directly in the fair value adjustment reserve in equity, except that impairment losses, foreign exchange gains and losses on monetary items and interest calculated using the effective interest method are recognized in the income statement. The cumulative gain or loss previously recognized in equity is recognized in the income statement when the financial asset is derecognized. Investments in equity instruments whose fair value cannot be reliably measured are measured at cost less impairment loss.

Impairment of Non-Financials Assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or where an annual impairment testing for an asset is required the company makes an estimate of the assets recoverable amount.

An asset’s recoverable amount is the higher of an asset or cash generating units’ fair value less cost of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. Where carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset is considered impaired and its written down to its recoverable amount.

Impairment losses are recognized in profit or loss.

A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the assets recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized previously, such reversal is recognized in the profit or loss.

Impairment of Financial Assets

The Company assesses at each balance sheet date whether there is any objective evidence that a financial asset is impaired.

(a)Assets carried at amortized cost

If there is objective evidence that an impairment loss on financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the carrying amount of the assets and the present value of estimated future cash flows discounted at the original effective interest rate of the financial asset. The carrying amount of the asset is reduced by an allowance account. The impairment loss is recognized in the income statement.

When the asset becomes uncollectible, the carrying amount of impaired financial assets is reduced directly or if an amount was charged to the allowance account, the amounts charged to the allowance account are written off against the carrying value of the financial asset.

To determine whether there is objective evidence that an impairment loss on financial assets has been incurred, the Company considers factors such as the probability of insolvency or significant financial difficulties of the debtor and default or significant delay in payments.

The allowance for impairment loss account is reduced through the income statement in a subsequent period when the amount of impairment loss decreases and the related decreases can be objectively measured. The carrying amount of the asset previously impaired is increased to the extent that the new carrying amount does not exceed the amortized cost, had no impairment been recognized in the prior periods.

(b)Assets carried at cost

If there is objective evidence, such as adverse changes in the business environment where the issuer operates, probability of insolvency or significant financial difficulties of the issuer, that an impairment loss on financial assets carried at cost has been incurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such impairment losses are not reversed in subsequent periods.

(c)Available-for-sale assets

Significant or prolonged decline in fair value below cost, significant financial difficulties of the issuer or obligor, and the disappearance of an active trading market are considerations to determine whether to determine there is objective evidence that investment securities classified as available-for-sale financial assets are impaired.

If an available-for-sale financial asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortization) and its current fair value, less any impairment loss previously recognized in the income statement, is transferred from equity to the income statement. Reversals of impairment losses in respect of equity instruments are not recognized in the income statement. Reversals of impairment losses on debt instruments are recognized in the income statement if the increase in fair value of the debt instrument can be objectively related to an event occurring after the impairment losses were recognized in the income statement.

Fixed Assets

Depreciation on fixed assets is recognized in the income statement on a straight-line basis over the estimated useful lives of each asset as stated hereunder: -

Asset	Useful Life
Computers	4 Years
Software	4 Years

Depreciation methods useful lives and residual values are reviewed, and adjusted as appropriate, at each balance sheet date.

Operating Leases

Leases where the lessor effectively retains substantially all the risks and benefits of ownership of the leased asset are classified as operating leases, Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term. The aggregate benefit of incentives provided by the lessor is recognized as a reduction of rental expense over the lease term on a straight-line basis.

Employee Benefits

(a)Defined contribution plan

As required by law, the Company makes contributions to the state pension scheme, the Central Provident Fund ("CPF”). Such obligations for contributions are recognized as compensation expense in the income statement in the same period as the employment that gives rise to the obligatory contribution.

(b)Short term employee benefit

Short employee benefit obligations are measured on undiscounted basis and are expensed as the related service is provided. Liability is recognized for the amount expected to be paid if the company has a present legal or constructive obligation to pay this amount as a result of past services provided by the employee, and the obligation can be estimated reliably.

Earnings per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In January 2016, the FASB issued an ASU that provides entities guidance for the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach for certain financial liabilities as specified in this ASU. The Company does not expect the adoption of this ASU to have an impact on its Consolidated Financial Statements.

In February 2016, the FASB issued an ASU which requires lessees to recognize a right-to-use asset and a lease obligation for all leases. Lessees are permitted to make an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. Additional qualitative and quantitative disclosures, including significant judgments made by management, will be required. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach. The Company does not expect the adoption of this ASU on its Consolidated Financial Statements.

In December 2016, the FASB issued an ASU which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, classification of awards as either equity or liabilities and classification on the statement of cash flows. The guidance is effective for reporting periods beginning after December 15, 2016 and early adoption is permitted. The Company does not expect the adoption of this ASU to have a material impact on its Consolidated Financial Statements.

In August 2016, the FASB issued an ASU which clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its Consolidated Financial Statements

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Common Stock

As on April 1, 2015, the Company has a paid share capital of SGD 3,739,020. During period ending December 2016, the paid-up share capital of the Company was increased from SGD 4,920,994 to SGD 5,511,718 by the issuance of 590,724 ordinary shares at SGD 1 each to Stampede Capital amounting to USD 435,000.

These shares rank pari passu with the existing ordinary shares of the Company. The holders of ordinary shares are entitled to receive dividends as and when declared and are entitled to one vote per share at meetings of the Company. All shares rank equally with regards to residual assets of the Company.

The company has also issued shares to Mr. Meenavalli Venkata Srinivas, the Founder, Director and Chairman of the company under an agreement which has been entered on January 25, 2017. Please refer note on “Subsequent Events” for further details.

Note 5: Trade payables

Year ended December 31,	2016 (USD)	2015 (USD)
Trade payables	5,054,698	135,899
	5,054,698	135,899

Trade payables are non-interest bearing and are generally settled on average of 30 days to 60 days term. They are denominated in USD.

Note 6: Other Current Assets

As at December 31, 2016, the company has total current assets of USD 163,050 which includes rent deposits and trading deposits. As at December 31, 2015, it amounts to USD 492,575 including rent deposits, trading deposits and loans and advances.

Note 7: Trade receivables

As at December 31, 2016, the company has a trade receivables amounting to USD 5,183,792 (December 31, 2015: USD 5,633,059). These receivables are unsecured. Trade receivables are non-interest bearing and are generally between 120 to 180 days’ term. They are recognized at the original invoice amounts which represent their fair value on initial recognition. They are denominated in USD. During the period ending December 31, 2016, the company has written off the trade receivables amounting to

USD 765,006 (December 31, 2015: Nil).

Note 8: Other payables and liabilities

As at December 31, 2016, the company has audit fee and salaries payable amounting to USD 27,446 under the head “Other payables and liabilities”. As at December 31, 2015, the outstanding amount under “Other payables and liabilities” is USD 7,875 including audit fee.

Note 9: Related Party Transactions

In addition to the related party information disclosed elsewhere in the financial statements, the following significant transactions between the Company and related parties took place at terms agreed between the parties during the financial year:

Name of Parties	Description of transaction	Transaction during the year (USD)
		Period ending December 2016	Period ending December 2015
Meridian Tech HK Limited	Data feed cost	906,829	86,520
Stampede Cloud Services Pvt Ltd	IT/Back office services	78,543	411,319
Stampede Technologies Pte Ltd	Professional charges	-	242,000

 The closing balance of the above mentioned related parties is as under:

Year ended December 31,	2016	2015
	(USD)	(USD)
Stampede Cloud Services Pvt Ltd	523,161	411,319
Stampede Technologies Pte Ltd	583,955	-
Meridian Tech HK Limited	193,429	-

Note 10: Fixed Assets

Depreciation on fixed assets is recognized in the income statement on a straight-line basis over the estimated useful lives of each asset.

	Server	Software	Total
			(USD)
Gross Block
As on April 1, 2015	486,078	1,695,893	2,181,971
As on December 31, 2015	1,210,131	1,855,893	3,066,024
As on December 31, 2016	3,351,331	8,000,593	11,351,924
Accumulated Depreciation
As on April 1, 2015	12,720	5,603	18,323
As on December 31, 2015	160,432	341,365	501,796
As on December 31, 2016	904,716	1,423,556	2,328,272
Net Block
As on April 1, 2015	473,358	1,690,290	2,163,648
As on December 31, 2015	1,049,699	1,514,528	2,564,227
As on December 31, 2016	2,446,615	6,577,037	9,023,652

For the period ended December 31, 2016 the company recorded USD 1,555,255 (December 31, 2015:USD 483,474) in depreciation expense.

Note 11: Income Taxes

There is no tax provision for the financial year as the Company does not have any taxable income.

The current year income tax expense varied from the amount of income tax expense determined by applying the Singapore income tax rate of 17% to profit before income tax as a result of the following:

Year ended December 31,	2016	2015
	(USD)	(USD)
Net income before taxes	4,704,358	4,315,793
Enacted tax rates in Singapore	17.00%	17.00%
Computed tax expense	799,741	733,685
Permanent differences - Non Deductible Expense	264,393	82,191
Permanent differences - Capital Allowance	(1,064,134)	(815,875)
Timing differences - Difference in depreciation rates	489,526	471,448
Income taxes recognized in the statement of income	489,526	471,448

The provisions for income taxes consist of:

Year ended December 31,	2016	2015
	(USD)	(USD)

Domestic taxes
Current	-	-
Deferred	489,526	471,448
Aggregate taxes	489,526	471,448

The Company has unabsorbed capital allowances available for offsetting against future taxable income.

The realization of unabsorbed capital allowances from the future taxable income is available for an unlimited future period in accordance with the provisions of Singapore Income Tax Act, if there is no substantial change in composition of the shareholders and the shareholdings in the Company at the relevant dates when the capital allowances are utilized.

Note 12: Earnings per share (“EPS”)

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Year ended December 31,	2016 (USD)	2015 (USD)
Weighted average shares outstanding- Basic & Diluted (read along with note no. 4)	4,978,992	3,739,020

Income available to common stock holders of the group used in the basic and diluted earnings per share calculation was determined as follows:

	2016 (USD)	2015 (USD)
Net Income available for calculating basic/ diluted earnings per share	6,130,355	3,844,135

Basic/Diluted earnings per share	1.23	1.03

Note 13: Commitments

(a)Operating Lease commitments — as lessee

During the period ending December 31, 2016, the Company has paid a leasing rent for the lease of office premise amounting to USD 6,577 (December 31, 2015: USD 8,393). Future minimum rental payable under non-cancellable operating leases at the end of the reporting period are as follows:

Year ended December 31,	2016	2015
		(USD)
Payable within 1 year	11,957	2,183

(b)Contingencies

The Company has no contingencies during the financial year.

Note 14: Functional and presentation currency

These accompanying financial statements are presented in USD. USD is the functional currency for the Group and its affiliates. Assets and liabilities of Stampede are recognized or derecognized on the trade date i.e. the date that the company commits to purchase or sell the asset and income statement accounts are reinstated to USD at spot rates of exchange. Gains or losses resulting from foreign currency transactions are included in net income.

Note 15: Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At December 31, 2015 and 2016, the Group had outstanding derivative contracts with notional amounts of USD 1,349,032 and NIL respectively, in futures contracts. The notional amount of a derivative contract does not change hands, it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at December 31, 2015 and 2016 significantly exceeds the possible losses that could arise from such transactions.

The fair values of outstanding derivative positions are as below:

Year ended December 31,	2016	2015
	(USD)	(USD)

Derivative assets	-	1,070
	-	1,070

Year ended December 31,	2016	2015
	(USD)	(USD)

Derivative liabilities	-	(2,938)
	-	(2938)

Note 16: Financial risk management objectives and policies

Risk management is integral to the whole business of the Company. The Company has a system of controls in place to create an acceptable balance between the cost of risk occurring and the cost of managing the risks. The management continually monitors the risk management process of the Company to ensure that an appropriate balance between risk and control is achieved. The key financial risks of the Company include liquidity risk, foreign currency risk, interest rate risk and credit risk.

(a)Liquidity risk

There are no undiscounted cash flows for the year ended December 31, 2016 to be disclosed as all the financial instruments of the Company are due to mature within twelve months from the end of the financial year.

(b)Foreign currency risk

The Company is exposed to foreign currency risk on commitments that are denominated in currencies other than the respective functional currencies of Company entities. The Company and its entities buys and sells the goods in the same currency to hedge its foreign currency exposure. The Company does not have specific policy to manage the risk.

(c)Interest rate risk

The Company does not have any investments in fixed rate debt securities and its fixed-rate borrowings are not exposed to a risk of change in their fair value due to changes in interest rates. The Company does not have any investment in floating rate debt securities or floating rate borrowings. Short-term receivables and payables are not exposed to interest rate risk. Accordingly, no sensitivity analysis is carried out for changes in interest rates.

(d)Credit risk

Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. The Company's exposure to credit risk arises primarily from trade receivables and other current assets. The Company has a credit policy in place, which establishes credit limits for customers and monitors their balances on an on-going basis. Credit evaluations are performed on all customers requiring credit.

Note 17: Subsequent Events

Subsequent to the end of the reporting period, following are the subsequent events which have a bearing on the understanding of the financial statements:

(a)Founder’s Shares Award Agreement

The company has entered into a founder share award agreement with Mr. Meenavalli Venkata Srinivas (the “Founder”), pursuant to which company has allotted and issued 4,508,365 ordinary shares in the capital of the company at an agreed subscription price of SGD 1 to the founder on terms and condition set out therein.

The above-mentioned Founder’s Share Award Agreement has been entered on January 25, 2017 and the shares were issued on February 1, 2017.

(b)Bonus shares issued

On February 7, 2017, the Company has issued 7,000,000 bonus shares to its shareholders as on date of issue at a price SGD 1 from the retained earnings of the Company.

Section C on Financial Statements

Stampede Tradex Pte. Ltd. - As of and for the years ended March 31, 2016 and 2015

Stampede Tradex Pte. Ltd.

Report of Independent Auditor

To the Board of Directors of

Stampede Tradex Pte. Ltd.

In our opinion, the accompanying consolidated Balance Sheet and the related Consolidated Statements of Income, shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of Stampede Tradex Pte. Ltd. at March 31, 2016 and 2015 and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2016 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

AJSH & Co LLP

New Delhi, India

March 10, 2017

Stampede Tradex Pte. Ltd.

Consolidated Balance Sheets as at March 31, 2016 and 2015

As at March 31,	2016	2015
		(Amounts in USD)
ASSETS
CURRENT ASSETS
Cash	172,943	326,864
Trade receivables	2,553,036	1,031,065
Derivatives held for trading	-	330
Deferred tax asset	-	35,529
Other current assets	469,540	315,994
	3,195,519	1,709,782

FIXED ASSETS
Property, plant and equipment	7,330,408	2,163,648
TOTAL ASSETS	10,525,927	3,873,430

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Trade payable	487,440	318,750
Derivatives held for trading	24,004	120
Other payables and liabilities	10,000	19,558
Deferred tax liability	1,044,495	-
Related party balance payables	569,278	86,520
	2,135,217	424,948

STOCKHOLDERS' EQUITY
Common stock: Issued & Outstanding as at March 31, 2016: 4,920,994 and March 31, 2015: 3,739,020	3,580,000	2,735,000
Retained Earnings	4,810,709	713,482
Total Stockholders' Equity	8,390,709	3,448,482
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	10,525,926	3,873,430

The accompanying notes are an integral part of these financial statements

Stampede Tradex Pte. Ltd.

Statements of Income for the years ended March 31, 2016 and 2015

For the period ending March 31,	2016	2015
		(Amounts in USD)
Income
Revenue	16,187,019	1,177,379
Other income	75	-
	16,187,094	1,177,379

Cost of services	8,957,987	437,189
Gross Profit	7,229,107	740,190

Operating Expenses
General and administrative	2,050,649	62,237
Other operating expenses	1,206	-
Total Expenses	2,051,855	62,237

Net income before income tax provision	5,177,252	677,953
Income tax expense/ (income)	1,080,024	(35,529)
Net gain (loss) for the period	4,097,228	713,482

Net earnings (loss) per share:
Basic and diluted	1.09	8.51
Weighted average number of shares outstanding:
Basic and diluted	3,745,479	83,842

The accompanying notes are an integral part of these financial statements

Stampede Tradex Pte. Ltd.

Statements of Changes in Stockholders’ Equity for the years ended March 31, 2016 and 2015

				(Amounts in USD)
	Number of shares	Par Value	Accumulated Gain (Loss)	Shareholders' Equity

Balance as on April 01, 2014	1	1	-	1
Common Shares issued	3,739,019	2,734,999	-	2,734,999
Net gain (loss) for the year	-	-	713,482	713,482
Balance as on March 31, 2015	3,739,020	2,735,000	713,482	3,448,482

Balance as on April 01, 2015	3,739,020	2,735,000	713,482	3,448,482
Common Shares issued	1,181,974	845,000	-	845,000
Net gain (loss) for the year	-	-	4,097,228	4,097,228
Balance as on March 31, 2016	4,920,994	3,580,000	4,810,709	8,390,709

The accompanying notes are an integral part of these financial statements

Stampede Tradex Pte. Ltd.

Statements of Cash Flows for the years ended March 31, 2016 and 2015

For the period ending March 31,	2016	2015
		(Amounts in USD)
Operating activities:
Net gain (loss)	4,097,228	713,482
Accumulated Depreciation	754,694	18,323
Deferred Tax	1,080,024	(35,529)
Fair value (gain) / loss on trading securities	24,214	(210)
	5,956,160	696,066
Changes in assets and liabilities:
Trade Receivable	(1,521,971)	(1,031,065)
Other Current assets	(153,546)	(315,994)
Trade Payables	168,690	318,750
Due to related party (net)	482,758	86,520
Other Payable and Liabilities	(9,558)	19,558
Net cash provided by operating activities	4,922,533	(226,165)

Investing Activities
Purchase of property, plant and equipment	(5,921,454)	(2,181,971)
Net cash provided by investing activities	(5,921,454)	(2,181,971)

Financing activities:
Proceeds from issuance of common stock	845,000	2,734,999
Net cash provided by financing activities	845,000	2,734,999

Net increase in cash	(153,921)	326,863
Cash at the beginning of period	326,864	1
Cash at the end of period	172,943	326,864

Stampede Tradex Pte. Ltd.

Notes to Financial Statements for the years ended March 31, 2016 and 2015

Note 1: Organization and Basis of Presentation

Stampede Tradex Pte.Ltd., formerly known as Stampede Financials Pte Ltd. (“the Company”, “Stampede”) is domiciled and incorporated in the Republic of Singapore since December 08, 2010.

The registered address of the Company is:

1 Raffles Place

#41-01 One Raffles Place

Singapore 048616

On December 16, 2016, the name of the Company has been changed from “Stampede Financials Pte. Ltd.” to “Stampede Tradex Pte. Ltd.”

Stampede is a global structured finance house powered by technology and provides global trade finance solutions. Stampede is a leading Non-Bank Liquidity and Technology Solutions provider dedicated to Fixed Income, Currencies and Commodities (“FICC”) products in Asia and emerging markets. We are primarily a research driven global fintech house specialized in data handling (big data, law of Large numbers and liquidity), data processing (trade flow and hosted management solutions) and data management (robo advisory platform).

The Company is a trading member of Singapore Exchange Derivatives Clearing Limited (“SGX”), Dubai Gold and Commodities Exchange (“DGCX”), Chicago Mercantile Exchange Inc. (“CME”) Group, Intercontinental Exchange (“ICE”), Hong Kong Exchanges and Clearing Limited (“HKEX”), London Metal Exchange (“LME”) in the capital market and trading member in the futures and options market. The Company acts as a market maker where it buys and sells securities and other financial instruments.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including distribution of proprietary technology platform for trading. The revenue generation is driven primarily by transaction volume across a broad range of securities and other financial instruments.  The company is also engaged in specializing in Alternative Risk Transfer (“ART”) using global electronic markets and trading in commodities with large commodity trading houses.

The Beast Ltd. (“The Beast”) is a company incorporated under the Companies Law (as amended) of the Cayman Islands on June 5, 2015. The Beast is a wholly owned subsidiary of Stampede since June 23, 2015. The authorized capital of the Beast is United States Dollar (“USD”) 50,000 divided into 100 management shares of USD 1 par value each and 4,990,000 participating shares of USD 0.01 par value each. The Beast is  a shell company and business operations has not started till date.

As on year end, the Company was a wholly-owned subsidiary of Stampede Capital Limited (“Stampede Capital”), a company incorporated in the Republic of India and on the date of sign off the audit report, the shareholding is as below:

Stampede Capital	55%
Meenavalli Venkata Srinivas	45%

Note 2: Significant accounting policies and recent accounting pronouncements

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and have been applied consistently by group entities.

Basis of Preparation

The consolidated financial statements include the accounts of Stampede Tradex Pte. Ltd. and its subsidiaries (“Group”). The statement of income includes the results of Stampede Tradex Pte. Ltd. and The Beast.

The consolidated financial statements of the Company have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”) and are presented in USD. The Financial Statements and related disclosures as on March 31, 2016 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Stampede”, “Group”, “we”, “us”, “our” or the “Company” are to Stampede Tradex Pte.Ltd. along with its subsidiaries.

Basis of consolidation

(a)Subsidiaries

The Group consolidates entities which it controls. Control exists when the parent has power over the entity, is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns by using its control over the entity. The controlling right gives the ability to direct relevant activities, those which significantly affect the entity’s returns.

The financial statements of subsidiaries are included in the consolidated financial statements using the acquisition method of accounting from the date that control commences until the date that control ceases.

(b)Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the Consolidated Financial Statements. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(c)Non-controlling interests

Acquisitions of non-controlling interests are accounted for as transactions with equity holders in their capacity as equity holders; therefore no goodwill is recognized as a result of such transactions.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates under different assumptions or conditions.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash balances and highly liquid financial assets with original maturities of less than three months, which are subject to insignificant risk of changes in their fair value, and are used by the group in the management of its short-term commitments. Cash at bank earns interest at floating rates based on daily bank deposit rates. The cash and bank balances are denominated in United State Dollars (USD).

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2016.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share exclude all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company follows the guidelines of ASC 605-15 for revenue recognition.

Revenue from trading of commodities and services rendered is measured at the fair value of the consideration received or receivable, net of return and trade discount.

(a)Trading income, net, consists of trading gains and losses that are recorded on a trade date basis and reported on a net basis. Trading income, net, is comprised of realized gains and losses on equities, fixed income securities, currencies and commodities and rebates from exchanges.

(b)Technology services revenue, consist of fees paid by third parties for using our proprietary risk management and trading infrastructure technology and provision of associated management and hosting services. These fees include both upfront and annual recurring fees. Income from existing arrangements for technology services is recorded with revenue being recognized once persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

(c)Incentive income, is recognized on trade date basis as securities transactions occur. The Group reports incentive income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

Accounts Receivable

We make estimates of the collectability of our accounts receivable by analyzing historical payment patterns, customer concentrations, customer credit-worthiness, and current economic trends.  If the financial condition of a customer deteriorates, additional allowances may be required. Management estimates an allowance for doubtful accounts to reserve for potential losses from customer accounts deemed uncollectible.

Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Regarding our collection policy on trading receivables, there are two types of receivables: (1) receivables in the form of rebates/incentives from stock exchanges, (2) receivables from customers of technology platform services provided for trading. With the first type of receivables: rebates/incentives are received every month from stock exchanges as per the agreed contracts. With the second type of receivables, customers pay a certain percentage of transaction value every month and on the hourly basis of the technology usage.

Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.

Income Taxes

The Company is a corporation subject to Singapore corporate income tax and non-Singapore income taxes in the jurisdictions in which company or its affiliate operates. The Company records deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and measures them using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. The Company evaluates the recoverability of future tax deductions by assessing the adequacy of future expected taxable income from all sources, including reversal of temporary differences and forecasted operating earnings.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Financial Assets

The Company classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity and available-for-sale. The classification depends on the purpose for which the assets were acquired. Management determines the classification of its financial assets at initial recognition. The designation of financial assets at fair value through profit or loss is irrevocable.

Financial assets are recognized on the balance sheet only when the Company becomes a party to the contractual provisions of the financial instrument. When financial assets are recognized initially, they are measured at fair value, plus, in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs.

Financial assets are derecognized when the contractual rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership, On derecognition of a financial asset in its entirely, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that has been recognized directly in equity is recognized in the income statement.

All regular way purchases and sales of financial assets are recognized or derecognized on the trade date i.e. the date that the Company commits to purchase or sell the asset. Regular way purchases or sales of financial assets require delivery of assets within the period generally established by regulation or convention in the marketplace concerned.

(a)Financial assets of fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets classified as held for trading, and those designated at fair value through profit or loss at inception. Financial assets classified as held for trading are derivatives (including separated embedded derivatives) or are acquired principally for the purpose of selling or repurchasing it in the near term. Financial assets designated as at fair value through profit or loss at inception are those that are managed and their performances are evaluated on a value basis, in accordance with a documented Company investment strategy, derivatives are also categorized as held for trading unless they are designated as hedges.

Subsequent to initial recognition, financial assets at fair value through profit or loss are measured at fair value. Any gains or losses arising from changes in fair value of the financial assets are recognized in the income statement. Net gains or net losses on financial assets at fair value through profit or loss include exchange differences, interest and dividend income.

(b)Loans and receivables

Financial assets with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method. Gains and losses are recognized in the income statement when the loans and receivables are derecognized or impaired, and through the amortization process.

(c)Held-to-maturity investments

Financial assets with fixed or determinable payments and fixed maturity are classified as held-to-maturity when the Company has the positive intention and ability to hold the investment to maturity, if the Company were to sell other than an insignificant amount of held-to-maturity financial asset, the whole category would be reclassified as available-for-sale, subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method, gains and losses are recognized in the income statement when the held-to-maturity investments are derecognized or impaired, and through the amortization process.

(d)Available-for sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. After initial recognition, available-for-sale financial assets are measured at fair value. Any gains or losses from changes in fair value of the financial asset are recognized directly in the fair value adjustment reserve in equity, except that impairment losses, foreign exchange gains and losses on monetary items and interest calculated using the effective interest method are recognized in the income statement. The cumulative gain or loss previously recognized in equity is recognized in the income statement when the financial asset is derecognized. Investments in equity instruments whose fair value cannot be reliably measured are measured at cost less impairment loss.

Impairment of Non-Financials Assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or where an annual impairment testing for an asset is required the company makes an estimate of the assets recoverable amount.

An asset’s recoverable amount is the higher of an asset or cash generating units fair value less cost of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. Where carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset is considered impaired and its written down to its recoverable amount.

Impairment losses are recognized in profit or loss.

A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the assets recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment  loss been recognized previously, such reversal is recognized in the profit or loss.

Impairment of Financial Assets

The Company assesses at each balance sheet date whether there is any objective evidence that a financial asset is impaired.

(a)Assets carried at amortized cost

If there is objective evidence that an impairment loss on financial assets carried at amortised cost has been incurred, the amount of the loss is measured as the difference between the carrying amount of the assets and the present value of estimated future cash flows discounted at the original effective interest rate of the financial asset. The carrying amount of the asset is reduced by an allowance account. The impairment loss is recognized in the income statement.

When the asset becomes uncollectible, the carrying amount of impaired financial assets is reduced directly or if an amount was charged to the allowance account, the amounts charged to the allowance account are written off against the carrying value of the financial asset.

To determine whether there is objective evidence that an impairment loss on financial assets has been incurred, the Company considers factors such as the probability of insolvency or significant financial difficulties of the debtor and default or significant delay in payments.

The allowance for impairment loss account is reduced through the income statement in a subsequent period when the amount of impairment loss decreases and the related decreases can be objectively measured. The carrying amount of the asset previously impaired is increased to the extent that the new carrying amount does not exceed the amortized cost, had no impairment been recognized in the prior periods.

(b)Assets carried at cost

If there is objective evidence, such as adverse changes in the business environment where the issuer operates, probability of insolvency or significant financial difficulties of the issuer, that an impairment loss on financial assets carried at cost has been incurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such impairment losses are not reversed in subsequent periods.

(c)Available-for-sale assets

Significant or prolonged decline in fair value below cost, significant financial difficulties of the issuer or obligor, and the disappearance of an active trading market are considerations to determine whether to determine there is objective evidence that investment securities classified as available-for-sale financial assets are impaired.

If an available-for-sale financial asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortization) and its current fair value, less any impairment loss previously recognized in the income statement, is transferred from equity to the income statement. Reversals of impairment losses in respect of equity instruments are not recognized in the income statement. Reversals of impairment losses on debt instruments are recognized in the income statement if the increase in fair value of the debt instrument can be objectively related to an event occurring after the impairment losses were recognized in the income statement.

Fixed Assets

Depreciation on fixed assets is recognized in the income statement on a straight-line basis over the estimated useful lives of each asset as stated hereunder: -

Asset	Useful Life
Computers	4 Years
Softwares	4 Years

Depreciation methods useful lives and residual values are reviewed, and adjusted as appropriate, at each balance sheet date.

Operating Leases

Leases where the lessor effectively retains substantially all the risks and benefits of ownership of the leased asset are classified as operating leases, Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term. The aggregate benefit of incentives provided by the lessor is recognized as a reduction of rental expense over the lease term on a straight-line basis.

Employee Benefits

(a)Defined contribution plan

As required by law, the Company makes contributions to the state pension scheme, the Central Provident Fund ("CPF”). Such obligations for contributions are recognised as compensation expense in the income statement in the same period as the employment that gives rise to the obligatory contribution.

(b)Short term employee benefit

Short employee benefit obligations are measured on undiscounted basis and are expensed as the related service is provided. Liability is recognized for the amount expected to be paid if the company has a present legal or constructive obligation to pay this amount as a result of past services provided by the employee, and the obligation can be estimated reliably.

Earnings per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In January 2016, the FASB issued an ASU that provides entities guidance for the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach for certain financial liabilities as specified in this ASU. The Company does not expect the adoption of this ASU to have an impact on its Consolidated Financial Statements.

In February 2016, the FASB issued an ASU which requires lessees to recognize a right-to-use asset and a lease obligation for all leases. Lessees are permitted to make an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. Additional qualitative and quantitative disclosures, including significant judgments made by management, will be required. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach. The Company does not expect the adoption of this ASU on its Consolidated Financial Statements.

In March 2016, the FASB issued an ASU which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, classification of awards as either equity or liabilities and classification on the statement of cash flows. The guidance is effective for reporting periods beginning after December 15, 2016 and early adoption is permitted. The Company does not expect the adoption of this ASU to have a material impact on its Consolidated Financial Statements.

In August 2016, the FASB issued an ASU which clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its Consolidated Financial Statements

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Common Stock

As on April 1, 2014, the Company has paid share capital of SGD 1. During the period ending March 2015, the paid up share capital of the Company was increased from SGD 1 to SGD 3,739,020 by the issuance of 3,739,019 ordinary shares at shares at SGD 1 each to Stampede Capital amounting to USD 27,35,000.

Further, during the period ending March 2016, the paid up share capital of the Company was increased from SGD 3,739,020 to SGD 4,920,994 by the issuance of 1,181,974 ordinary shares at SGD 1 each to Stampede Capital amounting to USD 8,45,000.

These shares rank pari passu with the existing ordinary shares of the Company. The holders of ordinary shares are entitled to receive dividends as and when declared and are entitled to one vote per share at meetings of the Company. All shares rank equally with regards to residual assets of the Company.

The company has also issued shares to Mr. Meenavalli Venkata Srinivas, the Founder, Director and Chairman of the company under an agreement which has been entered on January 25, 2017. Please refer note on “Subsequent Events” for further details.

Note 5: Trade payables

Year ended March 31,	2016 (USD)	2015 (USD)
Trade payables	487,440	318,750
	487,440	318,750

Trade payables are non-interest bearing and are generally settled on average of 30 days to 60 days term. They are denominated in USD.

Note 6: Other Current Assets

As at March 31, 2016, the company has total current assets of USD 469,540 which includes rent deposits and trading deposits. As at March 31, 2015, it amounts to USD 315,994 including rent deposits, trading deposits and outstanding incentives from stock exchanges.

Note 7: Trade receivables

As at March 31, 2016, the company has a trade receivables amounting to USD 2,553,036 (as at March 31, 2015: USD 1,031,065).These receivables are unsecured. Trade receivables are non-interest bearing and are generally between 120 to 180 days (for the period ending March 31, 2015: 60 days) term. They are recognized at the original invoice amounts which represent their fair value on initial recognition. They are denominated in USD. During the period ending March 31, 2016, the company has written off the trade receivables amounting to USD 1,123,038 (March 31, 2015: Nil).

Note 8: Other payables and liabilities

As at March 31, 2016, the company has audit fee accrual amounting to USD 10,000 under the head “Other payables and liabilities”. As at March 31, 2015, the outstanding amount under “Other payables and liabilities” is USD 19,558 including audit fee, rent deposits and salaries.

Note 9: Related Party Transactions

In addition to the related party information disclosed elsewhere in the financial statements, the following significant transactions between the Company and related parties took place at terms agreed between the parties during the financial year:

Name of Parties	Description of transaction	Transaction during the year (USD)
		Period ending March 2016	Period ending March 2015
Globe7 Pte Limited	Rental sharing	4,195	2,743
Meridian Tech HK Limited	Advance for services	-	86,520
Stampede Cloud Services Pvt Ltd	IT/Back office services	551,368	-
Stampede Technologies Pte Limited	Professional charges	17,910	-

The closing balance of the above mentioned related parties is as under:

Year ended March 31,                                                       2016                       2015

                                                                                              (USD)                      (USD)

Stampeded Cloud Services Pvt Ltd                                551,368                     -

Stampede Technologies Pte

Limited                                                                           17,368                       -

Meridian tech HK Limited                                                              -               86,520

Note 10: Fixed Assets

Depreciation on fixed assets is recognized in the income statement on a straight-line basis over the estimated useful lives of each asset.

	Server	Software	Total
			(USD)
Gross Block
As on April 1, 2014	-	-	-
As on March 31, 2015	486,078	1,695,893	2,181,971
As on March 31, 2016	3,351,332	4,752,093	8,103,425
Accumulated Depreciation
As on April 1, 2014	-	-	-
As on March 31, 2015	12,720	5,603	18,323
As on March 31, 2016	273,472	499,545	773,017
Net Block
As on April 1, 2014	-	-	-
As on March 31, 2015	473,358	1,690,290	2,163,648
As on March 31, 2016	3,077,860	4,252,548	7,330,408

For the year ended March 31, 2016 the company recorded USD 754,694 (March 31, 2015: USD 18,323) in depreciation expense.

Note 11: Income Taxes

There is no tax provision for the financial year as the Company does not have any taxable income.

The current year income tax expense varied from the amount of income tax expense determined by applying the Singapore income tax rate of 17% to profit before income tax as a result of the following:

Year ended March 31,	2016	2015
	(USD)	(USD)
Net income before taxes	5,177,252	677,953
Enacted tax rates in Singapore	17.00%	17.00%
Computed tax expense	880,133	115,252
Permanent differences - Non Deductible Expense	137,986	3,197
Permanent differences - Capital Allowance	(1,018,119)	(118,449)
Timing differences - Difference in depreciation rates	1,080,024	(35,529)
Income taxes recognized in the statement of income	1,080,024	(35,529)

The provisions for income taxes consist of:

Year ended March 31,	2016	2015
	(USD)	(USD)
Domestic taxes
Current	-	-
Deferred	1,080,024	(35,529)
Aggregate taxes	1,080,024	(35,529)

The Company has unabsorbed capital allowances available for offsetting against future taxable income as follows:

Year ended March 31,	2016 (USD)	2015 (USD)
Amount at the beginning of the year	505,997	-
Amount in current year	8,184,938	1,202,545
Amount utilized in current year	(7,136,190)	(696,548)
Amount at the end of the year	1,554,745	505,997

The realization of unabsorbed capital allowances from the future taxable income is available for an unlimited future period in accordance with the provisions of Singapore Income Tax Act, if there is no substantial change in composition of the shareholders and the shareholdings in the Company at the relevant dates when the capital allowances are utilized.

The due date to file income tax return for year ending March 31, 2016 is November 30, 2017. The same will be filed in due course.

Note 12: Earnings per share (“EPS”)

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Year ended March 31,	2016	2015
Weighted average shares outstanding- Basic & Diluted (read along with note no. 4)	3,745,479	83,842

Income available to common stock holders of the group used in the basic and diluted earnings per share calculation was determined as follows:

Year ended March 31,	2016 (USD)	2015 (USD)
Net Income available for calculating basic/ diluted earnings per share	4,097,229	713,482
Basic/Diluted earnings per share	1.09	8.51

Note 13: Commitments

(a)Operating Lease commitments — as lessee

During the period ending March 31, 2016, the Company has paid a leasing rent for the lease of office premise amounting to USD 10,508 (March 31, 2015: USD 2,743). Future minimum rental payable under non-cancellable operating leases at the end of the reporting period are as follows:

Year ended March 31,	2016	2015
	(USD)	(USD)
Payable within 1 year	2,183	13,286

(b)Contingencies

The Company has no contingencies as at the year end.

Note 14: Functional and presentation currency

These accompanying financial statements are presented in USD. USD is the functional currency for the Group and its affiliates. Assets and liabilities of Stampede are recognized or derecognized on the trade date i.e. the date that the company commits to purchase or sell the asset and income statement accounts are reinstated to USD at spot rates of exchange. Gains or losses resulting from foreign currency transactions are included in net income.

Note 15: Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2015 and 2016, the Group had outstanding derivative contracts with notional amounts of USD 380,742 and USD 2,780,301 respectively, in futures contracts. The notional amount of a derivative contract does not change hands, it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2015 and 2016 significantly exceeds the possible losses that could arise from such transactions.

The fair values of outstanding derivative positions are as below:

Year ended March 31,	2016	2015
	(USD)	(USD)

Derivative assets	-	330
	-	330

Year ended March 31,	2016	2015
	(USD)	(USD)

Derivative liabilities	24,004	120
	24,004	120

Note 16: Financial risk management objectives and policies

Risk management is integral to the whole business of the Company. The Company has a system of controls in place to create an acceptable balance between the cost of risk occurring and the cost of managing the risks. The management continually monitors the risk management process of the Company to ensure that an appropriate balance between risk and control is achieved. The key financial risks of the Company include liquidity risk, foreign currency risk, interest rate risk and credit risk.

(a)Liquidity risk

There are no undiscounted cash flows for the year ended 31 March 2016 to be disclosed as all the financial instruments of the Company are due to mature within twelve months from the end of the financial year.

(b)Foreign currency risk

The Company is exposed to foreign currency risk on commitments that are denominated in currencies other than the respective functional currencies of Company entities. The Company and its entities buys and sells the goods in the same currency to hedge its foreign currency exposure. The Company does not have specific policy to manage the risk.

(c)Interest rate risk

The Company does not have any investments in fixed rate debt securities and its fixed-rate borrowings are not exposed to a risk of change in their fair value due to changes in interest rates. The Company does not have any investment in floating rate debt securities or floating rate borrowings. Short-term receivables and payables are not exposed to interest rate risk. Accordingly, no sensitivity analysis is carried out for changes in interest rates.

(d)Credit risk

Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. The Company's exposure to credit risk arises primarily from trade receivables and other current assets. The Company has a credit policy in place, which establishes credit limits for customers and monitors their balances on an on-going basis. Credit evaluations are performed on all customers requiring credit.

Note 17: Subsequent Events

Subsequent to the end of the reporting period, following are the subsequent events which have a bearing on the understanding of the financial statements:

(a)Founder’s Shares Award Agreement

The company has entered into a founder share award agreement with Mr. Meenavalli Venkata Srinivas (the “Founder”), pursuant to which company has allotted and issued 4,508,365 ordinary shares in the capital of the company at an agreed subscription price of SGD 1 to the founder on terms and condition set out therein.

The above mentioned Founder’s Share Award Agreement has been entered on January 25, 2017 and the shares were issued on February 1, 2017.

(b)Bonus shares issued

On February 7, 2017, the Company has issued 7,000,000 bonus shares to its shareholders as on date of issue at a price SGD 1 from the retained earnings of the Company.

Section D on Financial Statements

Longfin Corp - Unaudited Pro Forma Condensed Combined Financial Statement

LONGFIN CORP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

The following unaudited pro forma condensed balance sheet combines the balance sheets of Stampede Tradex Pte Ltd (“Stampede”) as of December 31, 2016 & December 31, 2015 and Longfin Corp (“Longfin”) as of February 28, 2017, giving effect to the acquisition as if it had been consummated as at the Balance Sheet.

The following unaudited pro forma condensed statement of operations for the period ended February 28, 2017 of Longfin with the unaudited statement of operations of Stampede for the period ended December 31, 2016 & December 31, 2015, giving effect to the acquisition as if it had occurred at the beginning of the periods presented.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined results.

Unaudited Pro Forma Condensed Combined Financial Information, accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Longfin identified as the accounting acquirer. ASC 805 provides that in identifying the acquiring entity, all pertinent facts and circumstances must be considered, including, but not limited to, the relative voting rights of the stockholders of the constituent companies in the combined company, significant minority voting interest, the composition of the board of directors and senior management of the combined company, the terms of the exchange of equity securities in the business combination, including the payment of any premium, and the relative size of each company. After careful consideration of all of the company-specific facts, the acquisition-related facts and the business combination agreement, Longfin and Stampede determined that the factors were neutral to or supportive of the conclusion that Longfin is the accounting acquirer.

We are providing the following information to aid you in your analysis of the financial aspects of the acquisition.

We derived the pro forma information for the period ended February 28, 2017 for the condensed financial statements from the audited financial statements of Longfin for the period ended February 28, 2017.

We derived the pro forma information for the period ended December 31, 2016 & December 31, 2015 for the condensed financial statements from the unaudited financial statements of Stampede for the period ended December 31, 2016 & December 31, 2015 respectively.

This information should be read together with Longfin’s audited financial statements and related notes, the Stampede’s audited financial statements and related notes.

The unaudited pro forma condensed information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Longfin and Stampede have not had any historical relationships prior to the acquisition. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

In the proposed acquisition of Stampede, Longfin intends to acquire 9,361,718 equity shares directly from Stampede and 7,658,365 equity shares from Mr. Venkata S Meenavalli, CEO and founder so that at the conclusion of the transactions contemplated by the Share Exchange Agreement, Longfin will own 100% share of the outstanding equity shares of Stampede in exchange for consideration consisting of 50,000,000 newly-issued equity shares at a par value $0.00001 per share.

The acquisition will be accounted for as a business combination with Longfin as the accounting acquirer. The determination of Longfin as the accounting acquirer has been made based on an evaluation of the relevant factors and circumstances of the acquisition, including among other factors that Longfin stockholders will own a majority stake of the acquired companies upon consummation of the acquisition, and that certain members of Longfin’s board of directors will serve on the board of directors of the acquired companies.  Under the purchase method of accounting, the assets and liabilities of Stampede acquired by Longfin will be recorded as of the acquisition date at their respective fair values, and added to those of Longfin.

The purchase price for the respective acquisitions will be determined based on the consideration in equity shares of Longfin given in exchange for the issued and outstanding shares of Stampede.  The allocation of the purchase price including the evaluation and computation of deferred taxes, if any, resulting from the acquisition reflected in the unaudited pro forma condensed financial statements is preliminary and subject to change based on finalization of Longfin’s valuation of the acquired assets and liabilities of Stampede. The pro forma information presented, for the purchase price allocation, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed in connection with the acquisition.  These preliminary estimates are based on available information and certain assumptions we consider reasonable and may be revised as additional information becomes available. These preliminary valuation estimates were derived by management and are reflected in the fair values in these unaudited pro forma condensed financial statements. The final purchase price allocation for the acquisition will be dependent upon the finalization of asset and liability valuations, which may depend in part on prevailing market rates and conditions. A final determination of these fair values will include assistance provided by an independent appraiser, which will be completed subsequent to the consummation of the share swap agreement. These final valuations will be based on the actual net tangible and intangible assets that existed as of the closing date of the acquisition. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a material change to the unaudited pro forma condensed financial statements, including the amount recorded in respect of additional paid in capital.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AS AT BALANCE SHEET DATE

	Longfin Corp		Stampede Tradex Pte. Ltd.
	As at February 28,		As at December 31,		Total		Elimination		Consolidated
	2017	2017	2016	2015
		(Amounts in USD)		(Amounts in USD)		(Amounts in USD)		(Amounts in USD)		(Amounts in USD)
ASSETS
CURRENT ASSETS
Cash	75	75	21,967	65,636	22,042	65,711			22,042	65,711
Trade Receivables	298,786	298,786	5,183,792	5,633,059	5,482,578	5,931,845			5,482,578	5,931,845
Derivative Asset held for Trading	-	-		1,070	-	1,070			-	1,070
Deferred Tax Asset	-	-	163,050	492,575	163,050	492,575			163,050	492,575
Other Current assets	-	-	8,516,013	-	8,516,013	-			8,516,013	-
	298,861	298,861	13,884,822	6,192,340	14,183,683	6,491,201			14,183,683	6,491,201

FIXED ASSETS
Property, Plant and Equipment	-	-	9,023,653	2,564,227	9,023,653	2,564,227			9,023,653	2,564,227
Investments	14,991,766	7,762,618	-	-	14,991,766	7,762,618	(14,991,766)	(7,762,618)	-	-
TOTAL ASSETS	15,290,627	8,061,479	22,908,475	8,756,567	38,199,102	16,818,046			23,207,337	9,055,428

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Trade Payable	280,952	280,952	5,054,698	135,899	5,335,650	416,851			5,335,650	416,851
Derivatives held for trading	-	-	-	2,938	-	2,938			-	2,938
Other payable and liabilities	12,000	12,000	27,446	7,875	39,446	19,875			39,446	19,875
Deferred tax liability/ tax payable	875	875	1,534,021	435,919	1,534,896	436,794			1,534,896	436,794
Related Party Loan	-	-	1,300,545	411,318	1,300,545	411,318			1,300,545	411,318
	293,827	293,827	7,916,710	993,950	8,210,537	1,287,777			8,210,537	1,287,777

STOCKHOLDERS' EQUITY
Common stock
Authorized: 200,000,000 shares
Issued and Outstanding: 57,500,000 shares	575	575	4,050,700	2,735,000	4,051,275	2,735,575	(4,050,700)	(2,735,000)	575	575
Additional Paid in Capital	14,991,266	7,762,118	-	470,000	14,991,266	8,232,118		(470,000)	14,991,266	7,762,118
Retained Earnings	4,959	4,959	10,941,065	4,557,617	10,946,024	4,562,576	(10,941,065)	(4,557,617)	4,959	4,959
Total Stockholders' Equity	14,996,800	7,767,652	14,991,765	7,762,617	29,988,565	15,530,268			14,996,800	7,767,652
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	15,290,627	8,061,479	22,908,475	8,756,567	38,199,102	16,818,046			23,207,337	9,055,428

Please note for the pro forma condensed combined financials has been prepared based on ASC rule 805 considering the audited financials for Longfin for the period ended 28 February 2017 and for Stampede unaudited financials for 9 months period ended 31 December 2016 and 2015

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE PERIODS

	Longfin Corp		Stampede Tradex Pte. Ltd.
	As at February 28,		As at December 31,		Consolidated
	2017	2017	2016	2015
		(Amounts in USD)		(Amounts in USD)		(Amounts in USD)
Income
Revenue	298,786	298,786	27,747,751	9,098,560	28,046,537	9,397,346
Other Income	-	-	70	54	70	54

Cost of Services	280,952	280,952	18,446,658	4,217,397	18,727,610	4,498,349

Gross Profit	17,834	17,834	9,301,163	4,881,217	9,318,997	4,899,052

Operating Expenses
General and administrative	12,000	12,000	2,676,730	562,414	2,688,730	574,414
Other operating expenses	-	-	4,552	3,220	4,552	3,220
Total Expenses	12,000	12,000	2,681,282	565,633	2,693,282	577,633

Net income before income tax provision	5,834	5,834	6,619,881	4,315,583	6,625,715	4,321,418
Income tax expense/ (income)	875	875	489,526	471,448	490,401	472,323

Net gain (loss) for the period	4,959	4,959	6,130,355	3,844,135	6,135,314	3,849,095

Net earnings (loss) per share:
Basic and diluted	0.0001	0.0001	1.23	1.03	0.11	0.07
Weighted average number of shares outstanding:
Basic and diluted	57,500,000	57,500,000	4,978,992	3,739,020	57,500,000	57,500,000

Please note for the pro forma condensed combined financials has been prepared based on ASC rule 805 considering the audited financials for Longfin for the period ended 28 February 2017 and for Stampede unaudited financials for 9 months period ended 31 December 2016 and 2015

LONGFIN CORP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

The following unaudited pro forma condensed balance sheet combines the balance sheets of Stampede Tradex Pte Ltd (“Stampede”) as of March 31, 2017 and Longfin Corp (“Longfin”) as of March 31, 2017, giving effect to the acquisition as if it had been consummated as at the Balance Sheet.

The following unaudited pro forma condensed statement of operations for the two months period ended March 31, 2017 of Longfin with the unaudited statement of operations of Stampede for the two months period ended March 31, 2017, giving effect to the acquisition as if it had occurred at the beginning of the periods presented.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined results.

Unaudited pro forma condensed combined financial information, accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Stampede identified as the accounting acquirer. ASC 805 provides that in identifying the acquiring entity, all pertinent facts and circumstances must be considered, including, but not limited to, the relative voting rights of the stockholders of the constituent companies in the combined company, significant minority voting interest, the composition of the board of directors and senior management of the combined company, the terms of the exchange of equity securities in the business combination, including the payment of any premium, and the relative size of each company. After careful consideration of all of the company-specific facts, the acquisition-related facts and the business combination agreement, Longfin and Stampede determined that the factors were neutral to or supportive of the conclusion that Longfin is the accounting acquirer.

We are providing the following information to aid you in your analysis of the financial aspects of the acquisition.

We derived the pro forma information for the two months period ended March 31, 2017 for the condensed financial statements from the unaudited financial statements of Longfin for the two months period ended March 31, 2017.

We derived the pro forma information for the two months period ended March 31, 2017 for the condensed financial statements from the unaudited financial statements of Stampede for the two months period ended March 31, 2017.

This information should be read together with Longfin’s unaudited financial statements and related notes, the Stampede’s unaudited financial statements and related notes.

The unaudited pro forma condensed information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Longfin and Stampede have not had any historical relationships prior to the acquisition. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

In the proposed acquisition of Stampede, Longfin had acquired 9,361,718 equity shares directly from Stampede and 7,658,365 equity shares from Mr Venkata S Meenavalli, CEO and founder as per the Share Exchange Agreement, Longfin now owns 100% share of the outstanding equity shares of Stampede in exchange for consideration consisting of 50,000,000 newly-issued equity shares at a par value $0.00001 per share.

The acquisition will be accounted for as a business combination with Longfin as the accounting acquirer. The determination of Longfin as the accounting acquirer has been made based on an evaluation of the relevant factors and circumstances of the acquisition, including among other factors that Longfin stockholders will own a majority stake of the acquired companies upon consummation of the acquisition, and that certain members of Longfin’s board of directors will serve on the board of directors of the acquired companies.  Under the purchase method of accounting, the assets and liabilities of Stampede acquired by Longfin will be recorded as of the acquisition date at their respective fair values, and added to those of Longfin.

The purchase price for the respective acquisitions will be determined based on the consideration in equity shares of Longfin given in exchange for the issued and outstanding shares of Stampede.  The allocation of the purchase price including the evaluation and computation of deferred taxes, if any, resulting from the acquisition reflected in the unaudited pro forma condensed financial statements is preliminary and subject to change based on finalization of Longfin’s valuation of the acquired assets and liabilities of Stampede. The pro forma information presented, for the purchase price allocation, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed in connection with the acquisition.  These preliminary estimates are based on available information and certain assumptions we consider reasonable and may be revised as additional information becomes available. These preliminary valuation estimates were derived by management and are reflected in the fair values in these unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AS AT BALANCE SHEET DATE

	Longfin Corp	Stampede Tradex Pte. Ltd.	Total	Elimination	Consolidated
	As at March 31,	As at March 31,	As at March 31,	As at March 31,	As at March 31,
	2017	2017	2017	2017	2017
					(Amounts in USD)
ASSETS
CURRENT ASSETS
Cash and bank	75	47,332	47,407		47,407
Trade Receivables	701,539	8,530,319	9,231,858		9,231,858
Due from related parties	-	25,500	25,500	(25,500)	-
Other Current assets	-	252,235	252,235		252,235
	701,614	8,855,386	9,557,000		9,531,500

FIXED ASSETS
Property,Plant and Equipment	-	9,804,143	9,804,143		9,804,143
Investments	15,981,560	-	15,981,560	(15,981,560)	-
TOTAL ASSETS	16,683,174	18,659,529	35,342,703		19,335,643

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Trade Payable	637,628	-	637,628		637,628
Derivatives held for trading	-	-	-		-
Other payable and liabilities	17,000	37,120	54,120		54,120
Deferred tax liability/ tax payable	2,875	1,686,562	1,689,437		1,689,437
Due to related party	25,500	954,287	979,787	(25,500)	954,287
	683,003	2,677,969	3,360,972		3,335,472

STOCKHOLDERS' EQUITY
Common stock
Authorized: 200,000,000 shares
Issued and Outstanding: 57,500,000 shares	575	8,966,195	8,966,770	(8,966,195)	575
Additional Paid in Capital	15,981,060	-	15,981,060		15,981,060
Retained Earnings	18,536	7,015,365	7,033,901	(7,015,365)	18,536
Total Stockholders' Equity	16,000,171	15,981,560	31,981,731		16,000,171
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	16,683,174	18,659,529	35,342,703		19,335,643

Please note that the pro forma condensed combined financials has been prepared based on ASC rule 805 considering the unaudited financials for Longfin as at March 31, 2017 and the unaudited financials for Stampede as at March 31, 2017.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE PERIODS

	Longfin Corp	Stampede Tradex Pte. Ltd.	Consolidated
	For period Feb 2017 till March 2017	For period Feb 2017 till March 2017	For period Feb 2017 till March 2017

			(Amounts in USD)
Income
Revenue	701,539	2,077,162	2,778,701
Other Income	-	8	8

Cost of Services	637,628	1,497,328	2,134,956

Gross Profit	63,911	579,842	643,753

Operating Expenses
General and administrative	42,500	541,005	583,505
Other operating expenses	-	-	-
Total Expenses	42,500	541,005	583,505

Net income before income tax provision	21,411	38,837	60,248
Income tax expense/ (income)	2,875	3,198	6,073

Net gain (loss) for the period	18,536	35,639	54,175

Net earnings (loss) per share:
Basic and diluted	0.0003	0.01	0.00
Weighted average number of shares outstanding:
Basic and diluted	57,500,000	4,978,992	57,500,000

Please note that the pro forma condensed combined financials has been prepared based on ASC rule 805 considering the unaudited financials for Longfin for the two months period ended March 31, 2017 and unaudited financials of Stampede for the two months period ended 31 March 2017.

15.      INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Amended and Restated Underwriting Agreement, dated September 28, 2017, between Longfin Corp. and Network 1 Financial Securities, Inc.
2.1*	Certificate of Incorporation of Longfin Corp., dated February 1, 2017
2.2*	Amendment to Certificate of Incorporation of Longfin Corp., dated June 21, 2017
2.3*	Bylaws of Longfin Corp., dated February 1, 2017
2.4*	Amended Bylaws of Longfin Corp., effective August 24, 2017
4.1*	Form of Subscription Agreement
6.1*	Share Exchange Agreement, dated March 1, 2017, between Longfin Corp. and Stampede Tradex Pte. Ltd.
6.2*	Addendum to Share Exchange Agreement, dated April 20, 2017, between Longfin Corp. and Stampede Tradex Pte. Ltd.
8.1*	Escrow Agreement, dated September 13, 2017, by and among Longfin Corp., Network 1 Financial Securities, Inc. and Continental Stock Transfer & Trust Company
11.1*	Consent of Public Accountant, AJSH & Co LLP
11.2*	Consent of Counsel, Christopher A. Kozlowski, Esq. (included in Exhibit 12 and incorporated by reference herein)
12.1*	Legal Opinion of Christopher A. Kozlowski, Esq.
15.1*	Roadshow Marketing Presentation

*Previously filed.

1.SIGNATURES

LongFin Corp

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of New York, State of New York, on November 3, 2017.

LongFin Corp
By: Name:	/s/Venkata S. Meenavalli Venkata S. Meenavalli
Title:	Chief Executive Officer and Director (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Venkata S. Meenavalli Venkata S. Meenavalli	Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2017
/s/ Yogesh Patel Yogesh Patel	Director	November 3, 2017
/s/ Krishanu Singhal Krishanu Singhal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2017
/s/ Raj Mondraty Raj Mondraty	Chief Operating Officer	November 3, 2017
/s/ Vivek Kumar Ratakonda Vivek Kumar Ratakonda	Chief Compliance Officer	November 3, 2017
/s/Linga Murthy Gaddi Linga Murthy Gaddi /s/ Emmanuel Dasi Emmanuel Dasi	Chief Technical Officer Chief Investment Officer	November 3, 2017 November 3, 2017